                                                     Registration No. 333-108545
    As filed with the Securities and Exchange Commission on October 23, 2003
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         HYUNDAI ABS FUNDING CORPORATION
                   as Depositor to the Issuer described herein
             (Exact name of registrant as specified in its charter)

              Delaware                                           6189                                     33-0978453
  (State or other jurisdiction of                    (Primary Standard Industrial                      (I.R.S. Employer
   incorporation or organization)                    Classification Code Number)                    Identification Number)

                                                       10550 Talbert Avenue
                                                 Fountain Valley, California 92708
                                                          (714) 594-1579
                                                 (Address, including zip code, and
                                                          telephone number,
                                   including area code, of registrant's principal executive offices)

                                David A. Hoeller
                             Vice President, Finance
                          Hyundai Motor Finance Company
                              10550 Talbert Avenue
                        Fountain Valley, California 92708
                                 (714) 965-3000
                       (Name, address, including zip code,
                                  and telephone
               number, including area code, of agent for service)

                                   Copies to:
                              Scott R. Smith, Esq.
                              Latham & Watkins LLP
                          885 Third Avenue, Suite 1000
                            New York, New York 10022
                                 (212) 906-1200

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                          -----------------------------
                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
Proposed Title of Each Class                                                                                    Amount of
     of Securities to be                               Proposed Maximum Offering  Proposed Maximum Aggregate  Registration
         Registered          Amount to Be Registered    Price Per Unit (1)         Offering Price (1)             Fee (2)
------------------------------------------------------------------------------- ---------------------------------------------
     Asset-Backed Notes          $1,000,000,000               100%                    $1,000,000,000              $80,900
=============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Previously paid.

                          -----------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                             INTRODUCTORY STATEMENT

This Registration Statement contains:

o a Prospectus relating to the offering of a series of Asset-Backed Notes by various trusts and/or limited liability companies created from time to time by the Registrant; and

o two forms of Prospectus Supplement relating to offerings of particular series of Asset-Backed Notes described therein, such forms of Prospectus Supplement designated as Form 1 and Form 2 on the respective front pages thereof.

********************************************************************************

The information in this prospectus supplement is not complete and may be changed. We may not sell the notes described in this prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the laws in that state do not permit the seller to offer or sell these notes.

********************************************************************************

                                                                       FORM 1(1)

Subject to Completion, Dated October [__], 2003
PROSPECTUS SUPPLEMENT
(To Prospectus Dated October [__], 2003)

                                 [HYUNDAI LOGO]

                                  $753,347,000

                      Hyundai Auto Receivables Trust 2003-A
                                     Issuer

                         Hyundai ABS Funding Corporation
                                    Depositor

                          Hyundai Motor Finance Company
                               Seller and Servicer

--------------------------------------------------------------------------------
You should carefully read the "risk factors", beginning on page S-12 of this prospectus supplement and page 1 of the prospectus.

The notes are asset-backed securities. The notes will be the sole obligation of the issuer and will not be obligations of or guaranteed by Hyundai Motor Finance Company, Hyundai ABS Funding Corporation or any of their affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.
--------------------------------------------------------------------------------

The following notes are being offered by this prospectus supplement:

                        Principal                          Stated Maturity
                         Amount         Interest Rate            Date
                        ---------       -------------      ---------------
Class A-1 Notes......   $170,000,000             %         November 15, 2004
Class A-2 Notes......   $241,000,000             %         September 15, 2006
Class A-3 Notes......   $130,000,000             %         November 15, 2007
Class A-4 Notes......   $120,618,000             %         October 15, 2010
Class B Notes........   $ 39,034,000             %         October 15, 2010
Class C Notes........   $ 11,710,000             %         October 15, 2010
Class D Notes........   $ 40,985,000             %         October 15, 2010
   Total.............   $753,347,000

                        Initial Public   Underwriting   Proceeds to the
                        Offering Price     Discount        Depositor
                        --------------   ------------   ---------------
Per Class A-1 Note...                 %              %                 %
Per Class A-2 Note...                 %              %                 %

----------
(1) This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form, to reflect the specific parties, the structure of the securities, servicing provisions, receivables pool and provisions of the transaction documents.

Per Class A-3 Note...                 %              %                 %
Per Class A-4 Note...                 %              %                 %
Per Class B Note.....                 %              %                 %
Per Class C Note.....                 %              %                 %
Per Class D Note.....                 %              %                 %
   Total ............   $                $              $

          o The notes are payable solely from the assets of the issuer, which consist primarily of motor vehicle retail installment sale contracts that are secured by new and used automobiles and light-duty trucks.

          o The issuer will pay interest and principal on the notes on the 15th day of each month, or the next business day if such 15th day is not a business day, starting on December 15, 2003.

          o The issuer will pay principal on the notes in accordance with the payment priorities described in this prospectus supplement.

          o Credit enhancement will consist of overcollateralization, a reserve account with an initial deposit of $[___], and the subordination of the certificateholder's right to receive excess interest.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 [Underwriters]

           The date of this prospectus supplement is October __, 2003.

                                TABLE OF CONTENTS

                             Prospectus supplement

                                                                                     Page
                                                                                     ----
SUMMARY OF TERMS..................................................................    S-3
RISK FACTORS......................................................................   S-12
USE OF PROCEEDS...................................................................   S-20
THE ISSUER........................................................................   S-21
THE RECEIVABLES POOL..............................................................   S-22
THE DEPOSITOR.....................................................................   S-27
HYUNDAI MOTOR FINANCE COMPANY.....................................................   S-27
WEIGHTED AVERAGE LIFE OF THE NOTES................................................   S-29
THE NOTES.........................................................................   S-35
CREDIT ENHANCEMENT................................................................   S-44
YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT.....................................   S-46
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS..............................   S-49
LEGAL INVESTMENT..................................................................   S-51
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES............................   S-51
ERISA CONSIDERATIONS..............................................................   S-51
UNDERWRITING......................................................................   S-53
FORWARD-LOOKING STATEMENTS........................................................   S-54
LEGAL OPINIONS....................................................................   S-54
GLOSSARY..........................................................................   S-55
INDEX.............................................................................   S-59

                                   Prospectus

RISK FACTORS..............................................   1
CAPITALIZED TERMS.........................................   5
DESCRIPTION OF THE ISSUERS................................   5
DESCRIPTION OF THE OWNER TRUSTEE..........................   6
DESCRIPTION OF THE RECEIVABLES............................   6
ORIGINATION AND SERVICING PROCEDURES......................   7
PREFUNDING ARRANGEMENT....................................  12
MATURITY AND PREPAYMENT CONSIDERATIONS....................  13
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION...........  14
USE OF PROCEEDS...........................................  14
DESCRIPTION OF THE DEPOSITOR..............................  14
DESCRIPTION OF THE NOTES..................................  14
DESCRIPTION OF THE TRANSACTION AGREEMENTS.................  25
DESCRIPTION OF THE INDENTURE..............................  33
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES.................  38
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES....  43
STATE AND LOCAL TAX CONSEQUENCES..........................  48
ERISA CONSIDERATIONS......................................  48
UNDERWRITING..............................................  52
FORWARD-LOOKING STATEMENTS................................  53
RATING OF THE NOTES.......................................  53
REPORTS TO NOTEHOLDERS....................................  53
WHERE YOU CAN FIND MORE INFORMATION.......................  53
INCORPORATION BY REFERENCE................................  54
LEGAL MATTERS.............................................  54
GLOSSARY..................................................  55
INDEX.....................................................  57

                  WHERE TO FIND INFORMATION IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          This prospectus supplement and the attached prospectus provide information about the issuer and the notes offered by this prospectus supplement and the accompanying prospectus.

          We tell you about the notes in two separate documents that progressively provide more detail:

          o the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

          o this prospectus supplement, which describes the specific terms of your notes.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

          We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under "Index" beginning on page S-59 of this prospectus supplement and page 57 of the accompanying prospectus.

          If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

          This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding of the offering. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuer..................   Hyundai Auto Receivables Trust 2003-A, a Delaware
                           statutory trust, will issue the notes. The principal assets of the issuer will be a pool of motor vehicle retail installment sale contracts.

Depositor...............   Hyundai ABS Funding Corporation, a Delaware
                           corporation, a wholly-owned special purpose subsidiary of Hyundai Motor Finance Company, is the depositor. The depositor will sell the motor vehicle retail installment sale contracts to the issuer.

                           You may contact the depositor by mail at 10550 Talbert Avenue, Fountain Valley, California 92708, or by calling (714) 594-1579.

Seller..................   Hyundai Motor Finance Company, a California
                           corporation, will sell the motor vehicle retail installment sale contracts to the depositor.

Servicer................   Hyundai Motor Finance Company will act as the
                           servicer. The servicer will service the motor vehicle retail installment sale contracts held by the issuer.

Administrator...........   Hyundai Motor Finance Company will act as
                           administrator of the issuer.

Trustees................   Wells Fargo Bank Minnesota, National Association, a
                           national banking association, will be the indenture trustee.

                           Wilmington Trust Company, a Delaware banking corporation, will be the owner trustee.

THE OFFERED NOTES.......   The issuer will issue the following notes:

                                             Principal
                                Class         Balance    Interest Rate
                           ---------------   ---------   -------------
                           Class A-1 notes   $                        %
                           Class A-2 notes   $                        %
                           Class A-3 notes   $                        %
                           Class A-4 notes   $                        %
                           Class B notes     $                        %
                           Class C notes     $                        %
                           Class D notes     $                        %

                           The issuer will also issue one certificate, which represents the residual interest in the issuer and is not offered hereby, and to which we refer herein as the certificate. The depositor will initially retain the certificate. Any information in this prospectus supplement relating to the certificate is presented solely to provide you with a better understanding of the notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           The notes are issuable in an initial denomination of $1,000 and integral multiples of $1,000 in excess thereof (except for one note of each class which may be issued in a denomination other than an integral multiple of $1,000).

                           The issuer expects to issue the notes on or about November [__], 2003, which we refer to herein as the closing date.

SERVICING FEE...........   The servicing fee for the calendar month immediately
                           preceding any payment date (a collection period) will be one-twelfth of 1.00% of the pool balance as of the first day of the related collection period or, in the case of the first payment date, the pool balance as of the cut-off date. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period any late fees and any other administrative fees and expenses or similar charges collected during that collection period, plus any investment earnings or interest earned during that collection period from the investment of monies on deposit in the collection account and the note distribution account.

ADVANCES................   The servicer may elect to make a payment with respect
                           to the aggregate amount of interest to be paid by obligors during the related collection period that remained unpaid at the end of such collection period.
                           We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable shall be repaid from subsequent payments on, or liquidation proceeds or other payments with respect to, such receivable.

PRINCIPAL AND
INTEREST................   Principal payments to be made will generally be
                           divided among the classes of notes in a manner intended to maintain credit enhancement, including amounts on deposit in the reserve account, for each such class (after giving effect to such allocation) in an amount equal to the greater of the target overcollateralization amount and the following approximate percentage of the aggregate principal balance of the contracts as of the last day of the preceding month: [__]% for the Class A notes, [__]% for the Class B notes, [__]% for the Class C notes and [__]% for the Class D notes; provided, however, that prior to the payment date on which the Class A-1 notes are paid in full, all funds on deposit in the principal distribution account will be distributed to the Class A-1 notes. As a result of this allocation, after the Class A-1 notes are paid in full and after the required credit enhancement for the Class A notes is met, the Class B, Class C and Class D notes may receive a disproportionately larger percentage of principal distributions than the Class A notes that remain outstanding.

                           On each payment date after a specified event of default under the indenture occurs and the notes are accelerated or the receivables are liquidated, no distributions of principal or interest will be made on the Class B notes until the payment in full of principal and interest on the Class A notes. Payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes, Class A-3 notes and Class A-4 notes. In addition, no distributions of principal or interest will be made on the Class C notes until payment in full of principal and interest on the Class B notes, and no distributions of principal or interest will be made on the Class D notes until payment in full of principal and interest on the Class C notes.

                           The issuer will pay interest on the notes monthly, on the 15th day of each month (or on the next business day), which we refer to herein as the payment date. The first payment date is December 15, 2003 . So long as the notes are in book-entry form, the issuer will make payments on the notes to the holders of record on the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           day immediately preceding the payment date, which we refer to herein as the record date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the payment date.

                           The issuer will generally pay principal on the notes in the following amounts and order of priority:

                                o to the Class A notes, the class A principal distributable amount in the following order of priority:

                                     o    to the Class A-1 notes, until the
                                          Class A-1 notes are paid in full;

                                     o    to the Class A-2 notes, until the
                                          Class A-2 notes are paid in full;

                                     o    to the Class A-3 notes, until the
                                          Class A-3 notes are paid in full;

                                     o    to the Class A-4 notes, until the
                                          Class A-4 notes are paid in full;

                                o to the Class B notes, the class B principal distributable amount until the Class B notes are paid in full;

                                o to the Class C notes, the class C principal distributable amount until the Class C notes are paid in full; and

                                o to the Class D notes, the class D principal distributable amount until the Class D notes are paid in full.

                           The Class A-1 notes will accrue interest on the basis of a 360 day year and the actual number of days from the previous payment date to but excluding the next payment date, except that the first interest accrual period will be from the closing date to but excluding December 15, 2003. This means that the interest due on each payment date will be the product of:

                                o    the outstanding principal amount of the
                                     Class A-1 notes;

                                o    the interest rate; and

                                o the actual number of days elapsed since the previous payment date (or in the case of the first payment date, since the closing date), to but excluding the current payment date, divided by 360.

                           The Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will accrue interest on the basis of a 360 day year consisting of twelve 30 day months from the [___] day of each calendar month to but excluding the [___] day of the succeeding calendar month, except that the first interest accrual period will be from the closing date to but excluding December 15, 2003. This means that the interest due on each payment date will be the product of:

                                o    the outstanding principal amount of the
                                     related class of notes;

                                o    the applicable interest rate; and

                                o 30 (or, in the case of the first payment date, [__]) divided by 360.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Early Redemption of
the Notes...............   The servicer may purchase all the receivables when
                           the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cut-off date. If the servicer exercises this "clean up call" option, any notes outstanding will be redeemed.

ISSUER PROPERTY.........   The primary assets of the issuer will be a pool of
                           motor vehicle retail installment sale contracts secured by new and used automobiles and light duty trucks. We refer to these contracts herein as receivables or motor vehicle receivables, to the pool of those receivables as the receivable pool and to the persons who financed their purchases with these contracts as obligors.

                           The receivables identified on the schedule of receivables delivered by the seller on the closing date will be transferred to the depositor by the seller and then transferred by the depositor to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the noteholders.

                           In addition to the receivables, the issuer property will also include the following:

                                o security interests in the vehicles financed by the receivables, which we refer to herein as the financed vehicles;

                                o    any other property securing the
                                     receivables;

                                o    all recourse rights against the dealers
                                     which originated the receivables;

                                o rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

                                o amounts on deposit in the accounts owned by the issuer and eligible investments in those accounts;

                                o    certain rights under the receivables
                                     purchase agreement between the depositor and the seller; and

                                o    the proceeds of the receivables and the
                                     proceeds of any and all of the above.

                           As of September 30, 2003, which we refer to herein as the cut-off date, the receivables have the following characteristics:

                                o    Aggregate Principal
                                     Balance.....................$815,463,348.54

                                o    Number of Receivables................52,845

                                o    Weighted Average Contract Rate...... 7.296%

                                o    Weighted Average Original
                                     Term............................62.3 months

                                o    Weighted Average Remaining
                                     Term............................56.0 months

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CREDIT ENHANCEMENT......   Credit enhancement is intended to protect you against
                           losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the notes will be as follows:

                               Class A notes  Subordination of the Class B
                                              notes, subordination of the Class
                                              C notes, subordination of the
                                              Class D notes, the reserve
                                              account, overcollateralization and
                                              the subordination of the
                                              certificateholder's right
                                              to receive excess collections.

                               Class B notes  Subordination of the Class C
                                              notes, subordination of the Class
                                              D notes, the reserve account,
                                              overcollateralization and the
                                              subordination of the
                                              certificateholder's right to
                                              receive excess collections.

                               Class C notes  Subordination of the Class D
                                              notes, the reserve account,
                                              overcollateralization and the
                                              subordination of the
                                              certificateholder's right to
                                              receive excess collections.

                               Class D notes  The reserve account,
                                              overcollateralization and the
                                              subordination of the
                                              certificateholder's right to
                                              receive excess collections.

Subordination of
Principal and
Interest................   As long as the Class A notes remain outstanding:

                                o payments of interest on the Class B notes, the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal on the Class A notes; and

                                o payments of principal on the Class B notes, the Class C notes and the Class D notes will be subordinated to payment of interest and principal on the Class A notes.

                           As long as the Class A notes or Class B notes remain outstanding:

                                o payments of interest on the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and Class B notes and, in certain circumstances, payments of principal on the Class A notes and the Class B notes; and

                                o payments of principal on the Class C notes and the Class D notes will be subordinated to payment of interest and principal on the Class A notes and the Class B notes.

                           As long as the Class A notes, Class B notes or Class C notes remain outstanding:

                                o payments of interest on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and, in certain circumstances, payments of principal on the Class A notes, the Class B notes and the Class C notes; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                o payments of principal on the Class D notes will be subordinated to payment of interest and principal on the Class A notes, the Class B notes and the Class C notes.

                           See "The Notes--Payments of Interest" and
                           "--Payments of Principal" in this prospectus supplement.

Reserve Account.........   On the closing date, the issuer will establish an
                           account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $[___________] which is [___]% of the adjusted pool balance as of the cut-off date. The reserve account will be an asset of the issuer and will be an eligible account held by the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.

                           On each payment date, after making required payments to the servicer and the holders of the notes, the issuer will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

                           The amount which we refer to as the reserve account required amount with respect to any payment date is equal to [___]% of the adjusted pool balance. However, in no event will the reserve account required amount be more than the then outstanding principal amount of the notes. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

                           All amounts on deposit in the reserve account on any payment date will be available to make up shortfalls in the amounts payable to the noteholders on such payment date to the extent described herein. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the certificateholder, subject to certain conditions set forth in the sale and servicing agreement. The noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

                           Amounts on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments. Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuer.

Excess Collections......   The certificateholder is entitled to receive
                           collections on the receivables which are not used by the issuer to make other required payments. The certificateholder's right to receive excess collections is subordinated to the payment of the amounts described in clauses 1 through 11 under "--Payment Waterfall" below.

Overcollateralization...   On the closing date, the adjusted pool balance will
                           exceed the principal amount of the notes of all classes by approximately $[__________], which is approximately [___]% of the adjusted pool balance as of the cut-off date. This excess represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to [__]% of the outstanding adjusted pool balance less the amounts in the reserve account after withdrawals from the reserve account but prior to deposits to the reserve account. In general, the target amount of overcollateralization will decrease as the adjusted pool balance decreases. However, the target amount of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           overcollateralization on any payment date will never be less than [___]% of the adjusted pool balance as of the cut-off date.

ADJUSTED POOL BALANCE...   The adjusted pool balance on any day is equal to the
                           aggregate principal balance of the receivables as of the end of a collection period or, initially, as of the cut-off date, minus the yield supplement overcollateralization amount as of the related payment date or, initially, as of the cut-off date.

YIELD SUPPLEMENT
OVERCOLLATERALIZATION
AMOUNT..................   On the closing date, the initial yield supplement
                           overcollateralization amount will be $[_________], which is approximately [___]% of the aggregate principal balance of the receivables as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on some of the receivables.

PAYMENT WATERFALL.......   From collections on the receivables during the prior
                           calendar month and amounts withdrawn from the reserve account, the issuer will pay the following amounts on each payment date generally in the following order of priority:

                           1. To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unreimbursed advances,

                           2. To the Class A noteholders, the accrued and unpaid interest on the Class A notes,

                           3. To the principal distribution account, the first priority principal distribution amount which will generally be an amount equal to the excess of:

                                o    the outstanding principal amount of the
                                     Class A notes, over

                                o    the adjusted pool balance;

                           4.   To the Class B noteholders, accrued and
                                unpaid interest on the Class B notes,

                           5. To the principal distribution account, the second priority principal distribution amount which will generally be an amount equal to the excess of:

                                o the sum of the outstanding principal amount of the Class A notes and Class B notes, over

                                o    the adjusted pool balance;

                                provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clause 3 above,

                           6. To the Class C noteholders, accrued and unpaid interest on the Class C notes,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           7. To the principal distribution account, the third priority principal distribution amount which will generally be an amount equal to the excess of:

                                o the sum of the outstanding principal amount of the Class A notes, Class B notes and Class C notes, over

                                o    the adjusted pool balance;

                                provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses 3 and 5 above,

                           8. To the Class D noteholders, accrued and unpaid interest on the Class D notes,

                           9. To the principal distribution account, the regular principal distribution amount which will generally be an amount equal to the excess of:

                                o the sum of the outstanding principal amount of the notes, over

                                o the adjusted pool balance minus the target overcollateralization amount;

                                provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses 3, 5 and 7 above,

                           10. To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

                           11. To the indenture trustee and the owner trustee, the indenture trustee fee and owner trustee fee, respectively, to the extent not paid by the servicer, and all unpaid indenture trustee fees and owner trustee fees from prior collection periods to the extent not otherwise paid by the servicer, and

                           12. Any remaining funds will be distributed to the holder of the certificate, which we refer to herein as the certificateholder.

                                For more detailed information concerning the payment waterfall, you should refer to "The Notes."

Tax Status..............   Latham & Watkins LLP, special federal tax counsel to
                           the depositor, is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for U.S. federal income tax purposes: (1) the notes will be characterized as indebtedness and
                           (2) the issuer will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

                           If you purchase the notes, you will agree to treat the notes as debt for federal, state and local income and franchise tax purposes. The depositor and any subsequent purchaser of the certificate will agree to treat the issuer for federal, state and local income tax purposes: (1) as either a partnership or a grantor trust in which the certificateholders are partners or grantors, as the case may be, or (2) if there is only one beneficial owner of the certificate, as either a "disregarded entity" or a grantor trust.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           See "Material United States Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations....   Subject to the satisfaction of important conditions
                           described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by employee benefit plans or individual retirement accounts. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold "plan assets" of any employee benefit plan or other plan, you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

                           See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Registration,
Clearance and
Settlement..............   The notes will be issued in book-entry form through
                           DTC, Clearstream or Euroclear.

Money Market
Investment..............   The Class A-1 notes have been structured to be
                           eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company
                           Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, before making such a purchase you should consult your counsel regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund's investment policies and objectives.

Ratings.................   It is a condition to the issuance of the notes that
                           the notes will receive the following ratings from Standard & Poor's Ratings Services, a division of the
                           McGraw-Hill Companies, Inc. and referred to herein as Standard & Poor's, Moody's Investors Service, Inc., which we refer to herein as Moody's, and Fitch, Inc., which we refer to herein as Fitch. We refer herein to Fitch, Standard & Poor's and Moody's each as a rating agency and together as the rating agencies:

                                   Standard
                           Class   & Poor's   Moody's   Fitch
                           -----   --------   -------   -----
                           A-1
                           A-2
                           A-3
                           A-4
                           B
                           C
                           D

                           There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.

--------------------------------------------------------------------------------

                                  RISK FACTORS

          An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors on page 1 of the accompanying prospectus.

The return on your notes may       A deterioration in economic conditions could
be reduced due to varying          adversely affect the ability and willingness
economic circumstances.            of obligors to meet their payment obligations
                                   under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

Features of the receivables pool   There are a number of features of the
may result in losses.              receivables in the pool that create
                                   additional risk of loss, including the
                                   following:

                                   o    The concentration of the receivables in
                                        specific geographic areas may increase
                                        the risk of loss. Economic and
                                        weather-related conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuer with respect to the receivables. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist. As of the cut-off date, the seller's records indicate that, based on the state where the vehicles relating to the receivables are titled, the receivables were concentrated in the following states:

                                                              Percentage
                                                               of Total
                                                 State     Principal Balance
                                              ----------   -----------------
                                                Texas             8.38%

                                               Florida            8.12%

                                               New York           7.39%

                                               Arkansas           6.99%

                                              California          6.94%

                                               Illinois           6.21%

                                                 Ohio             5.52%

                                        No other state constituted more than
                                        5.00% of the aggregate principal balance of the receivables as of the cut-off date.

                                        For a discussion of the breakdown of the receivables by state, we refer you to "The Receivables Pool" in this prospectus supplement.

                                   o    Newly originated contracts may be more
                                        likely to default, which may cause
                                        losses. Defaults on motor vehicle
                                        receivables tend to occur at higher
                                        rates during the early years of the
                                        contract. Substantially all of the
                                        receivables will have been originated
                                        within 12 months prior to the sale to
                                        the issuer. As a result, the issuer may
                                        experience higher rates of default on
                                        the receivables than if the receivables
                                        had been outstanding for a longer period of time.

Your yield to maturity may be      The pre-tax yield to maturity is uncertain
reduced by prepayments.            and will depend on a number of factors
                                   including the following:

                                   o    The rate of return of principal is
                                        uncertain. The amount of distributions
                                        of principal on your notes and the time
                                        when you receive those distributions
                                        depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

                                   o    You may be unable to reinvest
                                        distributions in comparable investments.
                                        Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

                                   o    An early redemption will shorten the
                                        life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a "clean-up call" redemption by the servicer, you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.


Used vehicles included in the      Some of the receivables are secured by
receivables pool may incur         financed vehicles that are used. Because the
higher losses than new vehicles.   value of a used vehicle is more difficult to
                                   determine, a greater loss may be incurred if a used vehicle must be repossessed and sold.
                                   See "The Receivables Pool--Composition of the
                                   Receivables Pool" in this prospectus
                                   supplement.

The notes may not be a suitable    The notes are not a suitable investment if
investment for you.                you require a regular or predictable schedule
                                   of payments or payment on any specific date.
                                   The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

Repurchase obligations are         The issuer will be obligated to remove from
limited.                           the issuer property, the depositor will be
                                   obligated to repurchase from the issuer and the seller will be obligated to repurchase from the depositor, any receivable if there is a breach of the representations or warranties with respect to such receivable
                                   (and such breach is not cured) which
                                   materially and adversely affects the
                                   interests of the noteholders in such
                                   receivable. The issuer, the depositor and the seller will represent that each receivable is secured by a financed vehicle and that each receivable meets the underwriting guidelines for similar receivables. The issuer, the depositor and the seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles.
                                   While the issuer, the depositor and the
                                   seller are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the noteholders in such receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

Withdrawal or downgrading of       A rating is not a recommendation to buy, sell
the initial ratings of the notes   or hold notes. The ratings are an assessment
will affect the prices for the     by the rating agencies of the likelihood that
notes upon resale.                 interest on a class of notes will be paid on
                                   a timely basis and that a class of notes will be paid in full by its stated maturity date.
                                   Similar ratings on different types of notes do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and affect your ability to resell your notes. The ratings do not consider to what extent the notes will be subject to prepayment.

Subordinated noteholders may       If an event of default occurs under the
not be able to direct the          indenture, only the holders of the
indenture trustee upon an event    controlling class of notes may waive that
of default under the indenture.    event of default, accelerate the maturity
                                   dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

You may suffer delays in           No principal will be paid on any class of
payment or losses as a result of   notes until the Class A-1 notes have been
the manner in which principal      paid in full. After the Class A-1 notes have
of the notes is paid.              been paid in full, the aggregate principal
                                   distribution amount for any payment date will be divided among the remaining classes of the Class A notes, the Class B notes, the Class C notes and the Class D notes in a manner intended to maintain the credit enhancement, including amounts on deposit in the reserve account, for each such class, after giving effect to such allocation, in an amount equal to the greater of the target overcollateralization amount and the following approximate percentages of the aggregate principal balances of the receivables: [__] for the remaining Class A notes, [__] for the Class B notes, [__] for the Class C notes and [__] for the Class D notes. In addition, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes feature sequential payments of principal.

                                   A portion of the principal of the Class B notes, the Class C notes and the Class D notes may be paid before payment in full of the later maturing classes of Class A notes. Holders of the Class B notes, the Class C notes and the Class D notes are not required to return any amounts paid to them as principal even if an event of default under the indenture occurs and the indenture trustee sells the assets of the issuer at a price insufficient to pay the balance of the later maturing classes of Class A notes. If this occurs, the holders of later maturing classes of Class A notes could suffer a loss on their investment.

                                   In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under "--The occurrence of an event of default under the indenture may delay payments on the Class B notes, the Class C notes and the Class D notes", the subordination of the Class B notes, the Class C notes and the Class D notes will increase after an event of default occurs, resulting in an even more pronounced effect on payment.

                                   As a result, the yields of the later maturing classes of Class A notes will be sensitive, and the yields of the Class B notes, Class C notes and Class D notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Your notes may not be repaid       It is expected that final payment of each
on their stated maturity date      class of notes will occur on or prior to the
                                   respective stated maturity dates. Failure to make final payment of any class of notes on or prior to the respective stated maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the stated maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the stated maturity date for that class.

Failure to pay principal on your   The amount of principal required to be paid
notes will not constitute an       to the noteholders will be limited to cash
event of default until maturity.   available in the collection account and the
                                   reserve account. Therefore, the failure to pay principal of your notes on any payment date will not result in the occurrence of an event of default until the stated maturity date for your notes.

Proceeds of the sale of            If so directed by the holders of the
receivables may not be             requisite percentage of outstanding notes of
sufficient to pay your notes in    a series, following an acceleration of the
full.                              notes upon an event of default, the indenture
                                   trustee will sell the receivables owned by the issuer only in limited circumstances.
                                   However, there is no assurance that any
                                   overcollateralization would then exist and that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any notes where the aggregate outstanding principal amount of the notes exceeds the aggregate principal balance of the receivables.

You may suffer losses due to       The receivables include receivables that have
receivables with low contract      contract rates that are less than the
rates.                             interest rates on your notes. Interest paid
                                   on the higher contract rate receivables
                                   compensates for the lower contract rate
                                   receivables to the extent such interest is paid by the issuer as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

If you own Class B notes, you      The Class B notes bear greater risk than the
are subject to greater credit      Class A notes because payments of interest
risk because the Class B notes     and principal on the Class B notes are
are subordinate to the Class A     subordinate, to the extent described below,
notes.                             to payments of interest and principal on the
                                   Class A notes.

                                   Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance.

                                   Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes. No principal will be paid on the Class B notes until the Class A notes have been paid in full.

If you own Class C notes, you      The Class C notes bear greater risk than the
are subject to greater credit      Class A notes and the Class B notes because
risk because the Class C notes     payments of interest and principal on the
are subordinate to the Class A     Class C notes are subordinate, to the extent
notes and the Class B notes.       described below, to payments of interest and
                                   principal on the Class A notes and the Class
                                   B notes.

                                   Interest payments on the Class C notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes and an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance.

                                   Principal payments on the Class C notes will be fully subordinated to principal payments on the Class A notes and Class B notes. No principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

If you own Class D notes, you      The Class D notes bear greater risk than the
are subject to greater credit      Class A notes, the Class B notes and the
risk because the Class D notes     Class C notes because payments of interest
are subordinate to the Class A     and principal on the Class D notes are
notes, the Class B notes and the   subordinate, to the extent described below,
Class C notes.                     to payments of interest and principal on the
                                   Class A notes, the Class B notes and the Class C notes.

                                   Interest payments on the Class D notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes, an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance, interest payments on the Class C notes and an allocation of principal payments to the Class C notes to the extent the sum of the outstanding principal amounts of the Class A notes, the Class B notes and the Class C notes exceeds the adjusted pool balance.

                                   Principal payments on the Class D notes will be fully subordinated to principal payments on the Class A notes, Class B notes and Class C notes. No principal will be paid on the Class D notes until the Class A notes, the Class B notes and the Class C notes have been paid in full.

The failure to pay interest on     The indenture provides that failure to pay
the subordinated classes of        interest when due on the outstanding
notes is not an event of           subordinated class or classes of notes -- for
default.                           example, for so long as any of the Class A
                                   notes are outstanding, the Class B notes, Class C notes and Class D notes, after the Class A notes have been paid in full but the Class B notes, the Class C notes and the Class D notes are still outstanding, the Class C notes and the Class D notes, and after the Class A notes and the Class B notes have been paid in full but the Class C notes and the Class D notes are still outstanding, the Class D notes -- will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

You may experience reduced         You may receive payment of principal on your
returns on your investment         notes earlier than you expected for the
resulting from prepayments,        reasons set forth below. As a result, you may
repurchases or early               not be able to reinvest the principal paid to
termination of the issuer.         you earlier than you expected at a rate of
                                   return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

                                   The depositor will be required to repurchase receivables from the issuer if there is a breach of a representation or warranty relating to those receivables that materially adversely affects the interests of the noteholders in those receivables. The servicer will be required to repurchase receivables from the issuer if there is a breach of certain covenants relating to those receivables that materially adversely affects the interests of the noteholders in those receivables. The servicer shall be permitted to purchase all remaining receivables from the issuer when the outstanding aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables as of the cut-off date.

                                   Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates of the receivables. You will bear reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

                                   The final payment of each class of notes is expected to occur prior to its stated maturity date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its stated maturity date, an event of default will occur and final payment of that class of notes may occur later than that date.

Occurrence of events of default    Payment defaults or the insolvency or
under the indenture may result     dissolution of the depositor may result in
in insufficient funds to make      prepayment of the notes, which may result in
payments on your notes.            losses. If the issuer fails to pay principal
                                   on the notes of a class of notes on its
                                   stated maturity date, or fails to pay
                                   interest on the notes of the controlling class within thirty-five days of the due date, the indenture trustee or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the trustee may be directed to sell the assets of the issuer and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

The occurrence of an event of      The issuer will not make any distributions of
default under the indenture        principal or interest on a subordinate class
may delay payments on the          of notes until payment in full of principal
Class B notes, the Class C notes   and interest on the outstanding senior
and the Class D notes.             class(es) of notes following:

                                        o    an event of default under the
                                             indenture relating to the payment
                                             of principal on any note or the
                                             payment of interest on the
                                             controlling class of notes which
                                             has resulted in acceleration of the
                                             notes;

                                        o    an event of default under the
                                             indenture relating to an insolvency
                                             event or a bankruptcy with respect
                                             to the issuer which has resulted in
                                             an acceleration of the notes; or

                                        o    a liquidation of the issuer assets
                                             following any event of default
                                             under the indenture.

                                   This may result in a delay or default in making payments on the Class B notes, the Class C notes or the Class D notes.

You may suffer losses because      Because the issuer has pledged the property
you have limited control over      of the issuer to the indenture trustee to
actions of the issuer and          secure payment on the notes, the indenture
conflicts between classes of       trustee may, and at the direction of the
notes may occur.                   required percentage of the controlling class
                                   (which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full and for so long as the Class B notes are outstanding, the Class C notes after the Class B notes have been paid in full and for so long as the Class C notes are outstanding, and the Class D notes after the Class C notes have been paid in full) will, take one or more of the other actions specified in the indenture relating to the property of the issuer, including a sale of the assets of the issuer.

                                   In addition, the holders of a majority of the Class A notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of Class B notes, Class C notes or Class D notes. The holders of Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full. The holders of Class C notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class B notes have been paid in full. The holders of Class D notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class C notes have been paid in full.

                                 USE OF PROCEEDS

          The depositor will use the proceeds from the issuance of the Notes to:

          o    purchase the Receivables from the seller; and

          o    make the initial deposit into the Reserve Account.

          The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including "warehouse" debt secured by the Receivables prior to their transfer to the issuer, and for general purposes. Any "warehouse" debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay "warehouse" debt may be paid to the underwriters or their affiliates.

The following chart represents the application of proceeds from investors and the transfer of the receivables:

                                  [FLOW CHART]

                                   THE ISSUER

Limited Purpose and Limited Assets

          Hyundai Auto Receivables Trust 2003-A is a statutory trust formed August 15 , 2003 under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuer has been established and operated pursuant to a trust agreement. Hyundai Motor Finance Company, a California corporation ("HMFC"), will be the administrator of the issuer.

          The issuer will not engage in any activity other than:

          o acquiring, holding and managing a pool of motor vehicle retail installment sale contracts (the "Receivables") and the other assets of the issuer and proceeds from those assets;

          o    issuing the Notes and the Certificate;

          o    making payments on the Notes; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

          The issuer's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in " --The Owner Trustee" below.

Capitalization of the Issuer

          At the time the Notes are issued, the issuer will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and servicing agreement. The Certificate will be issued to the depositor.

          The following table illustrates the capitalization of the issuer as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes         $
Class A-2 Notes         $
Class A-3 Notes         $
Class A-4 Notes         $
Class B Notes           $
Class C Notes           $
Class D Notes           $
Overcollateralization   $
                        ---

   Total                $
                        ===

The Owner Trustee

          Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The owner trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

The Indenture Trustee

          Wells Fargo Bank Minnesota, National Association, is the indenture trustee under the indenture (the indenture trustee and the owner trustee are collectively referred to herein as the trustees). Wells Fargo Bank Minnesota, National Association, is a national banking association and its principal executive offices are located at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: CTS/Asset Backed Securities. You may also contact the indenture trustee by calling (612) 667-8058. The indenture trustee's duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

The Issuer Property

          The Notes will be collateralized by the assets of the issuer (the "Issuer Property"). The primary assets of the issuer will be the Receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts.

          In addition to the Receivables, the Issuer Property will also consist of all the right, title and interest of the issuer in and to:

          o    security interests in the Financed Vehicles;

          o    any other property securing the Receivables;

          o all recourse rights against the dealers which originated the Receivables;

          o rights to proceeds under insurance policies that cover the obligors under the Receivables or the Financed Vehicles;

          o amounts on deposit in the accounts owned by the issuer and eligible investments of those accounts;

          o certain rights under the receivables purchase agreement between the depositor and HMFC; and

          o the proceeds of the Receivables and the proceeds of any and all of the above.

                              THE RECEIVABLES POOL

          The characteristics set forth in this section are based on the Receivable balances as of the Cut-off Date. The percentages in the following tables may not add to 100.00% due to rounding.

          As of the Cut-off Date, each Receivable:

          o    had an original term to maturity of 12 months to 72 months;

          o    had a contract rate of 0.000% to 30.000%;

          o    was not more than 5 days past due; and

          o satisfied the other criteria set forth under "Description of the Receivables" in the accompanying prospectus.

          All of the Receivables are Simple Interest Receivables. See "Description of the Receivables --Calculation Methods" in the accompanying prospectus.

          The composition, distribution by annual percentage rate ("APR"), geographic distribution by state, distribution by remaining term to scheduled maturity and distribution by remaining Principal Balance in each case of the Receivables as of the Cut-off Date are set forth in the tables below.

                       Composition of the Receivables Pool

Aggregate Principal Balance                            $815,463,348.54
Number of Receivables                                           52,845
Average Principal Balance Outstanding                       $15,431.23
Average Original Amount Financed                            $17,017.75
Original Amount Financed (range)               $2,429.25 to $41,600.01
Outstanding Principal Balances (range)         $2,013.03 to $38,824.90
Weighted Average APR                                            7.296%
APR (range)                                          0.000% to 30.000%
Weighted Average Original Term                             62.3 months
Original Term (range)                           12 months to 72 months
Weighted Average Remaining Term                            56.0 months
Remaining Term (range)                           3 months to 72 months
Percentage of New Motor Vehicle Receivables                     95.36%
Percentage of Used Motor Vehicle Receivables                     4.64%

          The "Weighted Average APR", "Weighted Average Original Term" and "Weighted Average Remaining Term" in the preceding table are weighted by Principal Balance as of the Cut-off Date.

                     Distribution of the Receivables by APR

                                      Aggregate        Percentage of
                      Number of       Principal          Aggregate
Range of APRs (%)    Receivables       Balance       Principal Balance
------------------   -----------   ---------------   -----------------
0.000%                  13,073     $229,827,322.09         28.18%
0.001% to 0.999%           768     $  9,124,866.14          1.12%
1.000% to 1.999%         1,085     $ 12,884,654.11          1.58%
2.000% to 2.999%         1,091     $ 18,067,724.41          2.22%
3.000% to 3.999%         1,253     $ 18,213,389.26          2.23%
4.000% to 4.999%           542     $  6,922,904.19          0.85%
5.000% to 5.999%         3,231     $ 51,716,445.57          6.34%
6.000% to 6.999%         2,401     $ 33,846,442.89          4.15%
7.000% to 7.999%         2,197     $ 31,373,553.52          3.85%
8.000% to 8.999%         2,832     $ 42,805,355.65          5.25%
9.000% to 9.999%         3,558     $ 54,302,982.00          6.66%
10.000% to 10.999%       3,769     $ 58,558,494.28          7.18%
11.000% to 11.999%       3,682     $ 58,659,993.22          7.19%
12.000% to 12.999%       3,663     $ 57,704,042.58          7.08%
13.000% to 13.999%       2,227     $ 36,210,609.58          4.44%
14.000% to 14.999%       1,300     $ 18,055,319.89          2.21%
15.000% to 15.999%       1,182     $ 16,072,752.31          1.97%
16.000% to 16.999%       1,513     $ 20,737,853.15          2.54%
17.000% to 17.999%         877     $ 11,572,958.80          1.42%
18.000% to 18.999%       1,003     $ 11,617,972.20          1.42%
19.000% to 19.999%         362     $  4,003,114.30          0.49%
20.000% to 20.999%         294     $  3,264,647.73          0.40%
21.000% to 21.999%         629     $  6,786,109.24          0.83%
22.000% to 22.999%         162     $  1,722,933.20          0.21%
23.000% to 23.999%         127     $  1,194,581.55          0.15%
24.000% to 24.999%          19     $    173,778.55          0.02%
25.000% to 25.999%           4     $     35,803.82          0.00%
26.000% and over             1     $      6,744.31          0.00%
                        ------     ---------------        ------
Total:                  52,845     $815,463,348.54        100.00%
                        ======     ===============        ======

               Geographic Distribution of the Receivables by State

                                                           Percentage of
                        Number of        Aggregate           Aggregate
State(1)               Receivables   Principal Balance   Principal Balance
--------------------   -----------   -----------------   -----------------
Texas                      4,386      $ 68,346,137.37            8.38%
Florida                    4,157      $ 66,226,797.28            8.12%
New York                   3,959      $ 60,274,036.12            7.39%
Arkansas                   3,438      $ 57,013,100.49            6.99%
California                 3,939      $ 56,575,166.29            6.94%
Illinois                   3,061      $ 50,604,619.00            6.21%
Ohio                       2,984      $ 45,021,070.27            5.52%
Maryland                   2,505      $ 37,016,468.58            4.54%
New Jersey                 1,899      $ 29,015,488.46            3.56%
Georgia                    1,754      $ 28,169,659.70            3.45%
Louisiana                  1,833      $ 28,116,259.54            3.45%
Pennsylvania               1,821      $ 27,891,979.05            3.42%
Virginia                   1,511      $ 22,118,388.45            2.71%
Nevada                     1,550      $ 21,672,484.25            2.66%
Washington                 1,277      $ 16,989,488.33            2.08%
Missouri                     977      $ 15,286,359.38            1.87%
Michigan                     804      $ 13,264,170.89            1.63%
North Carolina               816      $ 13,064,444.94            1.60%
Tennessee                    746      $ 12,200,904.63            1.50%
Kentucky                     754      $ 12,015,840.56            1.47%
Massachusetts                746      $ 11,276,703.42            1.38%
Wisconsin                    703      $ 11,108,757.61            1.36%
Indiana                      710      $ 10,973,439.61            1.35%
Connecticut                  649      $  9,691,818.41            1.19%
Iowa                         524      $  8,664,067.08            1.06%
Alabama                      535      $  8,610,704.62            1.06%
Minnesota                    436      $  7,432,872.92            0.91%
Oregon                       510      $  7,028,404.20            0.86%
Colorado                     458      $  6,988,446.80            0.86%
Hawaii                       379      $  6,126,874.25            0.75%
West Virginia                348      $  5,323,356.05            0.65%
Mississippi                  319      $  5,110,589.03            0.63%
Kansas                       284      $  4,659,915.89            0.57%
South Carolina               282      $  4,059,160.68            0.50%
New Mexico                   270      $  3,878,808.98            0.48%
New Hampshire                244      $  3,600,582.30            0.44%
Utah                         234      $  3,506,038.98            0.43%
Nebraska                     195      $  3,147,046.09            0.39%
Delaware                     183      $  3,005,612.15            0.37%
Oklahoma                     144      $  2,445,676.31            0.30%
Idaho                        147      $  2,096,574.02            0.26%
North Dakota                  71      $  1,090,488.19            0.13%
Rhode Island                  67      $    995,053.65            0.12%
Vermont                       58      $    925,781.21            0.11%
South Dakota                  45      $    844,155.30            0.10%
Alaska                        44      $    704,376.56            0.09%
Montana                       44      $    634,285.55            0.08%
District of Columbia          29      $    394,814.89            0.05%
Wyoming                       16      $    256,080.21            0.03%
                          ------      ---------------          ------
Total                     52,845      $815,463,348.54          100.00%
                          ======      ===============          ======

(1)  Based on the state where the Financed Vehicle is titled.

     Distribution of the Receivables by Remaining Term to Scheduled Maturity

                                                                    Percentage of
Remaining Term to Scheduled    Number of    Aggregate Principal       Aggregate
         Maturity             Receivables          Balance        Principal Balance
---------------------------   -----------   -------------------   -----------------
6 months or less                      4       $     17,506.86            0.00%
7 months to 12 months                88       $    393,164.50            0.05%
13 months to 18 months              139       $    891,425.29            0.11%
19 months to 24 months              956       $  9,400,938.25            1.15%
25 months to 30 months              705       $  7,573,034.49            0.93%
31 months to 36 months            2,487       $ 34,802,121.35            4.27%
37 months to 42 months              827       $  8,739,093.05            1.07%
43 months to 48 months            5,013       $ 61,212,191.27            7.51%
49 months to 54 months           10,782       $156,372,148.84           19.18%
55 months to 60 months           19,192       $310,573,696.04           38.09%
61 months to 66 months            7,796       $133,200,121.84           16.33%
67 months to 72 months            4,856       $ 92,287,906.76           11.32%
                                 ------       ---------------          ------
Total                            52,845       $815,463,348.54          100.00%
                                 ======       ===============          ======

         Distribution of the Receivables by Remaining Principal Balance

                                                               Percentage of
   Range of Remaining       Number of        Aggregate           Aggregate
   Principal Balances      Receivables   Principal Balance   Principal Balance
------------------------   -----------   -----------------   -----------------
  $1,000.00 to $2,500.00          33      $     74,535.66           0.01%
  $2,500.01 to $5,000.00         529      $  2,171,458.79           0.27%
  $5,000.01 to $7,500.00       1,876      $ 12,172,833.27           1.49%
  $7500.01 to $10,000.00       5,290      $ 47,121,879.13           5.78%
$10,000.01 to $15,000.00      18,308      $229,264,469.59          28.11%
$15,000.01 to $20,000.00      15,999      $279,179,790.90          34.24%
$20,000.01 to $25,000.00       9,264      $204,105,396.35          25.03%
$25,000.01 to $30,000.00       1,479      $ 39,255,016.33           4.81%
$30,000.01 to $35,000.00          63      $  1,968,425.19           0.24%
$35,000.01 to $40,000.00           4      $    149,543.33           0.02%
                              ------      ---------------         ------
Total                         52,845      $815,463,348.54         100.00%
                              ======      ===============         ======

                                  THE DEPOSITOR

          The depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose subsidiary of HMFC, was incorporated in the State of Delaware on August 14, 2001, as a Delaware corporation. The principal place of business of the depositor is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach the depositor by telephone at (714) 594-1579.

                          HYUNDAI MOTOR FINANCE COMPANY

          HMFC was incorporated in the State of California on September 6, 1989, and is a wholly-owned subsidiary of Hyundai Motor America ("HMA"). HMA is a wholly-owned subsidiary of Hyundai Motor Company ("HMC"). The principal activity of HMFC is operating as a finance company and providing wholesale inventory financing to motor vehicle dealers and retail and lease financing for customers of such dealers. Currently, HMFC has dealer retail agreements with over 95 percent of the approximately 620 dealers franchised by HMA and with a small number of non-Hyundai dealers, all of which are located within the United States. Credit application processing, purchasing, funding and ongoing servicing of receivables are processed on a centralized basis from HMFC's Fountain Valley headquarters.

          The principal place of business of HMFC is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach HMFC by telephone at (714) 965-3000. HMFC will act as the seller and the servicer.

Delinquencies, Repossessions and Loan Loss Information

          Set forth below is information concerning HMFC's experience with respect to its entire portfolio of new and used motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by HMFC. Credit losses are an expected cost in the business of extending credit and are considered in HMFC's rate-setting process.

          Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HMFC. There is no assurance that HMFC's delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuer with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HMFC's delinquency, repossession and loss experience may be adversely affected.

          The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HMFC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

          The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HMFC's portfolio of contracts for new and used automobiles and light duty trucks.

          In the table below, the period of delinquency for the nine months ended September 30, 2003 and for the years ended December 31, 2000, 2001 and 2002 is based on the number of days more than 16% of a scheduled payment on a cumulative basis is contractually past due. Delinquency is calculated on the principal amount that is over 29 days past due. The information included below under the headings "60 + Days Delinquent" and "Total Delinquencies" excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to HMFC's experience shown in the following tables.

                    Serviced Portfolio Delinquency Experience

                         Serviced At September 30,
                       ----------------------------
                                   2003
                       ----------------------------
                                          Number
                                            of
                         Dollars        Receivables
                       --------------   -----------
Outstandings           $1,715,432,147     139,104
30-59 Days             $   37,692,438       3,269
   Delinquent
60+ Days               $   11,353,570       1,070
   Delinquent
Total                  $   49,046,008       4,339
   Delinquencies
Total                            2.86%       3.12%
   Delinquencies (%)

                                                        Serviced At December 31,
                       ----------------------------------------------------------------------------------------
                                   2002                           2001                          2000
                       ----------------------------   ----------------------------    --------------------------
                                          Number                         Number                       Number
                                            of                             of                           of
                           Dollars      Receivables       Dollars      Receivables     Dollars      Receivables
                       --------------   -----------   --------------   -----------   ------------   -----------
Outstandings           $1,488,342,319     121,131     $1,168,765,844     93,122      $727,458,093      62,935
30-59 Days             $   39,916,472       3,391     $   26,060,038      2,524      $ 14,705,504       1,674
   Delinquent
60+ Days               $    8,086,993         716     $    4,600,003        453      $  2,498,279         290
   Delinquent
Total                  $   48,003,465       4,107     $   30,660,041      2,977      $ 17,203,783       1,964
   Delinquencies
Total                            3.23%       3.39%              2.62%      3.20%             2.36%       3.12%
   Delinquencies (%)

          The information in the table below includes contracts for new and used automobiles and light duty trucks. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the table. The information set forth under the heading "Gross Charge-offs" represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence.

          The information set forth under the heading "Recoveries" generally includes amounts received from customers with respect to contracts previously charged-off. The information set forth under the heading "Number of Repossessions sold" means the number of repossessed financed vehicles that have been sold by HMFC in a given period.

                       Serviced Portfolio Loss Experience

                                                         For the nine
                                                         months ended
                                                         September 30,         For the year ended December 31,
                                                         -------------   -------------------------------------------
                                                             2003            2002            2001           2000
                                                         -------------   -------------   -------------   -----------
Number of Receivables                                          139,104         121,131          93,122        62,935
Average Number of Receivables                                  133,946         108,988          79,535        52,581
Period End Outstandings ($)                              1,715,432,147   1,488,342,319   1,168,765,844   727,458,093
Average Outstandings ($)                                 1,635,270,746   1,339,882,173     920,588,995   541,955,196
Gross Charge-offs ($)                                       34,379,581      35,448,005      21,599,837    19,469,989
Gross Charge-Offs as a % of Period End O/S (1)(3)                 2.67%           2.38%           1.85%         2.68%
Gross Charge-Offs as a % of Average O/S (1)(3)                    2.80%           2.65%           2.35%         3.59%
Recoveries ($) (2)                                           6,378,185       7,864,701       6,786,481     9,361,731
Net Charge-offs ($)                                         28,001,396      27,583,304      14,813,355    10,108,257
Net Charge-offs as a % of Period End O/S (3)                      2.18%           1.85%           1.27%         1.39%
Net Charge-offs as a % of Average O/S (3)                         2.28%           2.06%           1.61%         1.87%
Number of Repossessions sold                                     3,146           3,638           2,834         2,441
Number of Repossessions sold as a % of Average O/S (3)            3.13%           3.34%           3.56%         4.64%

          (1) Gross charge-offs are after the sale of the vehicle less any money collected for the sale, and include full balance charge-offs which occur at 120 days plus delinquent. Contracts are generally charged off after 120 days past due.

          (2) Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after they are charged off.

          (3) For the nine months ended September 30, 2003, these amounts are annualized.

          See "Description of the Transaction Agreements" in the accompanying prospectus for additional information regarding the servicer.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

          Prepayments on motor vehicle contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or "ABS", assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

          The tables below which are captioned "Percent of Original Principal Balance at Various ABS Percentages" (the "ABS Tables") are based on ABS and were prepared using the following assumptions:

          o the issuer holds twelve pools of Receivables with the following characteristics:

                                                                Original Term   Remaining Term
                                       Aggregate                 to Maturity     to Maturity
             Pool                  Principal Balance     APR     (in Months)     (in Months)
--------------------------------   -----------------   ------   -------------   --------------
1                                   $    733,244.55    10.952%        31              20
2                                   $  6,538,242.36    12.934%        47              37
3                                   $ 30,223,485.62    12.824%        59              47
4                                   $115,182,592.62    13.093%        62              54
5                                   $ 85,676,136.98    11.714%        67              59
6                                   $209,424,100.69    11.220%        71              66
7                                   $  9,969,790.35     0.624%        33              22
8                                   $ 44,576,006.53     0.647%        39              34
9                                   $ 30,988,705.65     3.290%        56              46
10                                  $232,949,366.99     1.072%        60              55
11                                  $ 33,137,748.29     3.977%        62              59
12                                  $ 16,063,927.91     5.595%        67              64
                                    ---------------
Total                               $815,463,348.54
                                    ===============

          o all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases (except as set forth below);

          o each scheduled payment on the receivables is made on the last day of each month commencing in [_________], 2003 and each month has 30 days;

          o the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus supplement;

          o payments on the Notes are paid in cash on each payment date commencing December 15, 2003, and on the 15th calendar day of each subsequent month;

          o    the Closing Date is November [__], 2003;

          o the coupons are [__]% for the Class A-1 Notes, [__]% for the Class A-2 Notes, [__]% for the Class A-3 Notes, [__]% for the Class A-4 Notes, [__]% for the Class B Notes, [__]% for the Class C Notes and [__]% for the Class D Notes; and

          o the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided.

          The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

          As used in the ABS Tables, the "Weighted Average Life" of a class of Notes is determined by:

          o multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

          o    adding the results; and

          o dividing the sum by the related original principal amount of the Note

   Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages

                                         Class A-1 Notes                                 Class A-2 Notes
                          ----------------------------------------------  ----------------------------------------------
      Payment Date         0.00%     1.00%    1.50%     1.75%     2.00%    0.00%     1.00%     1.50%    1.75%     2.00%
---------------------     -------   -------  -------   -------   -------  -------   -------   -------  -------   -------
      Closing Date        100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
       12/15/2003          80.81%    70.93%   65.47%    62.60%    59.61%  100.00%   100.00%   100.00%  100.00%   100.00%
       1/15/2004           71.48%    56.94%   48.90%    44.67%    40.28%  100.00%   100.00%   100.00%  100.00%   100.00%
       2/15/2004           62.14%    43.11%   32.61%    27.07%    21.33%  100.00%   100.00%   100.00%  100.00%   100.00%
       3/15/2004           52.77%    29.46%   16.58%     9.80%     2.76%  100.00%   100.00%   100.00%  100.00%   100.00%
       4/15/2004           43.40%    15.98%    1.05%     0.00%     0.00%  100.00%   100.00%   100.00%   95.56%    90.18%
       5/15/2004           34.00%     4.82%    0.00%     0.00%     0.00%  100.00%   100.00%    92.13%   86.20%    80.04%
       6/15/2004           27.19%     0.00%    0.00%     0.00%     0.00%  100.00%    96.29%    83.66%   77.00%    70.10%
       7/15/2004           20.59%     0.00%    0.00%     0.00%     0.00%  100.00%    89.27%    75.32%   67.97%    60.35%
       8/15/2004           13.94%     0.00%    0.00%     0.00%     0.00%  100.00%    82.31%    67.12%   59.12%    50.82%
       9/15/2004            7.24%     0.00%    0.00%     0.00%     0.00%  100.00%    75.44%    59.06%   50.43%    41.48%
       10/15/2004           0.49%     0.00%    0.00%     0.00%     0.00%  100.00%    68.64%    51.14%   41.91%    32.35%
       11/15/2004           0.00%     0.00%    0.00%     0.00%     0.00%   95.54%    61.91%    43.35%   33.57%    23.43%
       12/15/2004           0.00%     0.00%    0.00%     0.00%     0.00%   90.70%    55.27%    35.71%   25.41%    14.72%
       1/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   85.83%    48.70%    28.21%   17.41%     6.22%
       2/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   80.91%    42.21%    20.85%    9.60%     0.00%
       3/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   75.96%    35.80%    13.64%    1.97%     0.00%
       4/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   70.97%    29.47%     6.57%    0.00%     0.00%
       5/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   65.94%    23.22%     0.00%    0.00%     0.00%
       6/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   60.88%    17.05%     0.00%    0.00%     0.00%
       7/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   55.78%    10.98%     0.00%    0.00%     0.00%
       8/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   50.65%     4.99%     0.00%    0.00%     0.00%
       9/15/2005            0.00%     0.00%    0.00%     0.00%     0.00%   45.65%     0.00%     0.00%    0.00%     0.00%
       10/15/2005           0.00%     0.00%    0.00%     0.00%     0.00%   40.62%     0.00%     0.00%    0.00%     0.00%
       11/15/2005           0.00%     0.00%    0.00%     0.00%     0.00%   35.54%     0.00%     0.00%    0.00%     0.00%
       12/15/2005           0.00%     0.00%    0.00%     0.00%     0.00%   30.42%     0.00%     0.00%    0.00%     0.00%
       1/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%   25.26%     0.00%     0.00%    0.00%     0.00%
       2/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%   20.06%     0.00%     0.00%    0.00%     0.00%
       3/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%   14.82%     0.00%     0.00%    0.00%     0.00%
       4/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%    9.54%     0.00%     0.00%    0.00%     0.00%
       5/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%    4.21%     0.00%     0.00%    0.00%     0.00%
       6/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       7/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       8/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       9/15/2006            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       10/15/2006           0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       11/15/2006           0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       12/15/2006           0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       1/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       2/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       3/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       4/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       5/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       6/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       7/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       8/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       9/15/2007            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       10/15/2007           0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       11/15/2007           0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       12/15/2007           0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       1/15/2008            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       2/15/2008            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
       3/15/2008            0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
Weighted Average Life
to Maturity (years)(1)       0.45      0.29     0.24      0.23      0.21     1.82      1.22      1.00     0.91      0.83
Weighted Average Life
to Call (years)(2)           0.45      0.29     0.24      0.23      0.21     1.82      1.22      1.00     0.91      0.83

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

   Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages

                                           Class A-3 Notes                                  Class A-4 Notes
                             ---------------------------------------------   ----------------------------------------------
Payment Date                  0.00%    1.00%     1.50%     1.75%    2.00%     0.00%     1.00%    1.50%     1.75%     2.00%
------------                 -------  -------   -------   -------  -------   -------   -------  -------   -------   -------
Closing Date                 100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
December 2003                100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
January 2004                 100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
February 2004                100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
March 2004                   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
April 2004                   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
May 2004                     100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
June 2004                    100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
July 2004                    100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
August 2004                  100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
September 2004               100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
October 2004                 100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
November 2004                100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
December 2004                100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
January 2005                 100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%
February 2005                100.00%  100.00%   100.00%   100.00%   96.18%   100.00%   100.00%  100.00%   100.00%   100.00%
March 2005                   100.00%  100.00%   100.00%   100.00%   81.22%   100.00%   100.00%  100.00%   100.00%   100.00%
April 2005                   100.00%  100.00%   100.00%    89.83%   67.83%   100.00%   100.00%  100.00%   100.00%   100.00%
May 2005                     100.00%  100.00%    99.36%    76.35%   58.03%   100.00%   100.00%  100.00%   100.00%   100.00%
June 2005                    100.00%  100.00%    86.81%    65.45%   48.52%   100.00%   100.00%  100.00%   100.00%   100.00%
July 2005                    100.00%  100.00%    74.55%    56.60%   39.30%   100.00%   100.00%  100.00%   100.00%   100.00%
August 2005                  100.00%  100.00%    65.01%    47.99%   30.36%   100.00%   100.00%  100.00%   100.00%   100.00%
September 2005               100.00%   98.54%    57.04%    39.74%   21.80%   100.00%   100.00%  100.00%   100.00%   100.00%
October 2005                 100.00%   87.97%    49.26%    31.72%   13.53%   100.00%   100.00%  100.00%   100.00%   100.00%
November 2005                100.00%   77.56%    41.67%    23.93%    5.54%   100.00%   100.00%  100.00%   100.00%   100.00%
December 2005                100.00%   68.28%    34.28%    16.38%    0.00%   100.00%   100.00%  100.00%   100.00%    97.67%
January 2006                 100.00%   61.28%    27.08%     9.07%    0.00%   100.00%   100.00%  100.00%   100.00%    89.67%
February 2006                100.00%   54.39%    20.07%     2.01%    0.00%   100.00%   100.00%  100.00%   100.00%    81.99%
March 2006                   100.00%   47.61%    13.27%     0.00%    0.00%   100.00%   100.00%  100.00%    94.82%    74.63%
April 2006                   100.00%   40.94%     6.66%     0.00%    0.00%   100.00%   100.00%  100.00%    87.74%    67.59%
May 2006                     100.00%   34.38%     0.26%     0.00%    0.00%   100.00%   100.00%  100.00%    80.92%    60.87%
June 2006                     97.86%   27.93%     0.00%     0.00%    0.00%   100.00%   100.00%   93.59%    74.38%    54.48%
July 2006                     87.84%   21.60%     0.00%     0.00%    0.00%   100.00%   100.00%   87.13%    68.12%    48.42%
August 2006                   77.74%   15.38%     0.00%     0.00%    0.00%   100.00%   100.00%   80.90%    62.13%     0.00%
September 2006                69.10%    9.68%     0.00%     0.00%    0.00%   100.00%   100.00%   75.19%    56.65%     0.00%
October 2006                  62.64%    4.09%     0.00%     0.00%    0.00%   100.00%   100.00%   69.68%    51.42%     0.00%
November 2006                 56.13%    0.00%     0.00%     0.00%    0.00%   100.00%    98.49%   64.39%    46.46%     0.00%
December 2006                 49.67%    0.00%     0.00%     0.00%    0.00%   100.00%    92.76%   59.35%     0.00%     0.00%
January 2007                  43.16%    0.00%     0.00%     0.00%    0.00%   100.00%    87.15%   54.52%     0.00%     0.00%
February 2007                 36.59%    0.00%     0.00%     0.00%    0.00%   100.00%    81.65%   49.90%     0.00%     0.00%
March 2007                    29.97%    0.00%     0.00%     0.00%    0.00%   100.00%    76.26%    0.00%     0.00%     0.00%
April 2007                    23.30%    0.00%     0.00%     0.00%    0.00%   100.00%    71.00%    0.00%     0.00%     0.00%
May 2007                      16.57%    0.00%     0.00%     0.00%    0.00%   100.00%    65.86%    0.00%     0.00%     0.00%
June 2007                      9.78%    0.00%     0.00%     0.00%    0.00%   100.00%    60.84%    0.00%     0.00%     0.00%
July 2007                      2.94%    0.00%     0.00%     0.00%    0.00%   100.00%    55.94%    0.00%     0.00%     0.00%
August 2007                    0.00%    0.00%     0.00%     0.00%    0.00%    95.74%    51.17%    0.00%     0.00%     0.00%
September 2007                 0.00%    0.00%     0.00%     0.00%    0.00%    88.62%     0.00%    0.00%     0.00%     0.00%
October 2007                   0.00%    0.00%     0.00%     0.00%    0.00%    81.88%     0.00%    0.00%     0.00%     0.00%
November 2007                  0.00%    0.00%     0.00%     0.00%    0.00%    75.08%     0.00%    0.00%     0.00%     0.00%
December 2007                  0.00%    0.00%     0.00%     0.00%    0.00%    68.22%     0.00%    0.00%     0.00%     0.00%
January 2008                   0.00%    0.00%     0.00%     0.00%    0.00%    61.30%     0.00%    0.00%     0.00%     0.00%
February 2008                  0.00%    0.00%     0.00%     0.00%    0.00%    54.33%     0.00%    0.00%     0.00%     0.00%
March 2008                     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%
Weighted Average Life to
Maturity (years)(1)             3.16     2.40      2.00      1.82     1.66      4.21      3.64     3.13      2.87      2.58
Weighted Average Life to
Call (years)(2)                 3.16     2.40      2.00      1.82     1.66      4.42      3.88     3.38      3.06      2.75

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

        Percentage of Class B Notes Principal at Various ABS Percentages

                                                          Class B Notes
                                          ----------------------------------------------
Payment Date                               0.00%     1.00%    1.50%     1.75%     2.00%
------------                              -------   -------  -------   -------   -------
Closing Date                              100.00%   100.00%  100.00%   100.00%   100.00%
December 2003                             100.00%   100.00%  100.00%   100.00%   100.00%
January 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
February 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
March 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
April 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
May 2004                                  100.00%   100.00%  100.00%   100.00%   100.00%
June 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
July 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
August 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
September 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
October 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
November 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
December 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
January 2005                              100.00%   100.00%  100.00%   100.00%   100.00%
February 2005                             100.00%   100.00%  100.00%   100.00%   100.00%
March 2005                                100.00%   100.00%  100.00%   100.00%   100.00%
April 2005                                100.00%   100.00%  100.00%   100.00%    96.08%
May 2005                                  100.00%   100.00%  100.00%   100.00%    89.43%
June 2005                                 100.00%   100.00%  100.00%    93.97%    83.62%
July 2005                                 100.00%   100.00%  100.00%    88.56%    77.98%
August 2005                               100.00%   100.00%   93.70%    83.30%    72.52%
September 2005                            100.00%   100.00%   88.83%    78.25%    67.29%
October 2005                              100.00%   100.00%   84.07%    73.35%    62.23%
November 2005                             100.00%   100.00%   79.43%    68.59%    57.35%
December 2005                             100.00%    96.74%   74.91%    63.97%    52.64%
January 2006                              100.00%    91.42%   70.51%    59.51%    48.10%
February 2006                             100.00%    87.21%   66.23%    55.19%    43.75%
March 2006                                100.00%    83.06%   62.07%    51.02%    39.57%
April 2006                                100.00%    78.98%   58.03%    47.00%    35.58%
May 2006                                  100.00%    74.97%   54.12%    43.14%    31.77%
June 2006                                 100.00%    71.03%   50.33%    39.43%    28.14%
July 2006                                 100.00%    67.16%   46.66%    35.88%    24.71%
August 2006                               100.00%    63.36%   43.13%    32.48%     0.00%
September 2006                             97.95%    59.88%   39.89%    29.37%     0.00%
October 2006                               92.25%    56.46%   36.77%    26.41%     0.00%
November 2006                              88.27%    53.11%   33.77%    23.60%     0.00%
December 2006                              84.32%    49.86%   30.91%     0.00%     0.00%
January 2007                               80.34%    46.67%   28.17%     0.00%     0.00%
February 2007                              76.33%    43.55%   25.55%     0.00%     0.00%
March 2007                                 72.28%    40.50%    0.00%     0.00%     0.00%
April 2007                                 68.20%    37.51%    0.00%     0.00%     0.00%
May 2007                                   64.09%    34.60%    0.00%     0.00%     0.00%
June 2007                                  59.94%    31.75%    0.00%     0.00%     0.00%
July 2007                                  55.76%    28.97%    0.00%     0.00%     0.00%
August 2007                                51.54%    26.26%    0.00%     0.00%     0.00%
September 2007                             47.51%     0.00%    0.00%     0.00%     0.00%
October 2007                               43.68%     0.00%    0.00%     0.00%     0.00%
November 2007                              39.82%     0.00%    0.00%     0.00%     0.00%
December 2007                              35.94%     0.00%    0.00%     0.00%     0.00%
January 2008                               32.01%     0.00%    0.00%     0.00%     0.00%
February 2008                              28.06%     0.00%    0.00%     0.00%     0.00%
March 2008                                  0.00%     0.00%    0.00%     0.00%     0.00%
Weighted Average Life to Maturity
(years)(1)                                  3.84      3.20      2.73      2.48     2.24
Weighted Average Life to Call (years)(2)    3.79      3.12      2.66      2.43     2.20

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

        Percentage of Class C Notes Principal at Various ABS Percentages

                                                         Class C Notes
                                         ----------------------------------------------
Payment Date                              0.00%     1.00%    1.50%     1.75%     2.00%
------------                             -------   -------  -------   -------   -------
Closing Date                             100.00%   100.00%  100.00%   100.00%   100.00%
December 2003                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
June 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
July 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
August 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
September 2004                           100.00%   100.00%  100.00%   100.00%   100.00%
October 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
November 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
December 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2005                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2005                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2005                                 100.00%   100.00%  100.00%   100.00%    89.43%
June 2005                                100.00%   100.00%  100.00%    95.29%    83.62%
July 2005                                100.00%   100.00%  100.00%    88.56%    77.98%
August 2005                              100.00%   100.00%   94.01%    83.30%    72.52%
September 2005                           100.00%   100.00%   88.83%    78.25%    67.29%
October 2005                             100.00%   100.00%   84.07%    73.35%    62.23%
November 2005                            100.00%   100.00%   79.43%    68.59%    57.35%
December 2005                            100.00%   100.00%   74.91%    63.97%    52.64%
January 2006                             100.00%    91.42%   70.51%    59.51%    48.10%
February 2006                            100.00%    87.21%   66.23%    55.19%    43.75%
March 2006                               100.00%    83.06%   62.07%    51.02%    39.57%
April 2006                               100.00%    78.99%   58.03%    47.01%    35.58%
May 2006                                 100.00%    74.98%   54.12%    43.14%    31.77%
June 2006                                100.00%    71.03%   50.33%    39.43%    28.14%
July 2006                                100.00%    67.16%   46.66%    35.88%    24.71%
August 2006                              100.00%    63.36%   43.13%    32.48%     0.00%
September 2006                           100.00%    59.88%   39.89%    29.37%     0.00%
October 2006                              92.25%    56.46%   36.77%    26.41%     0.00%
November 2006                             88.27%    53.11%   33.77%    23.60%     0.00%
December 2006                             84.32%    49.86%   30.91%     0.00%     0.00%
January 2007                              80.34%    46.67%   28.17%     0.00%     0.00%
February 2007                             76.33%    43.55%   25.55%     0.00%     0.00%
March 2007                                72.28%    40.50%    0.00%     0.00%     0.00%
April 2007                                68.20%    37.51%    0.00%     0.00%     0.00%
May 2007                                  64.09%    34.60%    0.00%     0.00%     0.00%
June 2007                                 59.94%    31.75%    0.00%     0.00%     0.00%
July 2007                                 55.76%    28.97%    0.00%     0.00%     0.00%
August 2007                               51.55%    26.26%    0.00%     0.00%     0.00%
September 2007                            47.51%     0.00%    0.00%     0.00%     0.00%
October 2007                              43.68%     0.00%    0.00%     0.00%     0.00%
November 2007                             39.83%     0.00%    0.00%     0.00%     0.00%
December 2007                             35.94%     0.00%    0.00%     0.00%     0.00%
January 2008                              32.01%     0.00%    0.00%     0.00%     0.00%
February 2008                             28.06%     0.00%    0.00%     0.00%     0.00%
March 2008                                 0.00%     0.00%    0.00%     0.00%     0.00%
Weighted Average Life to Maturity
(years)(1)                                 3.82      3.17     2.70      2.45      2.22
Weighted Average Life to Call
(years)(2)                                 3.79      3.13     2.66      2.43      2.20

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

        Percentage of Class D Notes Principal at Various ABS Percentages

                                                         Class D Notes
                                         ----------------------------------------------
Payment Date                              0.00%     1.00%    1.50%     1.75%     2.00%
------------                             -------   -------  -------   -------   -------
Closing Date                             100.00%   100.00%  100.00%   100.00%   100.00%
December 2003                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
June 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
July 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
August 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
September 2004                           100.00%   100.00%  100.00%   100.00%   100.00%
October 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
November 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
December 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2005                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2005                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2005                                 100.00%   100.00%  100.00%   100.00%    95.53%
June 2005                                100.00%   100.00%  100.00%   100.00%    89.32%
July 2005                                100.00%   100.00%  100.00%    94.60%    83.30%
August 2005                              100.00%   100.00%  100.00%    88.98%    77.46%
September 2005                           100.00%   100.00%   94.89%    83.59%    71.88%
October 2005                             100.00%   100.00%   89.81%    78.35%    66.48%
November 2005                            100.00%   100.00%   84.85%    73.27%    61.26%
December 2005                            100.00%   100.00%   80.02%    68.34%    56.23%
January 2006                             100.00%    97.65%   75.32%    63.57%    48.95%
February 2006                            100.00%    93.16%   70.75%    58.95%    41.07%
March 2006                               100.00%    88.73%   66.30%    54.23%    33.51%
April 2006                               100.00%    84.37%   61.99%    46.96%    26.29%
May 2006                                 100.00%    80.09%   57.81%    39.97%    19.39%
June 2006                                100.00%    75.88%   52.97%    33.26%    12.83%
July 2006                                100.00%    71.74%   46.34%    26.83%     6.61%
August 2006                              100.00%    67.68%   39.94%    20.68%     0.00%
September 2006                           100.00%    63.96%   34.08%    15.06%     0.00%
October 2006                              98.54%    60.31%   28.44%     9.70%     0.00%
November 2006                             94.29%    56.73%   23.01%     4.60%     0.00%
December 2006                             90.07%    52.12%   17.83%     0.00%     0.00%
January 2007                              85.82%    46.36%   12.87%     0.00%     0.00%
February 2007                             81.53%    40.71%    8.13%     0.00%     0.00%
March 2007                                77.21%    35.19%    0.00%     0.00%     0.00%
April 2007                                72.85%    29.79%    0.00%     0.00%     0.00%
May 2007                                  68.46%    24.51%    0.00%     0.00%     0.00%
June 2007                                 64.03%    19.36%    0.00%     0.00%     0.00%
July 2007                                 59.56%    14.33%    0.00%     0.00%     0.00%
August 2007                               55.06%     9.43%    0.00%     0.00%     0.00%
September 2007                            47.87%     0.00%    0.00%     0.00%     0.00%
October 2007                              40.95%     0.00%    0.00%     0.00%     0.00%
November 2007                             33.97%     0.00%    0.00%     0.00%     0.00%
December 2007                             26.93%     0.00%    0.00%     0.00%     0.00%
January 2008                              19.84%     0.00%    0.00%     0.00%     0.00%
February 2008                             12.68%     0.00%    0.00%     0.00%     0.00%
March 2008                                 0.00%     0.00%    0.00%     0.00%     0.00%
Weighted Average Life to Maturity
(years)(1)                                 3.80      3.12     2.65      2.41      2.18
Weighted Average Life to Call
(years)(2)                                 3.80      3.12     2.64      2.41      2.18

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

                                    THE NOTES

          The following information summarizes material provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer. See "Description of the Notes" and "Description of the Indenture" in the prospectus.

General

          The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuer and the indenture trustee for the benefit of the Noteholders. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the Notes. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the Issuer Property and certain rights and benefits available to the indenture trustee under the indenture. Wells Fargo Bank Minnesota, National Association, will be the indenture trustee. You may contact the indenture trustee at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: CTS/Asset Backed Securities, or by calling (612) 667-8058.

          All payments required to be made on the Notes will be made monthly on each Payment Date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning December 15, 2003.

          The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

          The original principal amount, interest rate and Stated Maturity Date for each class of the Notes is set forth on the cover page to this prospectus supplement.

Payments of Interest

          Interest on the outstanding principal amounts of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the 15th day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a "Payment Date") commencing December 15, 2003.

          Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will accrue at the related Interest Rate from and including the [___] day of the month (or from and including the Closing Date with respect to the first Payment Date) to but excluding the [___] day of the following calendar month.

          Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed Advances have been paid.

          Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes on any Payment Date, in which case the holders of the Class A Notes will receive the aggregate amount available to be distributed in respect of interest on the Class A Notes. Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. Interest payments to holders of the Class D Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes, the Class B Notes and the Class C Notes.

Payments of Principal

          The issuer will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The Principal Distribution Amount with respect to any Payment Date equals the sum of:

          o    the First Priority Principal Distribution Amount;

          o    the Second Priority Principal Distribution Amount;

          o    the Third Priority Principal Distribution Amount; and

          o    the Regular Principal Distribution Amount.

          The issuer will pay principal on the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described under "Payments on the Notes -- Payment of Distributable Amounts."

          Payments of the Principal Distribution Amount will generally be made on each Payment Date, in the following order of priority:

          1. to the Class A Notes, the Class A Principal Distributable Amount as follows:

               (a) to the Class A-1 Notes until paid in full;

               (b) to the Class A-2 Notes until paid in full;

               (c) to the Class A-3 Notes until paid in full;

               (d) to the Class A-4 Notes until paid in full;

          2. to the Class B Notes, the Class B Principal Distributable Amount until paid in full;

          3. to the Class C Notes, the Class C Principal Distributable Amount until paid in full;

          4. to the Class D Notes, the Class D Principal Distributable Amount until paid in full; and

          5.   to the Certificateholder, any remaining amounts.

          The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Stated Maturity Date based on a variety of factors.

          If the principal amount of a class of Notes has not been paid in full on or prior to its Stated Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to "Payment on the Notes --Payment of Distributable Amounts" in this prospectus supplement.

Event of Default Payment Priority

          Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under "Description of the Indenture - Events of Default Under the Indenture; Rights Upon Event of Default" in the attached prospectus which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to the servicer, payments will generally be made on the notes on each Payment Date, in the following order of priority:

          o    interest on the Class A Notes ratably;

          o to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

          o to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full;

          o    interest on the Class B Notes;

          o to the principal amount of the Class B Notes until such principal amount is paid in full;

          o    interest on the Class C Notes;

          o to the principal amount of the Class C Notes until such principal amount is paid in full;

          o    interest on the Class D Notes; and

          o to the principal amount of the Class D Notes until such principal amount is paid in full.

Optional Prepayment

          If the servicer exercises its option to purchase on any Payment Date the Receivables when the Pool Balance declines to 10% or less of the Pool Balance as of the Cut-off Date, the holders of the outstanding Notes will receive an amount in respect of the Notes equal to the outstanding principal amount of the Notes, together with accrued but unpaid interest at the related Interest Rate. The Pool Balance on any Payment Date will equal the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts (for this purpose, Liquidated Receivables will have a Principal Balance of zero).

Payments on the Notes

          On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day (each a "Determination Date"), the servicer will inform the owner trustee and the indenture trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the servicer will also determine the following:

          1.   Available Amounts;

          2.   Class A Noteholders' interest distribution;

          3.   Class B Noteholders' interest distribution;

          4.   Class C Noteholders' interest distribution;

          5.   Class D Noteholders' interest distribution;

          6.   Principal Distribution Amount; and

          7. the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders.

          The indenture trustee or the owner trustee, as the case may be, will make payments to the Noteholders, from the Note Distribution Account, of the amounts deposited to the Note Distribution Account from the Collection

Account. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading "--Payment of Distributable Amounts".

         Sources of Funds Available for Distribution on Any Payment Date

                                  [FLOW CHART]

Payment of Distributable Amounts

          Prior to each Payment Date, except as set forth above under "The Notes -Event of Default Payment Priority", the servicer will calculate the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

          1. to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and unreimbursed Advances;

          2.   to the Class A Noteholders:

               o the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective Interest Rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

               o the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

          3. to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

          4.   to the Class B Noteholders:

               o the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

               o the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

          5. to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

          6.   to the Class C Noteholders:

               o the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

               o the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

          7. to the Principal Distribution Account, the Third Priority Principal Distribution Amount;

          8.   to the Class D Noteholders:

               o the aggregate amount of interest accrued for the related Interest Period on each of the Class D Notes at the Interest Rate on the Class D Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and

               o the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

          9. to the Principal Distribution Account, the Regular Principal Distribution Amount;

          10. to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

          11. to the indenture trustee and the owner trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent the fees and expenses have not been previously paid by the servicer; and

          12.  any remaining funds will be distributed to the Certificateholder.

          The Principal Distribution Amount will be allocated among the Notes as described above under "--Payments of Principal."

          For the purposes of this prospectus supplement, the following terms will have the following meanings:

          "Adjusted Pool Balance" means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to the applicable Payment Date.

          "Class A Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to the greater of the outstanding principal amount of the Class A-1 Notes and the following:

               (a) the aggregate outstanding principal amount of the Class A Notes immediately prior to such Payment Date; minus

               (b) the lesser of:

                    (i) an amount equal to the product of:

                         (A) the Adjusted Pool Balance as of the last day of the
                    related Collection Period; and

                         (B) the sum of [____]% and the percentage equivalent of
                    a fraction equal to:

                              (x) the amount on deposit in the Reserve Account
                         after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

                              (y) the Adjusted Pool Balance as of the last day
                         of the related Collection Period; and

                    (ii) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of any class of Class A Notes, the Class A Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class A Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class A Notes on that Payment Date.

          "Class B Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to:

               (a) the sum of the aggregate outstanding principal amount of the Class A Notes (after taking into account the payment of the Class A Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class B Notes immediately prior to such Payment Date; minus

               (b) the lesser of:

                    (i) an amount equal to the product of:

                         (A) the Adjusted Pool Balance as of the last day of the
                    related Collection Period; and

                         (B) the sum of [____]% and the percentage equivalent of
                    a fraction equal to:

                              (x) the amount on deposit in the Reserve Account
                         after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

                              (y) the Adjusted Pool Balance as of the last day
                         of the related Collection Period; and

                    (ii) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of any class of Class B Notes, the Class B Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class B Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class B Notes on that Payment Date.

          "Class C Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to:

               (a) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes (after taking into account the payment of the Class A Principal Distributable Amount and the Class B Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class C Notes immediately prior to such Payment Date; minus

               (b) the lesser of:

                    (i) an amount equal to the product of:

                         (A) the Adjusted Pool Balance as of the last day of the
                    related Collection Period; and

                         (B) the sum of [____]% and the percentage equivalent of
                    a fraction equal to:

                              (x) the amount on deposit in the Reserve Account
                         after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

                              (y) the Adjusted Pool Balance as of the last day
                         of the related Collection Period; and

                    (ii) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of any class of Class C Notes, the Class C Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class C Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class C Notes on that Payment Date.

          "Class D Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to:

               (a) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes (after taking into account the payment of the Class A Principal Distributable Amount, the Class B Principal Distributable Amount and the Class C Principal Distributable Amount on such Payment Date) and the outstanding principal amount of the Class D Notes immediately prior to such Payment Date; minus

               (b) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target
          Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of the Class D Notes, the Class D Principal Distributable Amount will be at least an amount sufficient to pay the Class D Notes in full; and provided further, that the Class D Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class D Notes on that Payment Date.

          "First Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the First Priority Principal Distribution Amount on and after the Stated Maturity Date of the Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A Notes to zero.

          "Interest Period" means:

          o with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing
               Date) to but excluding the next Payment Date; and

          o with respect to the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes, the period from and including the 15th day of the previous calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 15th day of the current calendar month.

          "Principal Distribution Account" means the administrative subaccount of the Note Distribution Account established and maintained as the Principal Distribution Account pursuant to the sale and servicing agreement.

          "Principal Distribution Amount" means with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount, (iii) the Third Priority Principal Distribution Amount and (iv) the Regular Principal Distribution Amount, in each case, with respect to that Payment Date.

          "Regular Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, and the Third Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Class D Stated Maturity Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero.

          "Second Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (iii) the First Priority Principal Distribution Amount; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Second Priority Principal Distribution Amount on and after the Stated Maturity Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

          "Target Overcollateralization Amount" means, with respect to any Payment Date, the greater of (a) [__]% of the Adjusted Pool Balance, minus amounts on deposit in the Reserve Account after withdrawals from the Reserve Account but prior to deposits to the Reserve Account, in each case, on such Payment Date and (b) [___]% of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance, minus the amount on deposit in the Reserve Account after withdrawals from the Reserve Account but prior to deposits to the Reserve Account, in each case, on such Payment Date.

          "Third Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period, minus (iii) the First Priority Principal Distribution Amount, minus (iv) the Second Priority Principal Distribution Amount; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Third Priority Principal Distribution Amount on and after the Stated Maturity Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

          "Trust Fees and Expenses" means all accrued and unpaid trustees' fees and any amounts due to the trustees for reimbursement of expenses or in respect of indemnification and other administrative fees of the trust.

                               CREDIT ENHANCEMENT

          The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes, the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest. The protection afforded to the Class C Noteholders will be effected by the subordination of the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest. The protection afforded to the Class D Noteholders will be effected by the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest

Subordination

          The rights of the Class B Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes to receive payments of principal so long as the Class A Notes are outstanding. The rights of the Class C Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes and the Class B Notes to receive payments of principal so long as any of the Class A Notes or the Class B Notes are outstanding. The rights of the Class D Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes, the Class B Notes and the Class C Notes to receive payments of principal so long as any of the Class A Notes, the Class B Notes or the Class C Notes are outstanding.

Reserve Account

          On the Closing Date, the issuer will establish a separate account (the "Reserve Account") and will make a deposit thereto of an amount equal to $[__________]. The Reserve Account shall be held by the indenture trustee for so long as it is an Eligible Institution and will be pledged to the indenture trustee for the benefit of the Noteholders. Amounts on deposit in the Reserve Account will be invested as provided in the sale and servicing agreement in Eligible Investments.

          The "Reserve Account Required Amount" with respect to any Payment Date will be [___]% of the Adjusted Pool Balance as of the last day of the immediately preceding Collection Period. However, in no event will the Reserve Account Required Amount be more than the then outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

          The servicer may, from time to time after the date of this prospectus supplement, request each Rating Agency to approve a formula for determining the Reserve Account Required Amount that is different from those described above or change the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Reserve Account Required Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

          All amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal on the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount shall be paid to the Certificateholder. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

          Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders.

          None of the Noteholders, the indenture trustee, the owner trustee or the certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

Overcollateralization

          On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by approximately $[___________], which is approximately [___]% of the Adjusted Pool Balance as of the Cut-off Date. This excess (as adjusted from time to time, the "Overcollateralization Amount") represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Target Overcollateralization Amount. The Overcollateralization Amount will be available to absorb losses on the Receivables. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Target Overcollateralization Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

                  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

          On the Closing Date, the initial Yield Supplement
Overcollateralization Amount will be $[_________], which is approximately [___]% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables.

          With respect to any Payment Date, the "Yield Supplement
Overcollateralization Amount" is the amount specified below with respect to that Payment Date:

                       Yield
                     Supplement
               Overcollateralization
Payment Date          Amount
------------   ---------------------
Closing Date   $

                                                         Yield
                                                       Supplement
                                                 Overcollateralization
            Payment Date                                Amount
            ------------                                ------
            Closing Date                            $34,793,005.31
            December 2003                           $32,224,734.06
            January 2004                            $30,976,696.34
            February 2004                           $29,752,912.74
             March 2004                             $28,553,525.87
             April 2004                             $27,378,679.18
              May 2004                              $26,228,513.33
              June 2004                             $25,103,173.36
              July 2004                             $24,002,803.55
             August 2004                            $22,927,547.39
           September 2004                           $21,877,542.29
            October 2004                            $20,852,893.53
            November 2004                           $19,853,721.28
            December 2004                           $18,880,136.42
            January 2005                            $17,932,261.24
            February 2005                           $17,010,216.42
             March 2005                             $16,114,116.40
             April 2005                             $15,244,069.49
              May 2005                              $14,400,188.13
              June 2005                             $13,582,574.02
              July 2005                             $12,791,346.72
             August 2005                            $12,026,616.70
           September 2005                           $11,288,439.85
            October 2005                            $10,576,285.46
            November 2005                            $9,889,583.69
            December 2005                            $9,228,123.15
            January 2006                             $8,591,971.21
            February 2006                            $7,981,209.99
             March 2006                              $7,395,894.02
             April 2006                              $6,836,094.03
              May 2006                               $6,301,596.65
              June 2006                              $5,792,064.85
              July 2006                              $5,307,110.80
             August 2006                             $4,845,952.25
           September 2006                            $4,407,562.96
            October 2006                             $3,990,809.85
            November 2006                            $3,595,134.25
            December 2006                            $3,220,297.65
            January 2007                             $2,866,389.87
            February 2007                            $2,533,515.53
             March 2007                              $2,221,775.10
             April 2007                              $1,931,268.98
              May 2007                               $1,662,019.82
              June 2007                              $1,413,867.80
              July 2007                              $1,186,559.66
             August 2007                              $980,005.98
           September 2007                             $794,140.65
            October 2007                              $628,657.95
            November 2007                             $483,277.42
            December 2007                             $357,834.70
            January 2008                              $252,337.52
            February 2008                             $166,812.04
             March 2008                               $101,238.38
             April 2008                               $55,530.26
              May 2008                                $29,206.98
              June 2008                               $17,161.20
              July 2008                               $11,032.51
             August 2008                               $7,006.40
           September 2008                              $4,408.97
            October 2008                               $2,899.93
            November 2008                              $2,026.47
            December 2008                              $1,359.05
            January 2009                                $867.80
            February 2009                               $527.09
             March 2009                                 $310.54
             April 2009                                 $183.39
              May 2009                                  $112.95
              June 2009                                 $63.75
              July 2009                                 $30.94
             August 2009                                $12.19
           September 2009                                $3.69
            October 2009                                 $0.00

          The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and [___]%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

Accounts

          With respect to the issuer, the servicer will establish and maintain with the owner trustee or indenture trustee one or more Collection Accounts, in the name of the owner trustee or indenture trustee on behalf of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from any Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and will maintain with the indenture trustee the Reserve Account in the name of the indenture trustee on behalf of the Noteholders.

          Funds in the Collection Account and the Reserve Account (collectively, the "Accounts") will be invested as provided in the sale and servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the Rating Agencies rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, to the extent permitted by the Rating Agencies, funds in any Account, except the Collection Account, may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholder could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Collection Account, net of losses and investment expenses, shall be released to the servicer on each Payment Date and shall be the property of the servicer.

          The Accounts will be maintained with the indenture trustee or the owner trustee so long as it is an "Eligible Institution," which is a depository institution or trust company,

          1. the short-term unsecured debt obligations of which have a rating of "P-1" by Moody's, a rating of "A-1+" by Standard & Poor's, and a rating of "F1+" by Fitch (the "Required Deposit Rating"); or

          2. having corporate trust powers and organized under the laws of the United States, any State, the District of Columbia or the Commonwealth of Puerto Rico which has a long-term deposit rating from Moody's of at least "Baa3", Standard & Poor's of at least "BBB-", or Fitch of at least "BBB-" (or a lower rating as any rating agency shall approve in writing).

          If the indenture trustee or the owner trustee, as the case may be, ceases to be an Eligible Institution, then the servicer shall, with the assistance of the indenture trustee or the owner trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

          The servicer will be authorized to grant, in some circumstances, rebates, adjustments or extensions with respect to a Receivable. However, if any modification of a Receivable extends the maturity of a Receivable beyond the last day of the Collection Period ending three (3) months prior to the Stated Maturity Date of the Class D Notes, the servicer will be obligated to purchase the Receivable.

Servicing Compensation

          The servicing fee for the calendar month immediately preceding any Payment Date (a Collection Period) will be one-twelfth of 1.00% of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cut-off Date (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each

Collection Period any late fees and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each Rating Agency without a reduction in the rating of each Class of Notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under "Payment on the Notes -- Payment of Distributable Amounts."

Net Deposits

          As an administrative convenience and as long as specified conditions are satisfied, for so long as HMFC is the servicer, HMFC will be permitted to make the deposit of Collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the depositor or the servicer for or with respect to the related Collection Period net of payments to be made to the servicer with respect to that Collection Period. The servicer, however, will account to the owner trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. The sale and servicing agreement will require the servicer to make all deposits of Collections received to be deposited into the Collection Account on the second Business Day following receipt thereof.

Optional Purchase

          The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cut-off Date. The redemption price for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes as of the date of the optional purchase.

Removal of Servicer

          The indenture trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer default. See "Description of the Transaction Agreements--Defaults by the Servicer" in the prospectus.

          Under those circumstances, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the servicer. Upon payment in full of the principal and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the servicer. Upon payment in full of the principal and interest on the Class C Notes, the Class D Noteholders will succeed to the rights of the Class C Noteholders with respect to the removal of the servicer.

                                LEGAL INVESTMENT

          The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the "Investment Company Act").

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          Latham & Watkins LLP is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for United States federal income tax purposes:

          o    the Notes will be characterized as indebtedness; and

          o the issuer will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

          See "Material United States Federal Income Tax Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "benefit plan").
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

          Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased Notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. 2510.3-101 (the "Plan Assets Regulation"), the assets of the issuer would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuer incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes. The issuer has not obtained an opinion of counsel regarding the debt treatment of the Notes under local law.

          However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuer, the depositor, the servicer, the underwriters, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such benefit plan. In that event, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending in part on the type of plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

          Additionally, the acquisition or holding of Notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code, could give rise to liabilities under federal, state or local law which may be substantially similar to liabilities imposed by
Section 406 of ERISA or Section 4975 of the Code.

          By acquiring a Note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such Note by the purchaser or transferee, throughout the period that it holds such Note is, and will be, covered by a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to
Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a Note will be deemed to covenant that it will not sell, pledge or otherwise transfer such Note in violation of the foregoing.

          A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

          The sale of Notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

          See "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

               Principal   Principal   Principal   Principal   Principal   Principal   Principal
               Amount of   Amount of   Amount of   Amount of   Amount of   Amount of   Amount of
               Class A-1   Class A-2   Class A-3   Class A-4    Class B     Class C     Class D
Underwriters     Notes       Notes       Notes       Notes       Notes       Notes       Notes
------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
               $           $           $           $           $           $           $

               $           $           $           $           $           $           $

               $           $           $           $           $           $           $

               $           $           $           $           $           $           $

               $           $           $           $           $           $           $

Total          $           $           $           $           $           $           $

          The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

                                 Selling
                               Concessions     Reallowance
                              not to exceed   not to exceed
                              -------------   -------------
Class A-1 Notes............                %               %
Class A-2 Notes............                %               %
Class A-3 Notes............                %               %
Class A-4 Notes............                %               %
Class B Notes..............                %               %
Class C Notes..............                %               %
Class D Notes..............                %               %

          Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes.

          The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the "Exchange Act"). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

          HMFC and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the "Securities Act"), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

          In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuer and their affiliates.

          As discussed under "Use of Proceeds" above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the warehouse debt.

          The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

          The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

          The issuer will receive aggregate proceeds of approximately $[________] from the sale of the Notes (representing [______] % of the principal amount of the Notes) after paying the aggregate underwriting discount of $[__________] on the Notes. Additional offering expenses are estimated to be $[__________].

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement includes words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuer or the depositor. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.

                                 LEGAL OPINIONS

          Certain legal opinions with respect to the Notes will be given for the depositor by Latham & Watkins LLP. Certain legal opinions with respect to the Notes will be given for the underwriters by [_______________].

                                    GLOSSARY

          "Administrative Purchase Payment" means, for an Administrative Receivable, an amount equal to such Receivable's unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable's APR as of the last day of the Collection Period such Receivable is purchased.

          "Administrative Receivable" means a Receivable that the servicer is required to purchase from the issuer because of the servicer's breach of a covenant contained in the sale and servicing agreement.

          "Available Amounts" for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection
Period: (i) all Collections on Receivables (ii) the Purchased
Amount of each Receivable that became a Purchased Receivable (iii) Advances and
(iv) Recoveries.

          "Available Amounts Shortfall" means the positive difference, if any, of Total Required Payment minus Available Amounts.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware, Minnesota or New York are authorized or obligated by law, executive order or government decree to be closed.

          "Certificate" means the certificate issued by the issuer, which represents the residual interest in the issuer and is not offered hereby. The depositor will initially retain the Certificate.

          "Certificateholder" means the holder of the Certificate.

          "Class A Noteholders" means the holders of record of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

          "Class B Noteholders" means the holders of record of the Class B
Notes.

          "Class C Noteholders" means the holders of record of the Class C
Notes.

          "Class D Noteholders" means the holders of record of the Class D
Notes.

          "Closing Date" means November [__], 2003.

          "Collection" means, with respect to any Receivable and to the extent received by the servicer after the applicable Cut-off Date for that Receivable,
(i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term "Collections" in no event will include (1) any amounts in respect of any Receivable purchased by the servicer or the depositor on a prior Payment Date, (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract.

          "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

          "Collection Period" means each fiscal month of the servicer during the term of the sale and servicing agreement. With respect to any Determination Date or Payment Date, the "related Collection Period" means the Collection Period preceding the fiscal month in which such Determination Date or Payment Date occurs.

          "Controlling Class" means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, then the Class C Notes for so long as any Class C Notes are outstanding and then the Class D Notes for so long as any Class D Notes are outstanding, excluding, in each case, Notes held by the depositor, the servicer or their affiliates.

          "Cut-off Date" means September 30, 2003.

          "Defaulted Receivable" means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or
(b) the Obligor of which has suffered an insolvency event.

          "Eligible Investments" shall mean any one or more of the following types of investments:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          o demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+, from Fitch of F1+, and from Moody's of P-1;

          o commercial paper (including commercial paper of any affiliate of depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+, from Fitch of F1+, and from Moody's of P-1;

          o investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

          o banker's acceptances issued by any depository institution or trust company referred to in the second bullet point above;

          o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

          o any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating of any class of Notes.

          "Financed Vehicles" means the vehicles financed by the Receivables.

          "Fitch" means Fitch, Inc.

          "Liquidation Proceeds" means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the repossession, transport and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

          A "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred:

          o    the related Financed Vehicle has been repossessed and liquidated;

          o the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated;

          o the servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

          o the end of the Collection Period in which the Receivable becomes more than 120 days past due.

          "Moody's" means Moody's Investors Service, Inc.

          "Note Distribution Account" means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions to the Noteholders will be made.

          "Noteholders" means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

          "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes.

          "Obligors" means persons who obtained credit for installment purchases of new and used automobiles and light duty trucks the terms of which are evidenced by motor vehicle retail installment sale contracts.

          "Pool Balance" means at any time, the aggregate Principal Balance of the Receivables at such time calculated in accordance with the customary servicing practices.

          "Principal Balance" means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

          "Purchased Amount" means any Administrative Purchase Payments or Warranty Purchase Payments made with respect to Purchased Receivables.

          "Purchased Receivable" means a Warranty Receivable or an Administrative Receivable, respectively.

          "Rating Agency" means Standard & Poor's, Moody's or Fitch.

          "Receivable Pool" means the pool of Receivables.

          "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

          "Stated Maturity Date" means, for each class of Notes, the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

          "Total Required Payment" means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes, an amount equal to the change in the Adjusted Pool Balance during the related Collection Period, and on or after the Stated Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

          "Warranty Purchase Payment" means, for a Warranty Receivable, an amount equal to such Receivable's unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable's APR as of the last day of the Collection Period such Receivable is repurchased.

          "Warranty Receivable" means a Receivable that the depositor is required to repurchase from the issuer because of the depositor's breach of a covenant contained in the sale and servicing agreement.

                                      INDEX

Term                                                                        Page
--------------------------------------------------------------------------------
ABS.........................................................................S-29
ABS Tables..................................................................S-29
Accounts....................................................................S-48
Adjusted Pool Balance.......................................................S-41
Administrative Purchase Payment.............................................S-54
Administrative Receivable...................................................S-54
APR.........................................................................S-23
Available Amounts...........................................................S-54
Available Amounts Shortfall.................................................S-54
benefit plan................................................................S-50
Business Day................................................................S-54
Certificate.................................................................S-54
Certificateholder...........................................................S-54
Class A Noteholders.........................................................S-54
Class A Principal Distributable Amount......................................S-41
Class B Noteholders.........................................................S-54
Class B Principal Distributable Amount......................................S-41
Class C Noteholders.........................................................S-54
Class C Principal Distributable Amount......................................S-42
Class D Noteholders.........................................................S-54
Class D Principal Distributable Amount......................................S-43
Closing Date................................................................S-54
Code........................................................................S-50
Collection..................................................................S-54
Collection Account..........................................................S-54
Collection Period...........................................................S-54
Controlling Class...........................................................S-55
Cut-off Date................................................................S-55
Defaulted Receivable........................................................S-55
Determination Date..........................................................S-37
Eligible Institution........................................................S-48
Eligible Investments........................................................S-55
ERISA.......................................................................S-50
Exchange Act................................................................S-52
Financed Vehicles...........................................................S-55
First Priority Principal Distribution Amount................................S-43
Fitch.......................................................................S-55
HMA.........................................................................S-27
HMC.........................................................................S-27
HMFC........................................................................S-21
Interest Period.............................................................S-43
Interest Rate...............................................................S-35
Investment Company Act......................................................S-50
Issuer Property.............................................................S-22
Liquidated Receivable.......................................................S-56
Liquidation Proceeds........................................................S-56
Moody's.....................................................................S-56
Note Distribution Account...................................................S-56
Noteholders.................................................................S-56
Notes.......................................................................S-56
Obligors....................................................................S-56
Overcollateralization Amount................................................S-45

Term                                                                        Page
--------------------------------------------------------------------------------
Payment Date................................................................S-35
Plan Assets Regulation......................................................S-50
Pool Balance................................................................S-56
Principal Balance...........................................................S-56
Principal Distribution Account..............................................S-43
Principal Distribution Amount...............................................S-43
PTCE........................................................................S-50
Purchased Amount............................................................S-56
Purchased Receivable........................................................S-56
Rating Agency...............................................................S-56
Receivable Pool.............................................................S-56
Receivables.................................................................S-21
Recoveries..................................................................S-56
Regular Principal Distribution Amount.......................................S-43
Required Deposit Rating.....................................................S-48
Reserve Account.............................................................S-45
Reserve Account Required Amount.............................................S-45
Second Priority Principal Distribution Amount...............................S-44
Securities Act..............................................................S-53
Servicing Fee...............................................................S-48
Standard & Poor's...........................................................S-56
Stated Maturity Date........................................................S-35
Target Overcollateralization Amount.........................................S-44
Third Priority Principal Distribution Amount................................S-44
Total Required Payment......................................................S-57
Trust Fees and Expenses.....................................................S-44
Warranty Purchase Payment...................................................S-57
Warranty Receivable.........................................................S-57
Weighted Average APR........................................................S-23
Weighted Average Life.......................................................S-30
Weighted Average Original Term..............................................S-23
Weighted Average Remaining Term.............................................S-23
Yield Supplement Overcollateralization Amount...............................S-46

================================================================================

          No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitations is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

                                   ----------

                               Hyundai ABS Funding
                                   Corporation
                                    Depositor

                              Hyundai Motor Finance
                                     Company
                               Seller and Servicer

                                   ----------

          Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         Hyundai Auto Receivables Trust
                                     2003-A
                                     Issuer

                                 Class A-1 Notes

                                $[_____________]
                                 Class A-2 Notes

                                $[_____________]
                                 Class A-3 Notes

                                $[_____________]
                                 Class A-4 Notes

                                $[_____________]
                                  Class B Notes

                                $[_____________]
                                  Class C Notes

                                $[_____________]
                                  Class D Notes

                                $[_____________]

                                   ----------

                                   PROSPECTUS
                                   SUPPLEMENT

                                   ----------

================================================================================

********************************************************************************

The information in this prospectus is not complete and may be changed. We may not sell the notes described in this premiliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This prospectus supplement is not on offer to sell these notes nor is it seeking an offer to buy these notes in any state where the laws in that state do not permit the seller to offer or sell these notes

********************************************************************************

Subject to Completion, Dated, [____________], 200[_]                   FORM 2(1)
PROSPECTUS SUPPLEMENT
(To Prospectus Dated [___________], 200[_])

                                 [HYUNDAI LOGO]

                             $[____________________]

                  Hyundai Auto Receivables [Trust][LLC] 200[_]
                                     Issuer

                         Hyundai ABS Funding Corporation
                                    Depositor

                          Hyundai Motor Finance Company
                               Seller and Servicer

     You should carefully read the "risk factors", beginning on page S-[_] of this prospectus supplement and page [_] of the prospectus. The notes are asset-backed securities. The notes will be the sole obligation of the issuer and will not be obligations of or guaranteed by Hyundai Motor Finance Company, Hyundai ABS Funding Corporation or any of their affiliates. No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

                                                        Final Scheduled
                     Principal Amount   Interest Rate    Payment Date
                     ----------------   -------------   ---------------
Class A-1 Notes                                    %
Class A-2 Notes                                    %
Class A-3 Notes                                    %
Class B Notes                                      %
Class C Notes                                      %
Class D Notes                                      %
   Total

                                       Underwriting   Proceeds to the
                     Price to Public     Discount          Seller
                     ---------------   ------------   ---------------
Per Class A-1 Note
Per Class A-2 Note
Per Class A-3 Note
Per Class B Note
Per Class C Note
Per Class D Note

----------
(1) This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form, to reflect the specific parties, the structure of the securities, servicing provisions, receivables pool and provisions of the transaction documents.

     Total

          o The notes are payable solely from the assets of the issuer, which consist primarily of motor vehicle retail installment sales contracts that are secured by new and used automobiles and light-duty trucks.

          o The issuer will pay interest and principal on the notes on the [___] day of each month, or the next business day if such [___] day is not a business day, starting on, [_________], [200_].

          o The issuer will generally pay principal on the notes sequentially to the earliest maturing class or classes of notes then outstanding until paid in full, except in certain circumstances where principal payments will be made ratably.

          o Credit enhancement will consist of overcollateralization, a reserve account with an initial deposit of $[___], and the subordination of the depositor's right to receive excess interest.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 [Underwriters]

       The date of this prospectus supplement is [______________], 200[_].

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              Prospectus Supplement
SUMMARY OF TERMS.............................................................S-4
RISK FACTORS................................................................S-13
USE OF PROCEEDS.............................................................S-21
THE ISSUER..................................................................S-22
THE RECEIVABLES POOL........................................................S-23
THE DEPOSITOR...............................................................S-29
HYUNDAI MOTOR FINANCE COMPANY...............................................S-29
WEIGHTED AVERAGE LIFE OF THE NOTES..........................................S-30
THE NOTES...................................................................S-37
[DESCRIPTION OF THE INTEREST RATE SWAP AGREEMENT]...........................S-47
[THE SWAP COUNTERPARTY].....................................................S-48
CREDIT ENHANCEMENT..........................................................S-49
[YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT].............................S-51
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS........................S-53
[PRE-FUNDING ACCOUNT].......................................................S-55
LEGAL INVESTMENT............................................................S-56
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES......................S-56
ERISA CONSIDERATIONS........................................................S-56
UNDERWRITING................................................................S-58
FORWARD-LOOKING STATEMENTS..................................................S-60
LEGAL OPINIONS..............................................................S-60
GLOSSARY....................................................................S-61
INDEX.......................................................................S-64

                                   Prospectus

RISK FACTORS...................................................................1
CAPITALIZED TERMS..............................................................5
DESCRIPTION OF THE ISSUERS.....................................................5
DESCRIPTION OF THE OWNER TRUSTEE...............................................6
DESCRIPTION OF THE RECEIVABLES.................................................6
ORIGINATION AND SERVICING PROCEDURES...........................................7
PREFUNDING ARRANGEMENT........................................................12
MATURITY AND PREPAYMENT CONSIDERATIONS........................................13
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION...............................14
USE OF PROCEEDS...............................................................14
DESCRIPTION OF THE DEPOSITOR..................................................14
DESCRIPTION OF THE NOTES......................................................14
DESCRIPTION OF THE TRANSACTION AGREEMENTS.....................................25
DESCRIPTION OF THE INDENTURE..................................................33
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES.....................................38
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES........................43
STATE AND LOCAL TAX CONSEQUENCES..............................................48
ERISA CONSIDERATIONS..........................................................48
UNDERWRITING..................................................................52
FORWARD-LOOKING STATEMENTS....................................................53
RATING OF THE NOTES...........................................................53
REPORTS TO NOTEHOLDERS........................................................53
WHERE YOU CAN FIND MORE INFORMATION...........................................53
INCORPORATION BY REFERENCE....................................................54
LEGAL MATTERS.................................................................54
GLOSSARY......................................................................55
INDEX.........................................................................57

                  WHERE TO FIND INFORMATION IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     This prospectus supplement and the attached prospectus provide information about the issuer and the notes offered by this prospectus supplement and the accompanying prospectus.

     We tell you about the notes in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

     o this prospectus supplement, which describes the specific terms of your notes.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

     We have started with several introductory sections in this prospectus supplement describing the notes and the issuer in abbreviated form, followed by a more complete description of the terms of the notes. The introductory sections are:

     o Summary of Terms --provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuer; and

     o Risk Factors --describes briefly some of the risks to investors in the notes.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under "Index" beginning on page S-[__] of this prospectus supplement and page [__] of the accompanying prospectus.

     If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY ("AUTHORISED PERSONS") UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 ("FSMA") OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER
ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 ("CIS ORDER") OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

     NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding of the offering. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuer

Hyundai Auto Receivables [Trust][LLC] 200[_], a Delaware [statutory business trust][limited liability company], will issue the Notes. The principal assets of the "issuer" will be a pool of motor vehicle retail installment sales contracts.

Depositor

Hyundai ABS Funding Corporation, a Delaware corporation, a wholly-owned special purpose subsidiary of Hyundai Motor Finance Company, is the "depositor". The depositor will sell the motor vehicle retail installment sales contracts to the issuer.

You may contact the depositor by mail at 10550 Talbert Avenue, Fountain Valley, California 92708, or by calling (714) 594-1579.

Seller

Hyundai Motor Finance Company, a California corporation known as "HMFC", will sell the motor vehicle retail installment sales contracts to the depositor.

Servicer

Hyundai Motor Finance Company, a California corporation, is the "servicer". The servicer will service the motor vehicle retail installment sales contracts held by the issuer.

Administrator

Hyundai Motor Finance Company will act as "administrator" of the issuer.

Trustees

[_________________], a [_____________] banking corporation, will be the
"indenture trustee".

[_________________], a [_____________] banking corporation, will be the
"owner trustee".

[Swap Counterparty]

[[_________________] will be the "swap counterparty".]

THE OFFERED NOTES

The issuer will issue the following Notes:

                  Principal
Class              Balance    Interest Rate
---------------   ---------   -------------
Class A-1 Notes   $                        %
Class A-2 Notes   $                        %
Class A-3 Notes   $                        %
Class B Notes     $                        %
Class C Notes     $                        %
Class D Notes     $                        %

     The issuer will also issue one "Certificate" , which represents the residual interest in the issuer and is not offered hereby.

     The Notes are issuable in an initial denomination of $[______] and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).

     The issuer expects to issue the Notes on or about [_________], 200[_], which we refer to as the "closing date".

PRINCIPAL AND INTEREST

     The issuer will pay interest on the Notes monthly, on the [___] day of each month (or on the next business day), which we refer to as the "payment date". The first payment date is [_________], 200[_] . So long as the Notes are in book-entry form, the issuer will make payments on the Notes to the holders of record on the day immediately preceding the payment date (the "record date"). If the Notes are issued in definitive form, the record date will be the last day of the month preceding the payment date.

Interest Payments:

     o The Class A-1 Notes will accrue interest on the basis of a 360 day year and the actual number of days from the previous payment date to but excluding the next payment date, except that the first interest accrual period will be from the closing date to but excluding [_______], 200[_]. This means that the interest due on each payment date will be the product of: a) the outstanding principal balance of the Class A-1 Notes; b) the interest rate; and c) the actual number of days elapsed since the previous payment date (or in the case of the first payment date, since the closing date), to but excluding the current payment date, divided by 360.

     o The Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes will accrue interest on the basis of a 360 day year consisting of twelve 30 day months from the [___] day of each calendar month to but excluding the [___] day of the succeeding calendar month except that the first interest accrual period will be from the closing date to but excluding [_______], 200[_]. This means that the interest due on each payment date will be the product of: a) the outstanding principal balance of the related class of Notes; b) the applicable interest rate; and c) 30 (or, in the case of the first payment date, [__]) divided by 360.

     o [The issuer will enter into an interest rate swap with a swap counterparty with respect to the Class [___] Notes.]

     o Interest payments on all classes of Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments on the Class A Notes. Interest payments on the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments on the Class A Notes and the Class B Notes. Interest payments on the Class D Notes will be subordinated to interest payments and, in limited circumstances, principal payments on the Class A Notes, the Class B Notes and the Class C Notes.

Principal Payments:

     The issuer will pay principal allocated to the Notes in the following order:

     o    to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

     o    to the Class A-2 Notes, until the Class A-2 Notes are paid in full;

     o    to the Class A-3 Notes, until the Class A-3 Notes are paid in full;

     o    to the Class B Notes, until the Class B Notes are paid in full;

     o    to the Class C Notes, until the Class C Notes are paid in full; and

     o    to the Class D Notes, until the Class D Notes are paid in full.

     On each payment date after an event of default under the indenture occurs and the Notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, no distributions of principal or interest will be made on the Class B Notes until the payment in full of principal and interest on the Class A Notes. Payments of principal on the Class A Notes will be made first to the Class A-1 Notes until the Class A-1 Notes are repaid in full, and then pro rata to the Class A-2 Notes and Class A-3 Notes. In addition, no distributions of principal or interest will be made on the Class C Notes until payment in full of principal and interest on the Class B Notes, and no distributions of principal or interest will be made on the Class D Notes until payment in full of principal and interest on the Class C Notes.

Early Redemption of the Notes

     The servicer may purchase all the receivables in the trust when the outstanding aggregate principal balance of the receivables declines to [10]% or less of the original total principal balance of the receivables as of the cut-off date. If the servicer exercises this "clean up call" option, the Notes will be redeemed.

ISSUER PROPERTY

     The primary assets of the issuer will be a pool of motor vehicle retail installment sales contracts secured by new and used automobiles and light duty trucks. We refer to these contracts as "receivables" or "motor vehicle receivables", to the pool of those receivables as the "receivable pool" and to the persons who financed their purchases with these contracts as "obligors".

     The receivables identified on the schedule of receivables delivered by HMFC on the closing date and on any funding date will be transferred to the depositor by HMFC and then transferred by the depositor to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the Noteholders.

     In addition to the receivables, the "issuer property" will also include the following:

     o security interests in the vehicles financed by the receivables, which we refer to as the "financed vehicles";

     o    any other property securing the receivables;

     o all recourse rights against the dealers which originated the receivables;

     o rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

     o [rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

     o amounts on deposit in the accounts owned by the issuer and eligible investments in those accounts;

     o certain rights under the receivables purchase agreement (the "receivables purchase agreement") between the depositor and HMFC; and

     o the proceeds of the receivables and the proceeds of any and all of the above.

     The initial aggregate receivables balance as of the initial cut-off date is expected to be approximately $[__]. As of [_____________], 200[_], which we refer to as the "statistical cut-off date", there were [______] receivables in the receivables pool, which had an aggregate receivables balance of $[________], a weighted average contract rate of [___]%, a weighted average original maturity of [____] months, and a weighted average remaining maturity of [____] months.

[SUBSEQUENT RECEIVABLES]

     [On the closing date, $[______] of the proceeds from the sale of the Notes by the issuer will be deposited in an account which we refer to as the "pre-funding account". During the funding period, the issuer will use the funds on deposit in the pre-funding account to acquire additional receivables from the depositor (once acquired, these receivables are referred to as "subsequent receivables") on each date (no more than once a week) which we refer to as a "funding date".]

     [The "funding period" will begin on the closing date and will end on the earliest to occur of:

     o    three full calendar months following the closing date;

     o    the date the amount in the pre-funding account is $10,000 or less; or

     o    the occurrence of an event of default under the indenture.

     On the first payment date following the termination of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account and distribute them to the Noteholders.]

     [See "The Notes--Pre-Funding Account" in this prospectus supplement.]

CREDIT ENHANCEMENT

     Credit enhancement is intended to protect you against losses and delays in payments on your Notes by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the Notes will be as follows:

     Class A Notes        Subordination of the Class B Notes,
                          subordination of the Class C Notes, subordination of the Class D Notes, the reserve account, overcollateralization and the subordination of the depositor's right to receive excess interest.

     Class B Notes        Subordination of the Class C Notes,
                          subordination of the Class D Notes, the reserve account, overcollateralization and the subordination of the depositor's right to receive excess interest.

     Class C Notes        Subordination of the Class D Notes, the
                          reserve account, overcollateralization and the subordination of the depositor's right to receive excess interest.

     Class D Notes        The reserve account, overcollateralization
                          and the subordination of the depositor's right to receive excess interest.

Subordination of Principal and Interest

     As long as the Class A Notes remain outstanding:

     o payments of interest on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated to payments of interest on the Class A Notes and, in certain circumstances, payments of principal on the Class A Notes; and

     o payments of principal on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated to payment of interest and principal on the Class A Notes.

     As long as the Class A Notes or Class B Notes remain outstanding:

     o payments of interest on the Class C Notes and the Class D Notes will be subordinated to payments of interest on the Class A Notes and Class B Notes and, in certain circumstances, payments of principal on the Class A Notes and the Class B Notes; and

     o payments of principal on the Class C Notes and the Class D Notes will be subordinated to payment of interest and principal on the Class A Notes and the Class B Notes.

     As long as the Class A Notes, Class B Notes or Class C Notes remain outstanding:

     o payments of interest on the Class D Notes will be subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C Notes and, in certain circumstances, payments of principal on the Class A Notes, the Class B Notes and the Class C Notes; and

     o payments of principal on the Class D Notes will be subordinated to payment of interest and principal on the Class A Notes, the Class B Notes and the Class C Notes.

     See "The Notes--Payments of Interest" and "--Payments of Principal" in this prospectus supplement.

Reserve Account

     On the closing date, the issuer will establish an account (the "reserve account") and will make a deposit thereto of an amount equal to $[___________] which is [___]% of the adjusted pool balance as of the cut-off date. The reserve account will be an asset of the issuer and will be an eligible account held by the indenture trustee, and will be pledged to the indenture trustee for the benefit of the Noteholders.

     On each payment date, after making required payments to the servicer [, the swap counterparty] and the holders of the Notes, the issuer will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

     The "reserve account required amount" with respect to any payment date is equal to [___]% of the adjusted pool balance. However, the reserve account required amount on each payment date is required to be no less than the lesser of (x) $[_______] ([___]% of the adjusted pool balance as of the cut-off date) or (y) the aggregate outstanding principal amount of the Notes as of such payment date (after giving effect to the allocation of principal payments on such payment date).

     All amounts on deposit in the reserve account on any payment date will be available to make up shortfalls in the amounts payable to the Noteholders on such payment date to the extent described herein and for certain other purposes. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the depositor or other entities, subject to certain conditions set forth in the sale and servicing agreement. The Noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

     Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuer.

Excess Interest

     The depositor is entitled to receive payments of interest collected on the receivables which are not used by the issuer to make other required payments. The depositor's right to receive this excess interest is subordinated to the payment of the servicing fee, reimbursement of unrecovered advances, the payment of principal and interest on the Notes, the funding of the reserve account and the payment of indenture trustee and owner trustee fees.

Overcollateralization

     On the closing date, the adjusted pool balance will exceed the principal amount of the Notes of all classes by approximately $[__________], which is approximately [___]% of the adjusted pool balance as of the cut-off date. This excess (as adjusted from time to time, the "overcollateralization amount") represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the credit enhancement required amount (as defined in this prospectus supplement) less the reserve account required amount. The level of overcollateralization is increased and maintained through the application, after the payment of interest on the Notes, of interest collections on the receivables to the principal amount of the Notes. In general, the target amount of the overcollateralization will decrease as the adjusted pool balance decreases. However, the required amount of overcollateralization on any payment date will never be less than [___]% of the adjusted pool balance as of the cut-off date.

[Interest Rate Swap Agreement]

     [The issuer will enter into a transaction under an interest rate swap agreement with the swap counterparty with respect to the floating rate Notes, which are the Class [___] Notes. The interest rate swap may provide the issuer with an additional source of funds to make payments on the Notes.

     Under the interest rate swap agreement, on each payment date the issuer generally will be obligated to pay the swap counterparty a fixed interest rate payment and the swap counterparty generally will be obligated to pay the issuer a floating interest rate payment. For each transaction under the interest rate swap, (1) the floating interest rate payment will be based on [LIBOR] plus the applicable spread for the Class [___] Notes and (2) the notional amount will equal the aggregate outstanding principal balance from time to time of the Class [___] Notes.

     Payments on the interest rate swap agreement will be exchanged on a net basis. The obligations of the issuer under the interest rate swap agreement are secured by the property of the issuer under the indenture. Net swap payments owed by the issuer to the swap counterparty (other than swap termination payments) rank higher in priority than all payments on the Notes.

     The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuer out of available funds. Any swap termination payment is subordinated to payments of [principal and] interest on the Notes.

     If the swap counterparty's credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the Notes by the rating agencies, the issuer will be entitled to terminate the interest rate swap agreement unless the swap counterparty: (1) posts collateral to secure its obligations under the interest rate swap agreement, (2) assigns the interest rate swap agreement to an eligible substitute swap counterparty, (3) obtains a guaranty by an institution with the requisite ratings or (4) establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the Notes.

     For a more detailed description of the interest rate swap agreement and the swap counterparty, see "Description of the Interest Rate Swap Agreement" and "The Swap Counterparty" in this prospectus supplement.]

[YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT]

     [On the closing date, the initial yield supplement overcollateralization amount will be $[_________], which is approximately [___]% of the aggregate principal balance of the receivables as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low APRs on some of the receivables.]

PAYMENT WATERFALL

     From collections on the receivables during the prior calendar month and, in the event of a shortfall in meeting the payments described in clauses 1 through 10 below, amounts withdrawn from the reserve account, the isssuer will pay the following amounts on each payment date in the following order of priority:

               1. To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unrecovered servicer advances,

               2. [To the swap counterparty, the net swap payments (other than swap termination payments)]

               3. To the Class A Noteholders, the accrued and unpaid interest on the Class A Notes,

               4. To the principal distribution account, the first priority principal distribution amount which will generally be an amount equal to the excess of:

               o    the principal balance of the Class A Notes, over

               o    the adjusted pool balance

               5. To the Class B Noteholders, accrued and unpaid interest on the Class B Notes,

               6. To the principal distribution account, the second priority principal distribution amount which will generally be an amount equal to the excess of:

               o the sum of the principal balance of the Class A Notes and Class B Notes, over

               o    the adjusted pool balance

               provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clause (4) above,

               7. To the Class C Noteholders, accrued and unpaid interest on the Class C Notes,

               8. To the principal distribution account, the third priority principal distribution amount which will generally be an amount equal to the excess of:

               o the sum of the principal balance of the Class A Notes, Class B Notes and Class C Notes, over

               o    the adjusted pool balance
               provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses (4) and (6) above,

               9. To the Class D Noteholders, accrued and unpaid interest on the Class D Notes,

               10. To the principal distribution account, the regular principal distribution amount which will generally be an amount equal to the excess of:

               o the aggregate decrease in the principal balance of the receivables for the related collection period, over

               o the positive difference, if any, between (i) the targeted note balance (as defined in this prospectus supplement minus
                    (ii) the aggregate principal balance of the Notes minus the aggregate decrease in the principal balance of the receivables for the related collection period provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses (4), (6) and (8) above,

               11.  [To the swap counterparty, any swap termination payments];

               12. To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

               13. To the indenture trustee and the owner trustee, the indenture trustee fee and owner trustee fee, respectively, to the extent not paid by the servicer, and all unpaid indenture trustee fees and owner trustee fees from prior collection periods to the extent not otherwise paid by the servicer,

               14. To the principal distribution account, the accelerated principal amount (as defined in this prospectus supplement), and

               15. Any remaining funds will be distributed to the holder of the Certificate (the "Certificateholder").

     On the final scheduled payment date of any class of Notes, the amount required to be allocated to the principal distribution account will be the amount necessary to reduce the principal balance of that class of Notes to zero.

     For more detailed information concerning the payment waterfall, you should refer to "The Notes."

Tax Status

     Latham & Watkins LLP, special federal tax counsel to the depositor, is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for U.S. federal income tax purposes: (i) the Notes will be characterized as indebtedness and (ii) the issuer will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

     If you purchase the Notes, you will agree to treat the Notes as debt for federal, state and local income and franchise tax purposes. The depositor and any subsequent purchaser of the Certificate will agree to treat the issuer for federal, state and local income tax purposes: (i) as either a partnership or a grantor trust in which the Certificateholders are partners or grantors, as the case may be, or (ii) if there is only one beneficial owner of the Certificate, as a "disregarded entity."

     See "Material United States Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

     Subject to the satisfaction of important conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Notes may be purchased by employee benefit plans or individual retirement accounts. If you are a benefit plan fiduciary considering the purchase of the Notes or if you intend to purchase the Notes on behalf of an entity deemed to hold "plan assets" of any employee benefit plan or other plan, you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

     See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Money Market Investment

     The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, before making such a purchase you should consult your counsel regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund's investment policies and objectives.

Ratings

     It is a condition to the issuance of the Notes that the Notes will receive the following ratings from Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's"), [and] Moody's Investors Service, Inc. ("Moody's"[) and Fitch, Inc. ("Fitch"], along with Standard & Poor's [and Moody's], each a "rating agency" and, together with Standard & Poor's [and Moody's], the "rating agencies"):

                 Standard
    Class        & Poor's    Moody's   [Fitch]
--------------   ---------   -------   -------
A-1
A-2
A-3
B
C
D

     There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.

                                  RISK FACTORS

     An investment in the Notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors on page [_] of the accompanying prospectus.

The return on your Notes may be    A deterioration in economic conditions could
reduced due to varying economic    adversely affect the ability and willingness
circumstances.                     of obligors to meet their payment obligations
                                   under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

Features of the receivables pool   There are a number of features of the
may result in losses.              receivables in the pool that create
                                   additional risk of loss, including the
                                   following:

                                   o    The concentration of the receivables in
                                        specific geographic areas may increase
                                        the risk of loss. Economic and
                                        weather-related conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuer with respect to the receivables. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the Notes than if the concentration did not exist. As of the [statistical] cut-off date, HMFC's records indicate that, based on the address of the originating dealer of the vehicles relating to the receivables, the receivables were concentrated in the following states:

                                                              Percentage
                                                               of Total
                                             State        Principal Balance
                                             -----        -----------------

                                   No other state constituted more than [___]% of the aggregate principal balance of the receivables as of the cut-off date.

                                   For a discussion of the breakdown of the receivables by state, we refer you to "The Receivables Pool" in this prospectus supplement.

                                   o    Newly originated contracts may be more
                                        likely to default, which may cause
                                        losses. Defaults on motor vehicle
                                        receivables tend to occur at higher
                                        rates during the early years of the
                                        contract. Substantially all of the
                                        contracts will have been originated
                                        within 12 months prior to the sale to
                                        the issuer. As a result, the issuer may
                                        experience higher rates of default on
                                        the receivables than if the contracts
                                        had been outstanding for a longer period of time.

Your yield to maturity may be      The pre-tax yield to maturity is uncertain
reduced by prepayments.            and will depend on a number of factors
                                   including the following:

                                   o    The rate of return of principal is
                                        uncertain. The amount of distributions
                                        of principal on your Notes and the time
                                        when you receive those distributions
                                        depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

                                   o    You may be unable to reinvest
                                        distributions in comparable investments.
                                        Asset backed securities, like the Notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your Notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your Notes. You will bear the risk that the timing and amount of distributions on your Notes will prevent you from attaining your desired yield.

                                   o    An early redemption will shorten the
                                        life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a "clean-up call" redemption by the servicer, you will receive the remaining principal amount of your Notes plus accrued interest through the related interest period. Because your Notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the Notes remained outstanding. If you bought your Notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

[You may experience reduced        [The issuer has access to a pre-funding
returns on your Notes resulting    account. On one or more occasions following
from distribution of amounts in    the closing date the issuer may purchase
the pre-funding account.]          receivables from the depositor, which, in
                                   turn, will acquire such receivables from HMFC, with funds on deposit in the pre-funding account.

                                   You will receive as a prepayment of principal any amounts remaining in the pre-funding account that have not been used to purchase receivables by the end of the funding period. This prepayment of principal could have the effect of shortening the weighted average life of your Notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your Notes.]

Used vehicles included in the      Some of the receivables are secured by
receivables pool may incur         financed vehicles that are used. Because the
higher losses than new vehicles.   value of a used vehicle is more difficult to
                                   determine, a greater loss may be incurred if a used vehicle must be repossessed and sold.
                                   See "The Receivables Pool--Composition of the
                                   Pool" in this prospectus supplement.

The Notes may not be a suitable    The Notes are not a suitable investment if
investment for you.                you require a regular or predictable schedule
                                   of payments or payment on any specific date.
                                   The Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the Notes and the interaction of these factors.

[This prospectus supplement        [This prospectus supplement describes only
provides information regarding     the characteristics of the receivables as
only a portion of the              statistical cut-off date. The initial
receivables, and subsequent        receivables, and of any subsequent
receivables added to the           receivables transferred to the issuer during
receivables pool could have        the funding period, will have characteristics
different characteristics.]        that differ somewhat from the characteristics
                                   of the receivables as of the statistical cut-off date described in this prospectus supplement. We do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cut-off date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. You should also be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. You must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.]

Repurchase obligations are         The issuer will be obligated to remove from
limited.                           the issuer property, the depositor will be
                                   obligated to repurchase from the issuer and HMFC will be obligated to repurchase from the depositor, any receivable if there is a breach of the representations or warranties with respect to such receivable (and such breach is not cured) which materially and adversely affects the interests of the Noteholders in such receivable. The issuer, the depositor and HMFC will represent that each receivable is secured by a financed vehicle and that each receivable meets the underwriting guidelines for similar receivables. The issuer, the depositor and HMFC will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date [or funding date, as the case may be,] which may have priority even over perfected security interests in the financed vehicles. While the issuer, the depositor and HMFC are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the Noteholders in such receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

Withdrawal or downgrading of       A rating is not a recommendation to buy, sell
the initial ratings of the Notes   or hold Notes. The ratings are an assessment
will affect the prices for the     by the rating agencies of the likelihood that
Notes upon resale.                 interest on a class of Notes will be paid on
                                   a timely basis and that a class of Notes will be paid in full by its final scheduled payment date. Similar ratings on different types of Notes do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may change its rating of the Notes after the Notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the Notes and your ability to resell your Notes. The ratings do not consider to what extent the Notes will be subject to prepayment.

Subordinated Noteholders may       If an event of default occurs under the
not be able to direct the          indenture, only the holders of the
indenture trustee upon an event    controlling class of Notes may waive that
of default under the indenture.    event of default, accelerate the maturity
                                   dates of the Notes or direct or consent to any action under the indenture. The holders of any outstanding subordinate class or classes of Notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of Notes have been repaid in full.

Payment priorities increase risk   Classes of Notes that receive payments,
of loss or delay in payment to     particularly principal payments, before other
certain Notes.                     classes will be repaid more rapidly than the
                                   other classes payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of Notes on any payment date. In addition, because principal of each class of Notes will be paid sequentially, classes of Notes that have higher sequential numerical or alphabetical class designation and, in particular, the Class D Notes will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their Notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

                                   As a result, the yields of the Class C Notes will be sensitive and the yields of the Class D Notes will be very sensitive to losses on the receivables and the timing of those losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your Notes may be lower than anticipated, and you could suffer a loss.

                                   Classes of Notes that receive payments
                                   earlier than expected are exposed to greater reinvestment risk and classes of Notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your Notes could be materially and adversely affected.

                                   Upon the occurrence of an event of default and acceleration of the Notes, principal payments will be made first on the Class A-1 Notes until the Class A-1 Notes have been paid in full, and thereafter on the Class A-2 Notes and the Class A-3 Notes pro rata based on the amount outstanding under each class. Consequently, even after an event of default and acceleration of all the Notes, the Class A-2 Noteholders and Class A-3 Noteholders will not receive payments on principal until the Class A-1 Notes have been paid in full.

Failure to pay principal on your   The amount of principal required to be paid
Notes will not constitute an       to the Noteholders will be limited to cash
event of default until maturity.   available in the collection account and the
                                   reserve account. Therefore, the failure to pay principal of your Notes on any payment date will not result in the occurrence of an event of default until the final scheduled payment date for your Notes.

Proceeds of the sale of            If so directed by the holders of the
receivables may not be             requisite percentage of outstanding Notes of
sufficient to pay your Notes in    a series, following an acceleration of the
full.                              Notes upon an event of default, the indenture
                                   trustee will sell the receivables owned by the issuer only in limited circumstances.
                                   However, there is no assurance that any
                                   overcollateralization would then exist and that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the Notes.
                                   Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any Notes where the aggregate principal balance of the Notes exceeds the aggregate principal balance of the receivables.

[You may experience a loss on      [The issuer will enter into an interest rate
your Notes as a result             swap agreement because the receivables owned
of payments due to or from the     by the issuer bear interest at fixed rates
swap counterparty under the        while the Class [___] Notes will bear
interest rate swap agreement.]     interest at a floating rate based on [LIBOR].
                                   The issuer will use payments made by the swap counterparty as an additional source of funds to make payments on each payment date in accordance with the payment waterfall.

                                   During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuer, the issuer will be more dependent on receiving payments from the swap counterparty in order to make payments on the Notes in accordance with the payment waterfall. If the swap counterparty fails to pay the net amount due, collections on the receivables, together with funds on deposit in the reserve account, may be insufficient to make payments of interest and principal on your Notes on any payment date. Consequently, you may experience delays and/or reductions in the interest and principal payments on your Notes.

                                   The interest rate swap agreement generally may not be terminated except upon failure of either the swap counterparty or the issuer to make payments when due, insolvency of the swap counterparty or the issuer, illegality or the failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty's credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination and the prevailing [LIBOR] rate at the time of termination, a termination payment may be due to the issuer or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

                                   If the swap counterparty fails to make a termination payment owed to the issuer under the interest rate swap agreement, the issuer may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the Notes will be reduced to the extent the interest rate on each of the Class [___] Notes supported by the interest rate swap agreement exceeds the fixed rate the issuer would have been required to pay the swap counterparty under the interest rate swap agreement.

                                   If the interest rate swap agreement is
                                   terminated and no replacement is entered into, and collections on the receivables and amounts on deposit in the reserve account are insufficient to make all payments on any payment date in accordance with the payment waterfall, you may experience delays and/or reductions in the interest and principal payments on your Notes.]

[The issuance of Notes with an     [To the extent excess interest is necessary
aggregate principal balance in     to repay a portion of the principal balance
excess of the pool balance of      on your Notes, you could be adversely
the receivables creates a risk     affected by prepayments on the receivables
that prepayments could adversely   (particularly receivables with high interest
affect the ability of the issuer   rates), because such prepayments would
to repay your Notes.]              diminish the amount of excess interest that
                                   would subsequently be available to pay that principal. In addition, payments on the Notes may be more sensitive to increased rates of default on the receivables than would be the case were the aggregate outstanding principal balance of the Notes not issued in an amount in excess of the aggregate outstanding principal balance of the receivables.
                                   Furthermore, if an event of default under the indenture occurs and the receivables are liquidated at a time when the aggregate outstanding principal balance of the Notes exceeds the aggregate pool balance of the receivables, you may suffer a loss unless the receivables are liquidated at a premium at least equal to the amount of such excess.]

[Amounts in the reserve account    [Funds in the reserve account may be invested
may not be liquid.]                in permitted investments that will not mature
                                   prior to the next payment date if each rating agency confirms that doing so will not affect its ratings on the Notes. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.]

You may suffer losses due to       The receivables include receivables that have
receivables with low contract      contract rates that are less than the
rates.                             interest rates on your Notes. Interest paid
                                   on the higher contract rate receivables
                                   compensates for the lower contract rate
                                   receivables to the extent such interest is paid by the issuer as principal on your Notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your Notes by reducing the interest payments available.

If you own Class B Notes, you      The Class B Notes bear greater risk than the
are subject to greater credit      Class A Notes because payments of interest
risk because the Class B Notes     and principal on the Class B Notes are
are subordinate to the Class A     subordinate, to the extent described below,
Notes.[NOTE: possible              to payments of interest and principal on the
subordination of all Notes to      Class A Notes.
interest rate swaps]
                                   Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class A Notes and an allocation of principal payments to the Class
                                   A Notes to the extent the sum of the
                                   principal balances of the Class A Notes
                                   exceeds the Adjusted Pool Balance.

                                   Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

If you own Class C Notes, you      The Class C Notes bear greater risk than the
are subject to greater credit      Class A Notes and the Class B Notes because
risk because the Class C Notes     payments of interest and principal on the
are subordinate to the Class A     Class C Notes are subordinate, to the extent
Notes and the Class B Notes.       described below, to payments of interest and
                                   principal on the Class A Notes and the Class
                                   B Notes.

                                   Interest payments on the Class C Notes on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class A Notes, an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the adjusted pool balance, interest payments on the Class B Notes and an allocation of principal payments to the Class B Notes to the extent the sum of the principal balances of the Class A Notes and the Class B Notes exceeds the adjusted pool balance.

                                   Principal payments on the Class C Notes will be fully subordinated to principal payments on the Class A Notes and Class B Notes. No principal will be paid on the Class C Notes until the Class A Notes and the Class B Notes have been paid in full.

If you own Class D Notes, you are  The Class D Notes bear greater risk than
subject to greater credit risk     the Class A Notes, the Class B Notes and the
because the Class D Notes are      Class C Notes because payments of interest
subordinate to the Class A         and principal on the Class D Notes are
Notes, the Class B Notes           subordinate, to the extent described
and the Class C Notes.             below, to payments of interest and principal
                                   on the Class A Notes, the Class B Notes and
                                   Class C Notes.

                                   Interest payments on the Class D Notes on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class A Notes, an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the adjusted pool balance, interest payments on the Class B Notes, an allocation of principal payments to the Class B Notes to the extent the sum of the principal balances of the Class A Notes and the Class B Notes exceeds the adjusted pool balance, interest payments on the Class C Notes and an allocation of principal payments to the Class C Notes to the extent the sum of the principal balances of the Class A Notes, the Class B Notes and the Class C Notes exceeds the adjusted pool balance.

                                   Principal payments on the Class D Notes will be fully subordinated to principal payments on the Class A Notes, Class B Notes and Class C Notes. No principal will be paid on the Class D Notes until the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.

The failure to pay interest on     The indenture provides that failure to pay
the subordinated classes of        interest when due on the outstanding
Notes is not an event of           subordinated class or classes of Notes -- for
default.                           example, for so long as any of the Class A
                                   Notes are outstanding, the Class B Notes,
                                   Class C Notes and Class D Notes, after the
                                   Class A Notes have been paid in full but the Class B Notes, the Class C Notes and the
                                   Class D Notes are still outstanding, the Class C Notes and the Class D Notes, and after the Class A Notes and the Class B Notes have been paid in full but the Class C Notes and the Class D Notes are still outstanding, the Class D Notes -- will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of Notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the Notes to be accelerated or to direct or consent to any action under the indenture.

You may experience reduced         You may receive payment of principal on your
returns on your investment         Notes earlier than you expected for the
resulting from  prepayments,       reasons set forth below. As a result, you may
repurchases or early termination   not be able to reinvest the principal paid to
of the issuer.                     you earlier than you expected at a rate of
                                   return that is equal to or greater than the rate of return on your Notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the Notes to an extent that cannot be fully predicted.

                                   The depositor will be required to repurchase receivables from the issuer if there is a breach of a representation or warranty relating to those receivables that materially adversely affects the interests of the Noteholders in those receivables. The servicer will be required to repurchase receivables from the issuer if there is a breach of certain covenants relating to those receivables that materially adversely affects the interests of the Noteholders in those receivables. The servicer shall be permitted to purchase all remaining receivables from the issuer when the outstanding aggregate principal balance of the receivables is [10]% or less of the initial aggregate principal balance of the receivables as of the cut-off date.

                                   Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates of the receivables. You will bear reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the Notes.

                                   The final payment of each class of Notes is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of Notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of Notes may occur later than that date.

Occurrence of events of default    Payment defaults or the insolvency or
under the indenture may result     dissolution of the depositor may result in
in insufficient funds to make      prepayment of the Notes, which may result in
payments on your Notes.            losses. If the issuer fails to pay principal
                                   on the Notes of a class of Notes on its final scheduled payment date, or fails to pay interest on the Notes of the controlling class within [__] days of the due date, the indenture trustee or the holders of the controlling class of Notes outstanding may declare the entire amount of the Notes to be due immediately. If this happens, the trustee may be directed to sell the assets of the issuer and prepay the Notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the Notes and you may suffer a loss.

The occurrence of an event of      The issuer will not make any distributions of
default under the indenture may    principal or interest on a subordinate class
delay payments on the Class B      of Notes until payment in full of principal
Notes, the Class C Notes and the   and interest on the outstanding senior
Class D Notes.                     class(es) of Notes following:

                                   o    an event of default under the indenture
                                        relating to the payment of principal on
                                        any Note or the payment of interest on
                                        the controlling class of Notes which has resulted in acceleration of the Notes;

                                   o    an event of default under the indenture
                                        relating to an insolvency event or a
                                        bankruptcy with respect to the issuer
                                        which has resulted in an acceleration of the Notes; or

                                   o    a liquidation of the issuer assets
                                        following any event of default under the indenture.

                                   This may result in a delay or default in making payments on the Class B Notes, the Class C Notes or the Class D Notes.

You may suffer losses because      Because the issuer has pledged the property
you have limited control over      of the issuer to the indenture trustee to
actions of the issuer and          secure payment on the Notes, the indenture
conflicts between classes of       trustee may, and at the direction of the
Notes may occur.                   required percentage of the controlling class
                                   (which will be the Class A Notes for so long as any Class A Notes are outstanding, the Class B Notes after the Class A Notes have been paid in full and for so long as the Class B Notes are outstanding, the Class C
                                   Notes after the Class B Notes have been paid in full and for so long as the Class C Notes are outstanding, and the Class D Notes after the Class C Notes have been paid in full) will, take one or more of the other actions specified in the indenture relating to the property of the issuer, including a sale of the assets of the issuer.

                                   In addition, the holders of a majority of the Class A Notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of Class B Notes, Class C Notes or Class D Notes. The holders of Class B Notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A Notes have been paid in full. The holders of Class C Notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class B Notes have been paid in full. The holders of Class D Notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class C Notes have been paid in full.

                                 USE OF PROCEEDS

     The Depositor will use the proceeds from the issuance of the Notes to:

     o    purchase the Receivables from HMFC;

     o [deposit the pre-funded amount equal to $[_________] into the pre-funding account]; and

     o    make the initial deposit into the Reserve Account.

     HMFC or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including "warehouse" debt secured by the Receivables prior to their transfer to the issuer, and for general purposes. Any "warehouse" debt may be owed to the Indenture Trustee or to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay "warehouse" debt may be paid to the underwriters, the Indenture Trustee or their respective affiliates.

                                   THE ISSUER

Limited Purpose and Limited Assets

     Hyundai Auto Receivables [Trust][LLC] 200[_] is a [statutory trust][limited liability company] formed [____________] , 200[_] under the laws of the State of Delaware by the Depositor for the purpose of issuing the Notes. The Issuer will be [has been] established and operated pursuant to a [trust agreement][limited liability company agreement]. Hyundai Motor Finance Company will be the Administrator of the Issuer.

     The Issuer will not engage in any activity other than:

     o acquiring, holding and managing a pool of motor vehicle retail installment sales contracts (the Receivables) and the other assets of the Issuer and proceeds from those assets;

     o    issuing the Notes and the Certificate;

     o    making payments on the Notes;

     o [entering into and performing its obligations under the interest rate swap agreement and the transaction documents; and]

     o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

     The Issuer's principal offices are in Delaware, [in care of]
[__________________][, as Owner Trustee, at the address listed in " --The Owner Trustee" below.]

Capitalization of the Issuer

     At the time the Notes are issued, the Issuer will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the Depositor under the Sale and Servicing Agreement. The Certificate will be issued to the Depositor.

     The following table illustrates the capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes         $_____________
Class A-2 Notes         $_____________
Class A-3 Notes         $_____________
Class B Notes           $_____________
Class C Notes           $_____________
Class D Notes           $_____________
Overcollateralization   $_____________
                        --------------
   Total                $
                        ==============

[The Owner Trustee

     [__________________] is the Owner Trustee under the Trust Agreement. [______________] is a [_________] banking corporation and its principal offices are located at [________________________________________]. The Owner Trustee's
liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.]

The Indenture Trustee

     [_______________________] is the Indenture Trustee under the Indenture (the Indenture Trustee and the Owner Trustee are collectively referred to as the "Trustees") [for the benefit of the Noteholders and the swap counterparty.] [_________________] is a [___________] banking association and its principal executive offices are located at [__________________________]. [You may also contact the Indenture Trustee by calling [__________].] The Indenture Trustee's duties are limited to those duties specifically set forth in the Indenture. The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

The Issuer Property

     The Notes will be collateralized by the Issuer Property. The primary assets of the Issuer will be the Receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts.

     In addition to the Receivables, the Issuer Property will also consist of all the right, title and interest of the issuer in and to:

     o    security interests in the Financed Vehicles;

     o    any other property securing the Receivables;

     o all recourse rights against the dealers which originated the Receivables;

     o rights to proceeds under insurance policies that cover the obligors under the Receivables or the Financed Vehicles;

     o [rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

     o amounts on deposit in the accounts owned by the Issuer and eligible investments of those accounts;

     o certain rights under the Receivables Purchase Agreement between the Depositor and HMFC; and

     o the proceeds of the Receivables and the proceeds of any and all of the above.

                              THE RECEIVABLES POOL

     The characteristics set forth in this section are based on the Receivable balances as of the [Statistical] Cut-off Date. The statistical distribution of the characteristics of the Receivables Pool as of the related cut-off date will vary somewhat from the statistical distribution of those characteristics as of the [Statistical] Cut-off Date illustrated in the tables below.

     As of the [Statistical] Cut-off Date, each Receivable:

     o    had an original term to maturity of ___________ to ___________ months;

     o    had a contract rate of ___________ % to ___________ %;

     o    was not more than 30 days past due; and

     o satisfied the other criteria set forth under "Description of the Receivables" in the accompanying prospectus.

     All of the Receivables are Simple Interest Receivables. See "Description of the Receivables --Calculation Methods" in the accompanying prospectus.

     The composition, distribution by model year, distribution by contract rate, geographic distribution by state, distribution by remaining term to scheduled maturity and distribution by remaining Principal Balance in each case of the Receivables as of the Statistical Cut-off Date are set forth in the tables below.

                       Composition of the Receivables Pool

                                                [New]                [Used]             Total
                                                -----                ------             -----
Aggregate Principal Balance             $                        $                      $
Number of Receivables
Percent of Aggregate Outstanding
   Principal Balance                            %                       %
Average Original Amount Financed        $                       $
   Range of Original Amount Financed       $[__] to $[__]       $[____] to $[__]
Average Outstanding Principal Balance   $                        $                      $
   Range of Principal Balances             $[__] to $[__]       $[____] to $[__]
Weighted Average Contract Rate                         [   ]%                [__]%      [__]%
   Range of Contract Rates                 [__]% to [__]%       [___]% to [__]%
Weighted Average Remaining Term
   Range of Remaining Terms              [___] to [__] months   [___] to [___] months
Weighted Average Original Term
   Range of Original Terms               [___] to [__] months   [___] to [___] months

     The "Weighted Average Contract Rate", "Weighted Average Remaining Term" and "Weighted Average Original Term" in the preceding table are weighted by Principal Balance as of the Cut-off Date.

                  Distribution of the Receivables by Model Year

                               Percentage of                         Percentage of
                                Total Number        Aggregate          Aggregate
                 Number of    of Receivables      Outstanding      Principal Balance
   Model Year   Receivables        (1)         Principal Balance           (1)
-------------   -----------   --------------   -----------------   -----------------
1999 or prior
2000
2001
2002
2003
[2004]
[2005]              ------          ------              ------          ------
Total                               100.00                              100.00
                    ======          ======              ======          ======

(1)  Sum may not equal 100% due to rounding.

                Distribution of the Receivables by Contract Rate

                                         Percentage of                  Percentage of
                                        Total Number of   Aggregate       Aggregate
                           Number of      Receivables     Principal   Principal Balance
Contract Rate Range (%)   Receivables        (1)           Balance          (1)
-----------------------   -----------   ---------------   ---------   -----------------
0.000
0.001-0.999
1.000-1.999
2.000-2.999
3.000-3.999

                                         Percentage of                  Percentage of
                                        Total Number of   Aggregate       Aggregate
                           Number of      Receivables     Principal   Principal Balance
Contract Rate Range (%)   Receivables         (1)           Balance          (1)
-----------------------   -----------   ---------------   ---------   -----------------
4.000- 4.999
5.000- 5.999
6.000- 6.999
7.000- 7.999
8.000- 8.999
9.000- 9.999
10.000-10.999
11.000-11.999
12.000-12.999
13.000-13.999
14.000-14.999
15.000-15.999
16.000-16.999
17.000-17.999
18.000-18.999
19.000-19.999
20.000-20.999
21.000 and above

Total                                        100.00                        100.00
                          ===========        ======       =========        ======

(1)  Sum may not equal 100% due to rounding.

               Geographic Distribution of the Receivables by State

                                         Percentage of                  Percentage of
                                        Total Number of   Aggregate       Aggregate
                           Number of       Receivables    Principal   Principal Balance
        State(1)          Receivables         (2)          Balance          (2)
-----------------------   -----------   ---------------   ---------   -----------------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington

                                                                                Percentage of
                                         Percentage of                           Aggregate
                           Number of    Total Number of       Aggregate       Principal Balance
        State(1)          Receivables   Receivables (2)   Principal Balance      Balance (2)
-----------------------   -----------   ---------------   -----------------   -----------------
West Virginia
Wisconsin
Wyoming
                          -----------       ------          ------                ------
Total                                       100.00                                100.00
                          ===========       ======          ======                ======

----------
(1)  Address is based on the location of the selling dealer.
(2)  Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Remaining Term to Scheduled Maturity

                                                                    Percentage of
Remaining Term to Scheduled    Number of        Aggregate              Aggregate
          Maturity            Receivables   Principal Balance   Principal Balance (1)
---------------------------   -----------   -----------------   ---------------------
6 months or less
7 months to 12 months
13 months to 18 months
19 months to 24 months
25 months to 30 months
31 months to 36 months
37 months to 42 months
43 months to 48 months
49 months to 54 months
55 months to 60 months
61 months to 66 months
67 months to 72 months
                              -----------   -----------------         ------
Total                                                                 100.00
                              ===========   =================         ======

(1)  Sum may not equal 100% due to rounding.

         Distribution of the Receivables by Remaining Principal Balance


                                                                    Percentage of
    Range of Remaining         Number of        Aggregate              Aggregate
    Principal Balances        Receivables   Principal Balance   Principal Balance (1)
---------------------------   -----------   -----------------   ---------------------
  $1,000.00 to $2,500.00
  $2,500.01 to $5,000.00
  $5,000.01 to $7,500.00
 $7,500.01 to $10,000.00
$10,000.01 to $12,500.00
$12,500.01 to $15,000.00
$15,000.01 to $17,500.00
$17,500.01 to $20,000.00
$20,000.01 to $22,500.00
$22,500.01 to $25,000.00
$25,000.01 to $27,500.00
$27,500.01 to $30,000.00
    $30,000.01 and above
Total                                                                 100.00
                              ===========   =================         ======

(1)  Sum may not equal 100% due to rounding.

                                  THE DEPOSITOR

     The Depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose subsidiary of HMFC, was incorporated in the State of Delaware on August 14, 2001, as a Delaware corporation. The principal place of business of the Depositor is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach the Depositor by telephone at (714) 594-1579.

                          HYUNDAI MOTOR FINANCE COMPANY

     HMFC was incorporated in the State of California on September 6, 1989, and is a wholly-owned subsidiary of Hyundai Motor America ("HMA"). HMA is a wholly-owned subsidiary of Hyundai Motor Company ("HMC"). The principal activity of HMFC is operating as a captive finance company and providing wholesale inventory financing to authorized dealers and retail and lease financing for customers of such dealers. Currently, HMFC has dealer retail agreements with over 95 percent of the approximately 620 dealers franchised by HMA, all of which are located within the United States. Credit application processing, purchasing, funding and ongoing servicing of receivables are processed on a centralized basis from HMFC's Fountain Valley headquarters.

     The principal place of business of HMFC is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach HMFC by telephone at (714) 965-3000. HMFC will act as the Seller and the Servicer.

Delinquencies, Repossessions and Loan Loss Information

     Set forth below is information concerning HMFC's experience with respect to its entire portfolio of new and used motor vehicle retail installment sales contracts, which includes contracts sold by but still being serviced by HMFC. Credit losses are an expected cost in the business of extending credit and are considered in HMFC's rate-setting process.

     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HMFC. There is no assurance that HMFC's delinquency, repossession and loss experience with respect to its retail installment sales contracts, or the experience of the issuer with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HMFC's delinquency, repossession and loss experience may be adversely affected.

     The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HMFC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

     The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HMFC's portfolio of contracts for new and used automobiles and light duty trucks.

     In the table below, the period of delinquency for the six months ended June 30, [______] and for the years ended December 31, [____________] is based on the number of days more than 16% of a scheduled payment on a cumulative basis is contractually past due. The information included below under the headings "60 + Days Delinquent" and "Total Delinquencies" excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to HMFC's experience shown in the following tables.

                    Serviced Portfolio Delinquency Experience

                      Serviced At June 30,                          Serviced At December 31,
                     ---------------------   ----------------------------------------------------------------------
                             200_                      200_                   200_                     200_
                     ---------------------   ----------------------   ---------------------   ---------------------
                                 Number                  Number                  Number                   Number
                                   of                      of                      of                       of
                     Dollars   Receivables   Dollars   Receivables   Dollars   Receivables   Dollars    Receivables

Outstandings

30-59 Days
   Delinquent
60+ Days
   Delinquent
Total
   Delinquencies (1)
Delinquencies (%)

     (1) Delinquency is calculated on the principal amount that is over 29 days contractually past due.

     The information in the table below includes contracts for new and used automobiles and light duty trucks. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the table. The information set forth under the heading "Gross Charge-offs" represents the total aggregate net Principal Balance of contracts determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence.

     The information set forth under the heading "Recoveries" generally includes amounts received from customers with respect to contracts previously charged-off. The information set forth under the heading "Number of Repossessions sold" means the number of repossessed financed vehicles that have been sold by HMFC in a given period.

                       Serviced Portfolio Loss Experience

                                               For the six
                                               months ended
                                                 June 30,     For the year ended December 31,
                                               ------------   -------------------------------
                                                  200[_]       [200_]     [200_]     [200_]
                                               ------------   --------   -------    ---------
Number of Receivables
Average Number of Receivables
Period End Outstandings ($)
Average Outstandings ($)
Gross Charge-offs ($)
Gross Charge-Offs as a % of Period End
   O/S (1)(3)
Gross Charge-Offs as a % of Average O/S
   (1)(3)
Recoveries ($) (2)
Net Charge-offs ($)
Number of Repossessions sold
Number of Repossessions sold as a percent
   of the Average number of receivables
   outstanding (3)
Net Charge-offs as a % of Period End O/S (3)
Net Charge-offs as a % of Average O/S (3)

     (1) Gross charge-offs reflect net liquidation proceeds received upon the sale of the vehicle, and include mandatory full balance charge-offs which occur at 120+ days delinquent.

     (2) Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after they are charged off.

     (3)  Annualized

     See "Description of the Transaction Agreements" in the accompanying prospectus for additional information regarding the servicer.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Prepayments on motor vehicle contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or "ABS", assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

     The tables below which are captioned "Percent of Original Principal Balance at Various ABS Percentages" (the "ABS Tables") are based on ABS and were prepared using the following assumptions:

     o the Issuer holds [four] pools of Receivables with the following characteristics:

                                                          Original Term   Remaining Term
                          Aggregate           Gross        to Maturity      to Maturity
        Pool          Principal Balance   Contract Rate    (in Months)      (in Months)
-------------------   -----------------   -------------   -------------   --------------
1
2
3
4
Total

     o all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

     o each scheduled payment on the receivables is made on the last day of each month commencing in [_________], 200[_] and each month has 30 days;

     o the original Principal Balances of each class of Notes are equal to the original Principal Balances set forth on the front cover of this prospectus supplement;

     o payments on the Notes are paid in cash on each payment date commencing [________], 200[_], and on the [___] calendar day of each subsequent month;

     o    the Notes are purchased on the Closing Date;

     o the scheduled payment for each Receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each Receivable would amortize in a manner that will be sufficient to repay the Receivable balance of that Receivable by its indicated remaining term to maturity;

     o [all of the funds in the pre-funding account are used to purchase additional receivables;]

     o the coupons are [__]% for the Class A-1 Notes, [__]% for the Class A-2 Notes, [__]% for the Class A-3 Notes, [__]% for the Class B Notes, [__]% for the Class C Notes and [__]% for the Class D Notes;

     o the "clean-up call" option to redeem the Notes will be exercised at the earliest opportunity; and

     o the difference between the gross contract rate and the net contract rate is equal to the servicing fee due to the Servicer.

     The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original Principal Balances of each class of Notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

     As used in the ABS Tables, the "weighted average life" of a class of Notes is determined by:

     o multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

     o    adding the results; and

     o dividing the sum by the related original Principal Balance of the Note.

       Percentage of Class A -1 Notes Principal at Various ABS Percentages

                                          Class A-1 Notes
                  ---------------------------------------------------------------
  Payment Date      0.5%       1.0%       1.3%       1.6%       1.9%      2.2%
---------------   --------   --------   --------   --------   -------   ---------
Closing Date

Weighted Average
Life (years)

     This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

   Percentage of Class A-2 and A-3 Notes Principal at Various ABS Percentages

                                Class A-2 Notes                      Class A-3 Notes
               ---------------------------------------   ---------------------------------------
Payment Date   0.5%   1.0%   1.3%   1.6%   1.9%   2.2%   0.5%   1.0%   1.3%   1.6%   1.9%   2.2%
------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Closing Date

Weighted Average
Life (years)

     This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

        Percentage of Class B Notes Principal at Various ABS Percentages

                           Class B Notes
              ---------------------------------------
Payment Date  0.5%   1.0%   1.3%   1.6%   1.9%   2.2%
------------  ----   ----   ----   ----   ----   ----
Closing Date

Weighted Average
Life (years)

     This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

           Percentage of Class C Notes and Class D Notes Principal at
                            Various ABS Percentages

                    Class C Notes and Class D Notes
                ---------------------------------------
Payment Date    0.5%   1.0%   1.3%   1.6%   1.9%   2.2%
------------    ----   ----   ----   ----   ----   ----
Closing Date

Weighted Average
Life (years)

     This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

                                    THE NOTES

     The following information summarizes material provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

     The Notes will be issued pursuant to the terms of the Indenture to be dated as of the Closing Date between the Issuer and the Indenture Trustee for the benefit of the Noteholders [and the swap counterparty]. We will file a copy of the Indenture with the Securities and Exchange Commission after we issue the Notes. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the Issuer Property and certain rights and benefits available to the Indenture Trustee under the Indenture. [_______________] will be the Indenture Trustee. You may contact the Indenture Trustee at [_______________], or by calling [____________].

     All payments required to be made on the Notes will be made monthly on each Payment Date, which will be the [____] day of each month or, if that day is not a Business Day, then the next Business Day beginning [_______], 200[_].

     The Indenture Trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

     The original Principal Balance, interest rate and "Final Scheduled Payment Date" for each class of the Notes is set forth on the cover page to this prospectus supplement.

Payments of Interest

     Interest on the Principal Balances of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the [___] day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a Payment Date) commencing [______], 200[_].

     Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes will accrue at the related Interest Rate from and including the [___] day of the month (or from and including the Closing Date with respect to the first Payment Date) to but excluding the [___] day of the following calendar month.

     Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unrecovered Advances have been paid.

     Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes on any Payment Date, in which case the holders of the Class A Notes will receive the aggregate amount available to be distributed in respect of interest on the Class A Notes. Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. Interest payments to holders of the Class D Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes, the Class B Notes and the Class C Notes.

     ["LIBOR" means, with respect to any interest period for the Class [___] Notes, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (as defined below) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The "Telerate Page 3750" is the display page named as such on the Dow Jones Telerate Services (or any other page that replaces such page on that service for the purpose of displaying comparable [name of rates]). The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee.

     "LIBOR Determination Date" means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

     "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.]

Payments of Principal

     The Issuer will generally make principal payments to the Noteholders and the Certificateholders on each Payment Date in an amount equal to the Principal Distribution Amount (as defined in this prospectus supplement). The Principal Distribution Amount with respect to any Payment Date equals the sum of:

     o the First Priority Principal Distribution Amount (as defined in this prospectus supplement);

     o the Second Priority Principal Distribution Amount (as defined in this prospectus supplement);

     o the Third Priority Principal Distribution Amount (as defined in this prospectus supplement);

     o the Regular Principal Distribution Amount (as defined in this prospectus supplement); and

     o the Accelerated Principal Amount (as defined in this prospectus supplement).

     The Issuer will pay principal on the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described under "Payments on the Notes -- Payment of Distributable Amounts."

     Principal payments on the Notes and Certificate will generally be made on each Payment Date, in the following order of priority:

     1.   to the Class A-1 Notes until paid in full;

     2.   to the Class A-2 Notes until paid in full;

     3.   to the Class A-3 Notes until paid in full;

     4.   to the Class B Notes until paid in full;

     5.   to the Class C Notes until paid in full; and

     6.   to the Class D Notes until paid in full.

     Furthermore, following the occurrence and during the continuation of:

     o a default in the payment of any interest on any Note of the Controlling Class (as defined in this prospectus supplement) when the same becomes due and payable, which default continues for a period of five days;

     o a default in the payment of principal on any Note when the same becomes due and payable;

     o the bankruptcy of the Issuer or the occurrence of other circumstances relating to the bankruptcy or insolvency of the Issuer, as described in the Indenture; or

     o any other Event of Default that results in a liquidation of the Issuer;

the priority of payments changes. In particular, after the payment of certain fees, expenses and interest due to the Class A Noteholders, the Class A Notes will receive 100% of the Principal Distribution Amount until the Class A Notes are paid in full. The Issuer will make no distributions of principal on the Class B Notes until payment in full of principal and interest on the Class A Notes and will not make any distributions of interest on the Class B Notes until interest on the Class A Notes and the First Priority Principal Distribution Amount has been allocated to the Class A Notes. In addition, principal payments on the Class A Notes will be made first to the holders of the Class A-1 Notes until they have been paid in full; thereafter principal payments on the Class A Notes will be made to the holders of the Class A-2 Notes and the Class A-3 Notes (together with the holders of the Class A-1 Notes, the "Class A Noteholders") on a pro rata basis based on the Principal Balance of that class of outstanding Notes. Furthermore, the Issuer will make no distributions of principal on the Class C Notes until payment in full of principal and interest on the Class B Notes and will not make any distributions of interest on the Class C Notes until interest on the Class B Notes and the Second Priority Principal Distribution Amount has been allocated to the Class B Notes. The Issuer will make no distributions of principal on the Class D Notes until payment in full of principal and interest on the Class C Notes and will not make any distributions of interest on the Class D Notes until interest on the Class C Notes and the Third Priority Principal Distribution Amount has been allocated to Class C Notes. In addition, principal payments on the Class A Notes will be made first to the Class A Noteholders until they have been paid in full. Beginning on the Payment Date on which the Class A Notes have been paid in full, the remaining Principal Distribution Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distribution Amount, will be paid to the holders of record of the Class B Notes (the "Class B Noteholders") until the Class B Notes have been paid in full. Beginning on the Payment Date on which the Class B Notes have been paid in full, the remaining Principal Distribution Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distribution Amount, will be paid to the holders of record of the Class C Notes (the "Class C Noteholders") until the Class C Notes have been paid in full. Beginning on the Payment Date on which the Class C Notes have been paid in full, the remaining Principal Distribution Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distribution Amount, will be paid to the holders of record of the Class D Notes (the "Class D Noteholders") until the Class D Notes have been paid in full.

     The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Final Scheduled Payment Date based on a variety of factors.

     If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to "Payment on the Notes -- Payment of Distributable Amounts" in this prospectus supplement.

     Following the occurrence of any other Event of Default and prior to the acceleration of the Notes, amounts on deposit in the Principal Distribution Account will be applied in the following order of priority:

     o    first, to the Class A-1 Notes until they are paid in full;

     o    second, to the Class A-2 Notes until they are paid in full;

     o    third, to the Class A-3 Notes until they are paid in full;

     o    fourth, to the Class B Notes until they are paid in full;

     o    fifth, to the Class C Notes until they are paid in full; and

     o    sixth, to the Class D Notes until they are paid in full.

     If, following the occurrence of these other Events of Default, the Notes are accelerated, amounts on deposit in the Principal Distribution Account will be applied in the following order of priority:

     o    first, to the Class A-1 Notes until they are paid in full;

     o second, pro rata to the Class A-2 Notes and the Class A-3 Notes until they are paid in full;

     o    third, to the Class B Notes until they are paid in full;

     o    fourth, to the Class C Notes until they are paid in full; and

     o    fifth, to the Class D Notes until they are paid in full.

Optional Prepayment

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to [10]% or less of the Pool Balance as of the Cut-off Date, the holders of [the Class B Notes, the Class C Notes and the Class D Notes] will receive an amount in respect of the Notes equal to the outstanding Principal Balance of the Notes, together with accrued but unpaid interest at the related Interest Rate. The Pool Balance on any Payment Date will equal the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts (for this purpose, Liquidated Receivables will have a Principal Balance of zero).

Indenture

     Events of Default; Rights Upon Events of Default. With respect to the Notes, "Events of Default" will consist of the occurrence and continuation of any of the following:

     1. the Issuer fails to pay any amount of interest on the Controlling Class of Notes within five days of the due date for payment of such interest or fails to pay any amount of principal on any class of Notes on its Final Scheduled Payment Date; or

     2. the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Trust Agreement, or any representation or warranty of the Issuer made in the Trust Agreement or the Notes or in any certificate or other writing delivered pursuant thereto or in connection therewith is incorrect in any material respect as of the time when the same shall have been made, and such default (a) is, in the opinion of the Trustee, incapable of remedy or (b) being a default which is, in the opinion of the Trustee, capable of remedy, remains unremedied for 30 days after the Trustee has given written notice of such default to the Issuer; or

     3. an Insolvency Event occurs in relation to the Issuer or the Issuer becomes Insolvent (as each such term is defined in the Indenture); or

     4. it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Trust Agreement.

     However, the amount of principal required to be paid to Noteholders under the Indenture will be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any Class of Notes will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that Class of Notes. The failure to pay interest to holders of a subordinated Class of Notes (unless it is the Controlling Class of Notes) on a particular Payment Date will generally not constitute an Event of Default. In addition, as described below, following the occurrence of an Event of Default and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuer, and the Indenture Trustee may sell the assets of the Issuer only after meeting requirements specified in the Indenture. Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.

     If an Event of Default should occur and be continuing with respect to a Class of Notes, the Indenture Trustee or holders of a majority in principal amount of the Controlling Class of Notes then outstanding may declare the Notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class of Notes then outstanding (or relevant class or classes of Notes).

     If the class of Notes are due and payable following an Event of Default on those Notes, the Indenture Trustee may:

     o institute proceedings to collect amounts due or foreclose on the Issuer Property;

     o    exercise remedies as a secured party;

     o    sell the assets of the Issuer; or

     o elect to have the Issuer maintain possession of the Receivables and continue to apply Collections on the Receivables as if there had been no declaration of acceleration.

     The Indenture Trustee is prohibited from selling the assets of the Issuer following an Event of Default (other than a default in the payment of any principal on the most senior class of Notes or a default for five days or more in the payment of any interest on the most senior class of Notes), unless:

     o    the holders of the Notes then outstanding consent to the sale; or

     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or

     o the Indenture Trustee determines that the proceeds from the sale of the Issuer Property will not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the most senior class of Notes then outstanding.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and other limitations contained in the Indenture, the holders of a majority of the principal amount of the most senior Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of at least 51% of the aggregate principal amount of the most senior Notes then outstanding may, in some cases, waive a default, except a default in the deposit of Collections or other required amounts, any required payment from amounts held in the Trust Accounts in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of the Indenture which cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless:

     1. the holder of a Note or Notes previously has given to the Indenture Trustee written notice of a continuing Event of Default;

     2. the Event of Default arises from the Servicer's failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the most senior Notes then outstanding have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;

     3. the holder or holders of Notes have offered the Indenture Trustee reasonable indemnity;

     4. the Indenture Trustee has for 60 days failed to institute a proceeding; and

     5. no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the most senior Notes then outstanding.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the Issuer, neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that Issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

                              Payments on the Notes

     On or before the [___] calendar day of each month (or, if the [___] day is not a Business Day, the next succeeding Business Day (each a "Determination Date")), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the Servicer will also determine the following:

     1.   Available Amounts;

     2.   Class A Noteholders' interest distribution;

     3.   Class B Noteholders' interest distribution;

     4.   Class C Noteholders' interest distribution;

     5.   Class D Noteholders' interest distribution;

     6.   Principal Distribution Amount; and

     7. based on the Available Funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders.

     The Indenture Trustee or the Owner Trustee, as the case may be, will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders will be determined in the manner described below.

Calculation of Available Amounts

     The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Interest and Available Principal (collectively, "Available Amounts").

     "Available Interest" for a Payment Date will equal the sum of the following amounts (without duplication) allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period [amounts received in accordance with the interest rate swap agreement]:

     1. that portion of all Collections on Receivables allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made to the Servicer);

     2. the Purchased Amount of each Receivable that became a Purchased Receivable to the extent attributable to accrued interest on that Receivable;

     3.   Recoveries for that Collection Period;

     4. investment earnings on the Accounts (other than the Collection Account and the Note Distribution Account) for the related Payment Date; and

     5. Liquidation Proceeds for that Collection Period to the extent allocable to interest.

     "Available Principal" for a Payment Date will equal the sum of the following amounts, without duplication, with respect to the related Collection
Period:

     1. that portion of all Collections on Receivables to the extent allocable to principal;

     2. Liquidation Proceeds for that Collection Period to the extent allocable to principal; and

     3. that portion allocable to principal of the Purchased Amount of all Receivables that became Purchased Receivables during or in respect of that Collection Period.

     Available Interest and Available Principal on any Payment Date will exclude the following amounts:

     1. amounts received on a particular Receivable (other than a Liquidated Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable; and

     2. Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable.

     "Liquidation Proceeds" means, with respect to any Receivable that becomes a Liquidated Receivable, the monies collected in respect of that Liquidated Receivable, from whatever source, during or after the Collection Period in which the Receivable became a Liquidated Receivable, including proceeds resulting from liquidation of the related Financed Vehicle, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the repossession, transport and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on the Liquidated Receivable.

     A "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred:

     o    the related Financed Vehicle has been repossessed and liquidated;

     o the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated;

     o the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

     o the end of the Collection Period in which the Receivable becomes more than 120 days past due.

     "Purchased Amount" means any Administrative Purchase Payments or Warranty Purchase Payments made with respect to Purchased Receivables.

     "Purchased Receivable" means a Warranty Receivable or an Administrative Receivable, respectively.

     "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable, from whatever source, during any Collection Period following the Collection Period in which the Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

Payment of Distributable Amounts

     Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders. On each Payment Date, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions from Available Amounts on deposit in the Collection Account, and in the event of a shortfall in meeting the payments described in clauses 1 through 10 below (an "Available Amounts Shortfall") amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

     1. to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and unrecovered Advances;

     2. [to the swap counterparty, the Net Swap Payments (other than Swap Termination Payments)];

     3.   to the Class A Noteholders:

          o the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective Interest Rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

          o the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

     4. to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

     5.   to the Class B Noteholders:

          o the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

          o the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

     6. to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

     7.   to the Class C Noteholders:

          o the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

          o the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

     8. to the Principal Distribution Account, the Third Priority Principal Distribution Amount;

     9.   to the Class D Noteholders:

          o the aggregate amount of interest accrued for the related Interest Period on each of the Class D Notes at the Interest Rate on the Class D Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and

          o the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

     10. to the Principal Distribution Account, the Regular Principal Distribution Amount;

     11.  [to the swap counterparty, any Swap Termination Payments];

     12. to the Reserve Account, from Available Amounts remaining (this amount being the "Excess Amount"), the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

     13. to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent the fees and expenses have not been previously paid by the Servicer;

     14. to the Principal Distribution Account, the Accelerated Principal Amount; and

     15.  any remaining funds will be distributed to the Certificateholder.

     The Principal Distribution Amount will be allocated among the Notes as described above under "The Notes -- Payments of Principal."

     For the purposes of this prospectus supplement, the following terms will have the following meanings:

     "Accelerated Principal Amount" will mean, with respect to any Payment Date, an amount no less than zero equal to (i) the difference between (a) the sum of the aggregate outstanding principal amount to the Class A Notes, Class B Notes, Class C Notes and Class D Notes minus (b) the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Principal Distribution Amount and the Regular Principal Distribution Amount, in each case, as of such Payment Date, minus (ii) the Targeted Note Balance.

     "Adjusted Pool Balance" will mean, as of any date of determination the aggregate Principal Balance of the Receivables less the required Yield Supplement Overcollateralization Amount, in each case, as of such date of determination.

     "Credit Enhancement Required Amount" will mean, with respect to any Payment Date, the product of (i) the Credit Enhancement Required Percentage and (ii) the Adjusted Pool Balance as of the end of the Collection Period preceding the Payment Date.

     "Credit Enhancement Required Percentage" will mean, as of any date of determination, the greater of (i) [___]% and (ii) a fraction, expressed as a percentage, the numerator of which is the Pool Balance of the Receivables that
(x) are delinquent 90 days or more, including repossessions, and (y) have not charged off and the denominator of which is the Pool Balance of all Receivables, in each case, as of such date; provided, that, notwithstanding the forgoing, if the Credit Enhancement Required Percentage is on any date determined pursuant to clause (ii), the Credit Enhancement Required Percentage shall be determined by clause (ii) until the percentage in clause (i) is greater than the percentage determined pursuant to clause (ii) for 30 consecutive days.

     "First Priority Principal Distribution Amount" will mean, with respect to any Payment Date, an amount not less then zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of the Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A Notes to zero.

     "Interest Period" means:

     o with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next Payment Date; and

     o with respect to the Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes, the period from and including the [___] day of the previous calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the [___] day of the current calendar month.

     "Overcollateralization Required Amount" will mean, with respect to any Payment Date, the lesser of (1) the greater of (a) an amount no less than zero equal to (i) the Credit Enhancement Required Amount, minus (ii) the Reserve Account Required Amount, in each case, on such Payment Date and (b) [___]% of the Adjusted Pool Balance as of the Cut-off Date, and (2) (i) the Adjusted Pool Balance on such Payment Date, minus (ii) the amount on deposit in the Reserve Account on such Payment Date.

     "Principal Distribution Account" will mean the administrative subaccount of the Note Distribution Account established and maintained as the Principal Distribution Account pursuant to the Sale and Servicing Agreement.

     "Principal Distribution Amount" will mean with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount, (iii) the Third Priority Principal Distribution Amount, (iv) the Regular Principal Distribution Amount and (v) the Accelerated Principal Amount, in each case, with respect to that Payment Date.

     "Regular Principal Distribution Amount" will mean, with respect to any Payment Date, an amount no less than zero equal to (i) the aggregate decrease in the Principal Balance of the Receivables for the related Collection Period, less
(ii) the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Third Priority Principal Distribution Amount, less (iii) the difference (but not less than zero) between
(a) the Targeted Note Balance and (b) (1) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes minus (2) the aggregate decrease in the Principal Balance of the Receivables for the related Collection Period.

     "Second Priority Principal Distribution Amount" will mean, with respect to any Payment Date, an amount not less than zero equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (iii) the First Priority Principal Distribution Amount; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Second Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

     "Targeted Note Balance" will mean, with respect to any Payment Date, an amount not less than zero equal to (i) the Adjusted Pool Balance minus (ii) the Overcollateralization Required Amount, in each case, as of such Payment Date.

     "Third Priority Principal Distribution Amount" will mean, with respect to any Payment Date, an amount not less than zero equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period, minus (iii) the First Priority Principal distribution Amount, minus (iv) the Second Priority Principal Distribution Amount; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Third Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

     "Trust Fees and Expenses" will mean all accrued and unpaid Trustees' fees and any amounts due to the Trustees for reimbursement of expenses or in respect of indemnification and other administrative fees of the Trust.

                [DESCRIPTION OF THE INTEREST RATE SWAP AGREEMENT]

     [On the closing date, the Issuer will enter into an "Interest Rate Swap Agreement" consisting of an ISDA Master Agreement, a schedule to the ISDA Master Agreement and a confirmation with the swap counterparty to hedge the floating interest rate risk on the floating rate Class [___] Notes. Each transaction under the Interest Rate Swap Agreement for a class of floating rate Notes will have an initial notional amount equal to the principal amount of that class of Notes on the Closing Date, and will decrease by the amount of any principal payments on that class of Notes.

     In general, under the Interest Rate Swap Agreement, on each Payment Date the Issuer will be obligated to pay the swap counterparty a fixed rate payment at a rate of [___]% per annum based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class [___] Notes on the same notional amount. Payments on the interest rate swap [(other than Swap Termination Payments)] will be exchanged on a net basis. The payment obligations of the Issuer to the swap counterparty under the Interest Rate Swap Agreement are secured under the Indenture by the same lien in favor of the Indenture Trustee that secures payments to the Noteholders. Net Swap Payments [(other than Swap Termination Payments)] made by the Issuer rank higher in priority in the payment waterfall than all payments on the Notes.

     Upon the occurrence of any swap event of default or swap termination event specified in the Interest Rate Swap Agreement, the non-defaulting party may elect to terminate the Interest Rate Swap Agreement. These swap events of default include, among other things:

     o    failure to make payments due under that Interest Rate Swap Agreement;
          and

     o the occurrence of certain bankruptcy and insolvency events of the Issuer or the swap counterparty.

     The Interest Rate Swap Agreement may also be terminated upon the occurrence of a swap termination event other than a swap event of default. These termination events include, among other things:

     o illegality of the transactions contemplated by that Interest Rate Swap Agreement;

     o an amendment to the Sale and Servicing agreement, the Indenture or any other transaction document that materially and adversely affects the interests of the swap counterparty without the prior consent of the swap counterparty; and

     o failure of the swap counterparty to maintain its credit rating at certain levels required by the Interest Rate Swap Agreement, which failure may not constitute a termination event if the swap counterparty, among other things, either (a) posts collateral or (b) assigns its rights and obligations under the Interest Rate Swap Agreement to a substitute swap counterparty with an acceptable rating.

     If the Interest Rate Swap Agreement is terminated due to a swap event of default or a swap termination event, a Swap Termination Payment under the Interest Rate Swap Agreement may be due to the swap counterparty by the Issuer out of Collections on the Receivables or other assets of the Issuer, including funds on deposit in the Reserve Account. Net Swap Payments are senior to all payments of principal and interest on the Notes. Swap Termination Payments are subordinate to all payments of principal and interest on the Notes. The amount of any such Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Swap Agreement. Any such Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing [_______], as swap counterparty, will be applied to any Swap Termination Payment owed to [______] under that Interest Rate Swap Agreement to the extent not previously paid.

     The swap counterparty generally will have the right to consent to amendments under the Indenture and the Sale and Servicing agreement, other than amendments that do not materially and adversely affect the interests of the swap counterparty.]

                             [THE SWAP COUNTERPARTY]

     [[______] is a [national banking association] organized under the laws of the United States, and its principal executive offices are located in [______]. [______] is a wholly-owned subsidiary of [Holding Company] and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of [_____], 200[_], [______] had consolidated assets of $[__________] billion, consolidated deposits of $[______] billion and shareholder's equity of $[_______] billion based on regulatory accounting principles. [Holding Company] is a bank holding company and a financial holding company, with its principal executive offices located in [city, state]. Additional information regarding [Holding Company] is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 200[_] and its other periodic reports filed with the Securities and Exchange Commission.

     Moody's rates [_______]'s long-term certificates of deposit as "[___]" and short-term certificates of deposit as "P-1". Further information with respect to such ratings may be obtained from Moody's. Standard & Poor's rates [__________]'s long-term certificates of deposit as "[___]" and its short-term certificates of deposit as "A-1+". Further information with respect to such ratings may be obtained from Standard & Poor's. Fitch, Inc., rates [__________ ]'s long-term certificates of deposit as "[__]" and its short-term certificates of deposit as "F1+". Further information with respect to such ratings may be obtained from Fitch. No assurances can be given that the current ratings of the bank's instruments will be maintained.

     [_______] will provide copies of the most recent Annual Report on Form 10-K of [Holding Company] and the publicly available portion of the most recent quarterly Call Report of [___________] delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

                      [Insert Address of Swap Counterparty]

     The information contained in this Section relates to and has been obtained from [________]. The information concerning [________] and [Holding Company] contained herein is furnished solely to provide limited introductory information regarding [_________] and [Holding Company] and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

     The delivery hereof shall not create any implication that there has been no change in the affairs of [Holding Company] or [__________] since the date hereof, or that the information contained or referred to in this Section is correct as of any time subsequent to its date.

     The Notes are not insured by the Federal Deposit Insurance Corporation (the "FDIC") or any other regulatory agency of the United States or any other jurisdiction. The obligations of [___________] as the swap counterparty under the interest rate swap with the issuer will not be guaranteed by [Holding Company] or insured by the FDIC.]

                               CREDIT ENHANCEMENT

     The protection afforded to the Noteholders will be effected both by the preferential right of the Noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the subordination of the Certificate, the establishment of the Reserve Account, overcollateralization and the subordination of the Depositor's right to receive excess interest. The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes, the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Depositor's right to receive excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Depositor's right to receive excess interest. The protection afforded to the Class C Noteholders will be effected by the subordination of the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Depositor's right to receive excess interest.

Subordination

     The rights of the Class B Noteholders to receive any distributions of interest or principal is subordinated to payments of interest on the Class A Notes and, in limited circumstances, payments of principal of the Class A Notes. The rights of the Class C Noteholders to receive any distributions of interest or principal is subordinated to payments of interest on the Class B Notes and, in limited circumstances, payments of principal of the Class A Notes and the Class B Notes. The rights of the Class D Noteholders to receive any distributions of interest or principal is subordinated to payments of interest on the Class C Notes and, in limited circumstances, payments of principal of the Class A Notes, the Class B Notes and the Class C Notes. To the extent that the Adjusted Pool Balance with respect to a Payment Date has decreased to a level which is less than the aggregate outstanding Principal Balance of the Class A Notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on or principal of the Class B Notes, the Class C Notes and the Class D Notes. To the extent that the Adjusted Pool Balance with respect to a Payment Date has decreased to a level which is less than the aggregate outstanding Principal Balance of the Class A Notes and the Class B Notes, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on or principal of Class C Notes and the Class D Notes. To the extent that the Adjusted Pool Balance with respect to a Payment Date has decreased to a level which is less than the aggregate outstanding Principal Balance of the Class A Notes, the Class B Notes and the Class C Notes, a Third Priority Principal Distribution Amount will be payable prior to the payment of interest on or principal of the Class D Notes. The Depositor is entitled to receive payments of interest collected on the Receivables which are not used by the Issuer to make other required payments. The Depositor's right to receive this excess interest is subordinated to all other payments required to be made on any Payment Date.

Reserve Account

     On the Closing Date, the Issuer will establish a separate account (the Reserve Account) and will make a deposit thereto of an amount equal to $[__________]. The Reserve Account shall be an Eligible Account held by the Indenture Trustee, and will be pledged to the Indenture Trustee for the benefit of the Noteholders.

     The Reserve Account Required Amount with respect to any Payment Date will be [___]% of the Adjusted Pool Balance as of the last day of the immediately preceding Collection Period; provided, however, that in no event will the Reserve Account Required Amount on any Payment Date be less than the lesser of
(x) $[_________] ([___]% of the Adjusted Pool Balance, as of the Cut-off Date) or (y) the aggregate outstanding principal amount of the Notes on such Payment Date (after giving effect to the allocation of the Principal Distribution Amount on such Payment Date). Notwithstanding the foregoing, in no event will the Reserve Account Required Amount be more than the then outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

     The Servicer may, from time to time after the date of this prospectus supplement, request each Rating Agency to approve a formula for determining the Reserve Account Required Amount that is different from those described above or change the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the Owner Trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Reserve Account Required Amount will be determined in accordance with the new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

     All amounts on deposit in the Reserve Account on any Payment Date will be available to make up shortfalls in the amounts payable to the Noteholders on such Payment Date to the extent described herein and for certain other purposes. Upon the occurrence of certain events specified in the Sale and Servicing Agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal on the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount may be released to the Depositor or other such entities, subject to certain conditions set forth in the Sale and Servicing Agreement. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

     Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Account to the extent of any Available Amounts Shortfall with respect to that Payment Date and will be deposited in the Collection Account for distribution to the Noteholders.

     None of the Noteholders, the Indenture Trustee, the Owner Trustee or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

     The Reserve Account, the subordination of the Class B Notes, Class C Notes, Class D Notes and the overcollateralization are intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses. The Reserve Account, the subordination of the Class C Notes, Class D Notes and the overcollateralization are intended to enhance the likelihood of receipt by Class B Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class B Noteholders will experience losses. The Reserve Account, the subordination of the Class D Notes and the overcollateralization are intended to enhance the likelihood of receipt by Class C Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class C Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in Collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.

Overcollateralization

     On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by approximately $[___________], which is approximately [___]% of the Adjusted Pool Balance as of the Cut-off Date. This excess (as adjusted from time to time, the "Overcollateralization Amount") represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Credit Enhancement Required Amount, less the Reserve Account Required Amount. The level of overcollateralization is increased and maintained through the application of excess interest collections on the Receivables, after the payment of interest on the Notes, as additional principal paid on the Notes. In general, the target amount of the over collateralization will decrease as the Adjusted Pool Balance decreases. However, the required amount of overcollateralization on any payment date will never be less than [___]% of the Adjusted Pool Balance as of the Cut-off Date. The overcollateralization will be available to absorb losses on the Receivables.

                 [YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT]

     [On the Closing Date, the initial Yield Supplement Overcollateralization Amount will be $[_________], which is approximately [___]% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables.

     With respect to any Payment Date, the "Yield Supplement
Overcollateralization Amount" is the amount specified below with respect to that Payment Date:

                                     Yield
                                  Supplement
                             Overcollateralization
Payment Date                        Amount
------------                 ---------------------
Closing Date                          $

     The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and [___]%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.]

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

Accounts

     With respect to the Issuer, the Servicer will establish and maintain with the Owner Trustee or Indenture Trustee one or more accounts (each, a Collection Account), in the name of the Owner Trustee or Indenture Trustee on behalf of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from any Reserve Account will be deposited for payment to the Noteholders. The Servicer will also establish and will maintain with the Indenture Trustee the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders.

     Funds in the Collection Account, the Reserve Account and other accounts (collectively, the "Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the Rating Agencies rating the Notes as being consistent with the rating of the Notes, including obligations of the Servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, to the extent permitted by the Rating Agencies, funds in any Account, except the Collection Account, may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Note Distribution and Collection Accounts, net of losses and investment expenses, shall be released to the Servicer on each Payment Date and shall be the property of the Servicer.

     The Accounts will be maintained with the Indenture Trustee or the Owner Trustee so long as it is an "Eligible Institution," which is a depository institution or trust company,

     1. the short-term unsecured debt obligations of which have a rating of "P-1" by Moody's and a rating of "A-1+" by Standard & Poor's (the "Required Deposit Rating"); or

     2. having corporate trust powers and organized under the laws of the United States, any State, the District of Columbia or the Commonwealth of Puerto Rico which has a long-term deposit rating from Moody's of at least "Baa3" or Standard & Poor's of at least "BBB-" (or a lower rating as either rating agency shall approve in writing).

     If the Indenture Trustee or the Owner Trustee, as the case may be, ceases to be an Eligible Institution, then the Servicer shall, with the assistance of the Indenture Trustee or the Owner Trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

     The Servicer will be authorized to grant, in some circumstances, rebates, adjustments or extensions with respect to a Receivable. However, if any modification of a Receivable extends the maturity of a Receivable beyond the last day of the Collection Period ending three (3) months prior to the Final Scheduled Payment Date of the Class D Notes, the Servicer will be obligated to purchase the Receivable.

Servicing Compensation

     The servicing fee for the calendar month immediately preceding any Payment Date (a Collection Period) will be one-twelfth of [___]% (the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cut-off Date (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Funds. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Note Distribution Account. The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each Rating Agency without a reduction in the rating of each Class of Notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Funds in accordance with the priority of payments set forth under "Payment on the Notes -- Payment of Distributable Amounts."

Net Deposits

     As an administrative convenience and as long as specified conditions are satisfied, for so long as HMFC is the Servicer, HMFC will be permitted to make the deposit of Collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Owner Trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. The Servicing Agreement will require the Servicer to make all deposits of Collections received to be deposited into the Collection Account on the second Business Day following receipt thereof.

Optional Purchase

     The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to [10]% or less of the Pool Balance as of the Cut-off Date. The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes as of the date of the optional purchase.

Removal of Servicer

     The Indenture Trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the following events ("Servicer Defaults"):

     1. any failure by the Servicer to deliver to the Owner Trustee for deposit in any Account any required payment or to direct the Indenture Trustee to make the required payments from any Account and that failure continues unremedied for five Business Days after discovery of that failure by the Servicer or after the receipt by the Servicer of notice of that failure;

     2. any failure by the Servicer to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders, and which failure continues unremedied for 60 days after written notice of that failure is given to the Servicer by (a) the Indenture Trustee or (b) the holders of Notes representing more than 50% of the Controlling Class; and

     3.   the occurrence of an Insolvency Event of the Servicer.

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the Indenture Trustee under the Sale and Servicing Agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor servicer. The Indenture Trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement. Notwithstanding termination of the Servicer, the Servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the Servicer. Upon payment in full of the principal and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the Servicer. Upon payment in full of the principal and interest on the Class C Notes, the Class D Noteholders will succeed to the rights of the Class C Noteholders with respect to the removal of the Servicer.

                              [PRE-FUNDING ACCOUNT]

     [On the Closing Date, approximately $[________] will be deposited from the proceeds of the sale of the Notes in an account established with the Indenture Trustee for the purchase of Subsequent Receivables during the Funding Period (the "Pre-Funding Account") which will be included in the Issuer Property. In order to acquire Subsequent Receivables on a Funding Date, certain conditions precedent must be satisfied. The amount of funds withdrawn from the Pre-Funding Account for the acquisition of Subsequent Receivables on a Funding Date will be equal to the purchase price with respect to such Subsequent Receivables. It is expected that the characteristics of the Subsequent Receivables acquired through the Pre-Funding Account will not vary materially from the characteristics of the receivables pool on the closing date.

     If any funds remain on deposit in the Pre-Funding Account (other than investment earnings or income) at the end of the Funding Period, the Notes will be prepaid on the first Payment Date following the termination of the Funding Period as follows:

          (1) to pay to the holders of the Class A Notes their pro rata portion of such funds (based on the original Principal Balance of the Class A Notes as a fraction of the original Principal Balance of all Notes) subject to the following:

               (a) if the aggregate amount of such funds exceeds $100,000, to pay the outstanding Class A Notes, the portion of such funds to the holders of each class of Class A Notes on a pro rata basis (based on the original Principal Balance of each class of the Class A Notes as a fraction of the original Principal Balance of the Class A Notes); and

               (b) if the aggregate amount of such funds is less than or equal to $100,000, to pay the Class A Notes, the portion of such funds in sequential order of priority beginning with the Class A-1 Notes;

          (2) to pay to the holders of the Class B Notes their pro rata portion of such funds (based on the original Principal Balance of the Class B Notes as a fraction of the original Principal Balance of all Notes);

          (3) to pay to the holders of the Class C Notes their pro rata portion of such funds (based on the original Principal Balance of the Class C Notes as a fraction of the original Principal Balance of all Notes); and

          (4) to pay to the holders of the Class D Notes their pro rata portion of such funds (based on the original Principal Balance of the Class D Notes as a fraction of the original Principal Balance of all Notes).

     Amounts on deposit in the Pre-Funding Account will be invested by the Indenture Trustee at the direction of the Servicer in Eligible Investments and investment earnings therefrom will be used to make interest payments on the Notes during the Funding Period. However, to the extent each Rating Agency rating the Notes confirms that such actions will not adversely affect its ratings of the Notes, funds in the Pre-Funding Account may be invested in securities that will not mature prior to the next Payment Date with respect to such Notes and will not be sold to meet any shortfalls.]

                                LEGAL INVESTMENT

     The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the "Investment Company Act").

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Latham & Watkins LLP is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for United States federal income tax purposes:

     o    the Notes will be characterized as indebtedness; and

     o the Issuer will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

     See "Material United States Federal Income Tax Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "benefit plan"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased Notes if assets of the Issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. 2510.3-101 (the "Plan Assets Regulation"), the assets of the Issuer would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Depositor believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the Issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the Issuer incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes. The Issuer has not obtained an opinion of counsel regarding the debt treatment of the Notes under local law.

     However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the Issuer, the Depositor, the Servicer, the underwriters, the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such benefit plan. In that event, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending in part on the type of plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

     Additionally, the acquisition or holding of Notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code, could give rise to liabilities under federal, state or local law which may be substantially similar to liabilities imposed by
Section 406 of ERISA or Section 4975 of the Code.

     By acquiring a Note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such Note by the purchaser or transferee, throughout the period that it holds such Note is, and will be, covered by a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to
Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a Note will be deemed to covenant that it will not sell , pledge or otherwise transfer such Note in violation of the foregoing.

     A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

     The sale of Notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the Depositor has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

                  Principal          Principal        Principal        Principal       Principal       Principal
                  Amount of          Amount of        Amount of        Amount of       Amount of       Amount of
Underwriters   Class A-1 Notes   Class A-2 Notes   Class A-3 Notes   Class B Notes   Class C Notes   Class D Notes
------------   ---------------   ---------------   ---------------   -------------   -------------   -------------
[________]     $                 $                 $                 $               $               $
[________]     $                 $                 $                 $               $               $
Total          $                 $                 $                 $               $               $

     The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

                                                      Selling
                                                    Concessions     Reallowance
                                                   not to exceed   not to exceed
                                                   -------------   -------------
Class A-1 Notes                                              %               %
Class A-2 Notes                                              %               %
Class A-3 Notes                                              %               %
Class B Notes                                                %               %
Class C Notes                                                %               %
Class D Notes                                                %               %

     Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the "Exchange Act"). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the Depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

     HMFC and the Depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the "Securities Act"), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

     In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the Depositor, the Servicer, the Issuer and their affiliates. [Lead Manager] is an affiliate of [Bank], the [swap counterparty.]

     As discussed under "Use of Proceeds" above, HMFC or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the receivables prior to their contribution to the Issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the warehouse debt.

     The Administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

     The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

     HMFC will receive aggregate proceeds of approximately $[________] from the sale of the Notes (representing [______] % of the principal amount of the Notes) after paying the aggregate underwriting discount of $[__________] on the Notes. Additional offering expenses are estimated to be $[__________].

Offering Restrictions

     Each underwriter has severally represented to and agreed with the Issuer that:

     o it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

     o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer and shall procure that the Notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 ("CIS Order") or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the Notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the Issuer or sale of the Notes may otherwise lawfully be communicated or caused to be communicated; and

     o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement includes words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of HMFC or the Depositor. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The Depositor has no obligation to update or revise any such forward-looking statement.

                                 LEGAL OPINIONS

     Certain legal opinions with respect to the Notes will be given for the Depositor by Latham & Watkins LLP. Certain legal opinions with respect to the Notes will be given for the underwriters by [_________________].

                                    GLOSSARY

     "Administrative Purchase Payment" means, for an Administrative Receivable, an amount equal to such Receivable's unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable's APR as of the last day of the Collection Period such Receivable is purchased.

     "Administrative Receivable" means a Receivable that the Servicer is required to purchase from the Issuer because of the Servicer's breach of a covenant contained in the Sale and Servicing Agreement.

     "Available Funds" shall mean, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the repurchase prices with respect to each Receivable that will be purchased by the Depositor or Servicer on that Payment Date, (iii) Net Swap Receipts for such Payment Date and [(iv) the investment income accrued during such Collection Period from the investment of funds in the Pre-Funding Account].

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of [California, Delaware or New York] are authorized or obligated by law, executive order or government decree to be closed.

     "Collection" means, with respect to any Receivable and to the extent received by the Servicer after the applicable Cut-off Date for that Receivable,
(i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable, [including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract]; provided, however, that the term "Collections" in no event will include (1) any amounts in respect of any Receivable purchased by the Servicer or the Depositor on a prior Payment Date, (2) any Supplemental Servicing Fees [or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract].

     "Collection Account" means an account, held in the name of the Indenture Trustee, into which the Servicer is required to deposit Collections.

     "Collection Period" means each fiscal month of the Servicer during the term of the Sale and Servicing Agreement. With respect to any Determination Date or Payment Date, the "related Collection Period" means the Collection Period preceding the fiscal month in which such Determination Date or Payment Date occurs.

     "Controlling Class" means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, the Class B Notes for so long as any Class B Notes are outstanding, the Class C Notes for so long as any Class C Notes are outstanding and the Class D Notes for so long as any Class D Notes are outstanding, excluding, in each case, Notes held by the Depositor, the Servicer or their affiliates.

     "Cut-off Date" means, (i) with respect to the statistical information contained in this prospectus supplement, [_________], 200[_] (referred to as the statistical cut-off date), (ii) with respect to the receivables transferred on the Closing Date, [_________], 200[_] (referred to as the initial cut-off date) and (iii) with respect to the Subsequent Receivables transferred to the Issuer on any Funding Date, two Business Days prior to such Funding Date (referred to as a subsequent cut-off date).

     "Defaulted Receivable" means, with respect to any Collection Period, a Receivable which the Servicer has charged off during such Collection Period in accordance with its customary servicing practices.

     "Eligible Investments" shall mean any one or more of the following types of investments:

     o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     o demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of P-1;

     o commercial paper (including commercial paper of any affiliate of Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1 and from Moody's of P-1;

     o investments in money market funds (including funds for which the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

     o banker's acceptances issued by any depository institution or trust company referred to in the second bullet point above;

     o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

     o any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating of any class of Notes.

     ["Net Swap Payment" means for the Interest Rate Swap Agreement, the net amounts, if any, owed by the Issuer to the swap counterparty on any Payment Date, including any interest accrued thereon, under the Interest Rate Swap Agreement, excluding Swap Termination Payments.]

     ["Net Swap Receipt" means for the Interest Rate Swap Agreement, the net amounts, if any, owed by the swap counterparty to the Issuer on any date any such amount is due under the Interest Rate Swap Agreement, excluding Swap Termination Payments.]

     "Note Distribution Account" means the account designated as such, established and maintained as such pursuant to the Sale and Servicing Agreement from which distributions to the Noteholders will be made.

     ["Pre-Funding Period" means the period from the Closing Date until the earliest of (1) three full calendar months following the Closing Date; (2) the date the amount in the Pre-Funding Account is $10,000 or less; and (3) an event of default under the Indenture has occurred and is continuing.]

     "Pool Balance" means at any time, the aggregate Principal Balance of the Receivables at such time calculated in accordance with the customary servicing practices.

     "Principal Balance" means, as of any time, for any Receivable, the principal balance of that Receivable under the terms of the Receivable determined in accordance with the customary servicing practices.

     "Principal Distribution Amount" shall mean, with respect to any Payment Date, an amount not less than zero equal to the greater of (i) the outstanding Principal Balance of the Class A-1 Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A-1 Notes on such preceding Payment Date) or the Closing Date, as the case may be; and (ii) the excess, if any, of (a) the sum of the outstanding Principal Balance of all the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date) or the Closing Date, as the case may be, over (b) the Pool Balance at the end of the Collection Period preceding such Payment Date and the funds on deposit in the Pre-Funding Account (other than interest income and earnings); provided, however, that the Principal Distribution Amount shall not exceed the sum of the outstanding Principal Balance of all of the Notes on such Payment Date; and provided, further, that the Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of Notes shall not be less than the amount that is necessary to reduce the outstanding Principal Balance of such class of Notes and all earlier maturing classes of Notes and all classes of Notes maturing on the same date to zero.

     "Supplemental Servicing Fees" means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

     ["Swap Termination Payments" means payment due to the swap counterparty by the Issuer or to the Issuer by the swap counterparty, including interest that may accrue thereon under the Interest Rate Swap Agreement, due to a termination of the Interest Rate Swap Agreement resulting from an "event of default" or "termination event" under the Interest Rate Swap Agreement.]

     "Warranty Purchase Payment" means, for a Warranty Receivable, an amount equal to such Receivable's unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable's APR as of the last day of the Collection Period such Receivable is repurchased.

     "Warranty Receivable" means a Receivable that the Depositor is required to repurchase from the Issuer because of the Depositor's breach of a covenant contained in the Sale and Servicing Agreement.

                                      INDEX

                                   Term                                     Page
--------------------------------------------------------------------------------
ABS.........................................................................S-30
ABS Tables..................................................................S-31
Accelerated Principal Amount................................................S-45
Accounts....................................................................S-53
Adjusted Pool Balance.......................................................S-45
Administrative Purchase Payment.............................................S-61
Administrative Receivable...................................................S-61
Administrator................................................................S-4
Available Amounts...........................................................S-43
Available Amounts Shortfall.................................................S-44
Available Funds.............................................................S-61
Available Interest..........................................................S-43
Available Principal.........................................................S-43
Benefit Plan................................................................S-56
Business Day................................................................S-61
Certificate..................................................................S-5
Certificate Holder..........................................................S-11
CIS Order...................................................................S-59
Class A Noteholders.........................................................S-39
Class B Noteholders.........................................................S-39
Class C Noteholders.........................................................S-39
Class D Noteholders.........................................................S-39
Closing Date.................................................................S-5
Code........................................................................S-56
Collection..................................................................S-61
Collection Account..........................................................S-61
Collection Period...........................................................S-61
Controlling Class...........................................................S-61
Credit Enhancement Required Amount..........................................S-45
Credit Enhancement Required Percentage......................................S-46
Cut-off Date................................................................S-61
Defaulted Receivable........................................................S-61
Determination Date..........................................................S-42
Eligible Investments........................................................S-61
ERISA.......................................................................S-56
Events of Default...........................................................S-40
Excess Amount...............................................................S-45
Exchange Act................................................................S-58
FDIC........................................................................S-49
Final Scheduled Payment Date................................................S-37
Financed Vehicles............................................................S-6
First Priority Principal Distribution Amount................................S-46
Funding Date.................................................................S-7
Funding Period...............................................................S-7
Hyundai Motor America.......................................................S-29
Hyundai Motor Company.......................................................S-29
Hyundai Motor Finance Company................................................S-4
Indenture Trustee............................................................S-4
Interest Period.............................................................S-46
Interest Rate...............................................................S-37
Interest Rate Swap Agreement................................................S-47
Investment Company Act......................................................S-56

                                   Term                                     Page
--------------------------------------------------------------------------------
Issuer.......................................................................S-4
Issuer Property..............................................................S-6
LIBOR.......................................................................S-38
LIBOR Determination Date....................................................S-38
Liquidated Receivable.......................................................S-43
Liquidation Proceeds........................................................S-43
London Business Day.........................................................S-38
Moody's.....................................................................S-12
Motor Vehicle Receivables....................................................S-6
Net Swap Payment............................................................S-62
Net Swap Receipt............................................................S-62
Note Distribution Account...................................................S-62
Obligors.....................................................................S-6
Overcollateralization Amount................................................S-50
Overcollateralization Required Amount.......................................S-46
Owner Trustee................................................................S-4
Payment Date.................................................................S-5
Plan Assets Regulation......................................................S-56
Pool Balance................................................................S-62
Pre-Funding Account..........................................................S-7
Pre-Funding Period..........................................................S-62
Principal Balance...........................................................S-63
Principal Distribution Account..............................................S-46
Principal Distribution Amount...............................................S-63
PTCE........................................................................S-56
Purchased Amount............................................................S-44
Purchased Receivable........................................................S-44
Rating Agency...............................................................S-12
Receivable Pool..............................................................S-6
Receivables..................................................................S-6
Recoveries..................................................................S-30
Redemption Price............................................................S-54
Regular Principal Distribution Amount.......................................S-46
Required Deposit Rating.....................................................S-53
Second Priority Principal Distribution Amount...............................S-46
Securities Act..............................................................S-58
Seller.......................................................................S-4
Servicer....................................................................S-29
Servicer Defaults...........................................................S-54
Servicing Fee...............................................................S-53
Servicing Rate..............................................................S-53
Standard & Poor's...........................................................S-12
Statistical Cut-off Date.....................................................S-7
Subsequent Receivables.......................................................S-7
Supplemental Servicing Fees.................................................S-63
Swap Counterparty............................................................S-4
Swap Termination Payments...................................................S-63
Targeted Note Balance.......................................................S-47
Telerate Page 3750..........................................................S-38
Third Priority Principal Distribution Amount................................S-47
Trust Fees and Expenses.....................................................S-47
Warranty Purchase Payment...................................................S-63
Warranty Receivable.........................................................S-63
Weighted Average Contract Rate..............................................S-24
Weighted Average Life.......................................................S-32

                                   Term                                     Page
--------------------------------------------------------------------------------
Weighted Average Original Term..............................................S-24
Yield Supplement Overcollateralization Amount...............................S-51

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitations is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

                  Hyundai Auto Receivables [Trust][LLC] 200[_]

                                     Issuer

Class A-1 Notes                                    $[__________________]
Class A-2 Notes                                    $[__________________]
Class A-3 Notes                                    $[__________________]
Class B Notes                                      $[__________________]
Class C Notes                                      $[__________________]
Class D Notes                                      $[__________________]

                         Hyundai ABS Funding Corporation

                                    Depositor

                          Hyundai Motor Finance Company

                               Seller and Servicer

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                 [Underwriters]

     Until [____________] , 200[_], all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

********************************************************************************

The information in this prospectus is not complete and may be changed. We may not sell the securities that are described in this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the seller to offer or sell these securities.

********************************************************************************

                                   Prospectus

                             ASSET-BACKED SECURITIES

                         HYUNDAI ABS FUNDING CORPORATION

     You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

     The notes will represent obligations of the issuer only and are not guaranteed by any person including Hyundai ABS Funding Corporation, Hyundai Motor Finance Company, or any of their respective affiliates, and neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

     This prospectus may be used to offer and sell notes only if accompanied by an applicable prospectus supplement for the related issuer.

     The issuers may periodically issue asset-backed notes in one or more series with one or more classes, and each issuer will own:

     o motor vehicle retail installment sale contracts secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

     o    collections on the receivables;

     o liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

     o    funds in the accounts of the issuer; and

     o    any credit enhancement issued in favor of the issuer.

     The notes:

     o    will represent indebtedness of the issuer that issued those notes;

     o will be paid only from the assets of the issuer that issued those notes;

     o will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

     o    may benefit from one or more forms of credit enhancement; and

     o will be issued as part of a designated series, which may include one or more classes of notes.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is [________], 200[_]

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                    AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

     o    the type of notes offered;

     o    certain risks relating to an investment in the notes;

     o    the timing and amount of interest and principal payments on the notes;

     o    the receivables underlying your notes;

     o    the credit enhancement for each class of notes;

     o    the credit ratings for each class of notes; and

     o    the method of selling the notes.

     Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

     We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

     To understand the structure of these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

                                TABLE OF CONTENTS

                                                             Page
                                                             ----
RISK FACTORS..................................................  1
CAPITALIZED TERMS.............................................  5
DESCRIPTION OF THE ISSUERS....................................  5
DESCRIPTION OF THE OWNER TRUSTEE..............................  6
DESCRIPTION OF THE RECEIVABLES................................  6
ORIGINATION AND SERVICING PROCEDURES..........................  7
PREFUNDING ARRANGEMENT........................................ 12
MATURITY AND PREPAYMENT CONSIDERATIONS........................ 13
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION............... 14
USE OF PROCEEDS............................................... 14
DESCRIPTION OF THE DEPOSITOR.................................. 14
DESCRIPTION OF THE NOTES...................................... 14
DESCRIPTION OF THE TRANSACTION AGREEMENTS..................... 25
DESCRIPTION OF THE INDENTURE.................................. 33
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES..................... 38
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES........ 43
STATE AND LOCAL TAX CONSEQUENCES.............................. 48
ERISA CONSIDERATIONS.......................................... 48
UNDERWRITING.................................................. 52
FORWARD-LOOKING STATEMENTS.................................... 53
RATING OF THE NOTES........................................... 53
REPORTS TO NOTEHOLDERS........................................ 53
WHERE YOU CAN FIND MORE INFORMATION........................... 53
INCORPORATION BY REFERENCE.................................... 54
LEGAL MATTERS................................................. 54
GLOSSARY...................................................... 55
INDEX......................................................... 57

                                  RISK FACTORS

     An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment         Your notes are secured solely by the assets
only upon the issuer's assets,      of the related issuer. Your notes will not
which may not be sufficient to      represent an interest in or obligation of
make full payments on your          us, Hyundai Motor Finance Company or any
notes.                              other person. We, the seller or another
                                    entity may have a limited obligation to
                                    repurchase some receivables under some
                                    circumstances as described in the applicable prospectus supplement. Distributions on any class of notes will depend solely on the amount of and timing of payments and other collections in respect of the related receivables and any credit enhancement for the notes specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuer's interest in the        To the extent that physical contracts exist
receivables could be defeated       for any receivable, the servicer will
because the contracts will not be   maintain possession of any and all original
delivered to the issuer.            contracts for that receivable. If the
                                    servicer sells or pledges and delivers
                                    original contracts for the receivables to another party, in violation of its obligations under the agreements for the notes, this party could acquire an interest in the receivable having a priority over the issuer's interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

The issuer's security interest in   Upon the origination of a receivable, the
the financed vehicles will not be   seller takes a security interest in financed
noted on the certificates of        vehicle by placing a lien on the title to
title, which may cause losses on    the financed vehicle. In connection with
your notes.                         each sale of receivables to the depositor,
                                    the seller will assign its security
                                    interests in the financed vehicles to the depositor, who will further assign them to the issuer. Finally, the issuer will pledge its interest in the financed vehicles to the trustee for the notes. Except in limited circumstances, the lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. The seller may be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the financed vehicle in the name of the seller.
                                    The servicer or the seller may be required to purchase or repurchase, as applicable, any receivable sold to the issuer as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders in any receivable and are subject to the expiration of a cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

The failure of receivables to       Federal and state consumer protection laws
comply with consumer protection     regulate the creation, collection and
laws may in losses on your          enforcement of consumer loans such as the
investment.                         receivables. These laws impose specific
                                    statutory liabilities upon creditors who fail to comply with their provisions.
                                    These laws may also make an assignee of a receivable, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee's ability to enforce its rights related to secured loans such as the receivables. The seller may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the seller fails to repurchase that receivable, you might experience delays or reductions in payments on your notes. See "Material Legal Aspects of the Receivables--Consumer Protection Law" in this prospectus.

Bankruptcy of the depositor or      The seller intends that each sale of
the seller could result in delays   receivables to the depositor will be a
in payments or losses on your       valid transfer and assignment of the
notes.                              receivables to the depositor. The depositor
                                    intends that its sale of the receivables to the issuer will be a valid transfer and assignment of the receivables to the issuer.
                                    If the seller or the depositor were to
                                    become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the seller (or the depositor itself) were to take the position that the sale of receivables by the seller to the depositor or by the depositor to the issuer, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the depositor or the seller, then delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuer, which could result in losses on the notes. If the transfer of receivables by the seller to the depositor or by the depositor to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of the seller or the depositor, as applicable, arising before the transfer of the receivables to the issuer may have priority over the issuer's interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of the seller's or the depositor's bankruptcy estate, as applicable, and would not be available to the depositor's or the seller's creditors.

The seller, the servicer and        The seller, the servicer, the depositor and
the depositor have limited          their affiliates are not obligated to make
obligations to the issuer and       any payments to you on your notes. The
will not make payments on the       seller, the servicer, the depositor and
notes.                              their affiliates do not guarantee payments
                                    on the receivables or your the notes.
                                    However, the seller will and the depositor may make representations and warranties about the characteristics of the receivables.

                                    If a representation or warranty made by the seller with respect to a receivable is untrue, or if the seller breaches a covenant with respect to a receivable, then the seller may be required to repurchase that receivable. If the seller fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

                                    See "Description of the Transaction
                                    Agreements--Payments and Distributions on the Notes" in this prospectus.

If Hyundai Motor Finance            If Hyundai Motor Finance Company is removed
Company is no longer the            as the servicer or is no longer able to act
servicer, you may experience        as the servicer, there may be delays in
delays in payment or losses on      processing payments or losses on the
your notes.                         receivables because of the disruption of
                                    transferring servicing to the successor
                                    servicer, or because the successor servicer is not as experienced in servicing as Hyundai Motor Finance Company. This might cause you to experience delays in payments or losses on your notes.

Interests of other persons in       The issuer could lose the priority of its
the receivables and financed        security interest in a financed vehicle due
vehicles could be                   to, among other things, liens for repairs or
superior to the issuer's            storage of a financed vehicle or for
interest, which may result in       unpaid taxes of an obligor. Neither the
reduced payments on your            servicer nor the seller will have any
notes.                              obligation to purchase or repurchase,
                                    respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuer.
                                    Generally, no action will be taken to
                                    perfect the rights of the issuer in
                                    proceeds of any insurance policies
                                    covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes.
                                    See "Material Legal Aspects of the
                                    Receivables--Security Interests in the
                                    Financed Vehicles" in this prospectus.

The servicer's commingling of       Hyundai Motor Finance Company, as the
funds with its own funds could      servicer, may be able to commingle funds
result in a loss.                   relating to a transaction such as
                                    collections from the receivables and
                                    proceeds from the disposition of any
                                    repossessed financed vehicles with its own funds during each Collection Period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions and deferrals of         In some circumstances, the servicer may
payments on receivables could       permit an extension on payments due on
increase the average life of        receivables on a case-by-case basis. In
the notes.                          addition, the servicer may offer obligors
                                    an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes.
                                    The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables.
                                    However, the servicer may be required to purchase the receivable from the issuer if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related notes.

The geographic concentration of     Economic conditions in the states where
the obligors and performance of     obligors reside may affect delinquencies,
the receivables may increase the    losses and prepayments on the receivables.
risk of loss on your investment.    The following economic conditions may affect
                                    payments on the receivables: unemployment, interest rates, inflation rates, and consumer perceptions of the economy. If a large number of obligors are located in a particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables.
                                    If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the notes more than if this concentration did not exist.

The application of the Soldiers'    In some circumstances, the Soldiers' and
and Sailors' Civil Relief Act may   Sailors' Civil Relief Act of 1940, as
lead to delays in payment or        amended, and similar state legislation may
losses on your notes.               limit the interest rate payable on a
                                    receivable during an obligor's period of active military duty. The response of the United States to the terrorist attacks on September 11, 2001 in New York City and
                                    Washington, D.C., including the military operations in Afghanistan and Iraq, has included rescue efforts and military operations that have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, some states allow members of their national guards to extend payments on any contract obligation if called into active service by the governor for a period exceeding seven days. Both the federal legislation and the laws of some states impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor's period of active duty status and, in some cases, during an additional three-month period thereafter.
                                    Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuer's rights with respect to the receivable and the related financed vehicle in a timely fashion. The foregoing legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during and in certain circumstances after the obligor's period of active military duty. Such legislation may thus cause delays in payments and losses to holders of the notes. See ""Material Legal Aspects of the
                                    Receivables--

                                    Soldiers' and Sailors' Civil Relief Act of
                                    1940" in this prospectus.

The absence of a secondary market   If you want to sell your notes you must
for the notes could limit your      locate a purchaser that is willing to
ability to resell your notes.       purchase those notes. The underwriters
                                    intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

                                    There have been times in the past where
                                    there have been very few buyers of
                                    asset-backed notes, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise     Each class of notes of a given series will
your rights as a noteholder         be initially represented by one or more
directly.                           certificates registered in the name of Cede
                                    & Co., or any other nominee for The
                                    Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the notes of any series or their nominees. Persons acquiring beneficial ownership interests in any series of notes may hold their interests through The
                                    Depository Trust Company in the United
                                    States or Clearstream Banking, societe
                                    anonyme or Euroclear in Europe. Because
                                    of this, unless and until definitive notes for a series are issued, holders of the notes will not be recognized by the issuer or any trustee or indenture trustee as noteholders. Hence, until definitive notes are issued, holders of the notes will only be able to exercise the rights of noteholders indirectly through The
                                    Depository Trust Company and its
                                    participating organizations. See
                                    "Description of the Notes-- Book-Entry
                                    Registration, Global Clearance, Settlement and Tax Documentation Procedures" in this prospectus.

The ratings for the notes are       We will offer a class of notes only if that
limited in scope, may not           class receives the rating specified in the
continue to be issued and do        applicable prospectus supplement. The rating
not consider the suitability        considers only the likelihood that the
of an investment the notes          issuer will pay interest on time and will in
for you.                            the ultimately pay principal in full or make
                                    full distributions of outstanding principal balance of the notes. A security rating is not a recommendation to buy, sell or hold the notes. The rating agencies may revise or withdraw the ratings at any time. Ratings on the notes do not address the timing of distributions of principal on the notes prior to the applicable final scheduled payment date. The ratings do not consider the prices of the notes or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                                CAPITALIZED TERMS

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

                           DESCRIPTION OF THE ISSUERS

     With respect to each series of notes, the depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose, bankruptcy remote subsidiary of Hyundai Motor Finance Company, a California corporation ("HMFC"), will establish a separate issuer that will issue the notes of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability company agreement or a trust formed pursuant to a trust agreement between the depositor and the trustee specified in the applicable prospectus supplement for that issuer. The depositor will sell and assign the receivables and other specified issuer property to the issuer in exchange for the notes of that issuer.

     The issuer may issue asset-backed notes in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement.

     In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuer may include:

     o the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

     o    the security interests in the financed vehicles;

     o rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

     o any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

     o    any other property securing the receivables;

     o    certain rights under dealer agreements;

     o    rights of the issuer under the applicable transaction documents;

     o the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

     o    any other property specified in the applicable prospectus supplement;
          and

     o    all proceeds of the foregoing.

     To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related notes.

     If so provided in the applicable prospectus supplement, the property of an issuer may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuer to purchase receivables from HMFC during a specified period following the Closing Date for the related issuer. Any receivables so conveyed to an issuer will also be issuer property of the issuer.

     Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the issuer property, issuing the related notes, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the issuer property.

                        DESCRIPTION OF THE OWNER TRUSTEE

     The owner trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator or the servicer (as specified in the applicable prospectus supplement), will be obligated to appoint a successor owner trustee. The servicer or administrator (as specified in the applicable prospectus supplement) of each issuer may also remove the owner trustee if:

     o the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement; or

     o    the owner trustee becomes insolvent.

     In either of these circumstances, the servicer or administrator must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

     The principal offices of each issuer and the related owner trustee will be specified in the applicable prospectus supplement.

                         DESCRIPTION OF THE RECEIVABLES

The Receivables

     The receivables consist of motor vehicle retail installment sale contracts. These contracts are secured by a combination of new and used automobiles and light-duty trucks. The receivables to be transferred to any issuer have been or will be purchased or originated by HMFC. See "Origination and Servicing Procedures" in this prospectus.

The Receivables Pools

     The receivables to be purchased by each issuer, also known as the "receivables pool", will be selected by the depositor based upon the satisfaction of several criteria, including that each receivable:

     o was originated out of the sale of or is secured by a new vehicle or a used vehicle;

     o    has a remaining term of not more than 72 months;

     o provides for level monthly payments that fully amortize the amount financed over the original term of the applicable receivable;

     o has an obligor which is not an affiliate of HMFC, is not a government or governmental subdivision or agency and is not shown on the servicer's records as a debtor in a pending bankruptcy proceeding;

     o    is not more than 30 days past due on the related cut-off date;

     o    has a current principal balance of at least $1,000.00; and

     o satisfies any additional criteria specified in the applicable prospectus supplement.

     The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the issuer property of the issuer will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the Simple Interest Method or another method as specified in the applicable prospectus supplement.

     Additional information with respect to the receivables pool securing each series of notes will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Methods

     Each of the receivables included in the issuer property of an issuer will be a contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

     "Simple Interest Method" means the method of calculating interest due on a motor vehicle retail installment sale contract on a daily basis based on the actual outstanding principal balance of the receivable on that date.

     "Simple Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor's payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, may result in the obligor making a greater--or smaller--number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

                      ORIGINATION AND SERVICING PROCEDURES

     The following is a description of the origination, underwriting and servicing of motor vehicle receivables by HMFC as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer. HMFC originates or acquires receivables through a variety of origination channels across a wide spectrum of credit quality obligors. HMFC will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.


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


General

     HMFC was incorporated in California on September 6, 1989 and is a wholly-owned subsidiary of Hyundai Motor America ("HMA"). HMA is a wholly-owned subsidiary of Hyundai Motor Company ("HMC"). The principal activity of HMFC is acting as a finance company and providing wholesale inventory financing to motor vehicle dealers and retail and lease financing for customers of such dealers. Currently, HMFC has retail dealer agreements with over 95 percent of the approximately 620 dealers franchised by HMA and with a small number of non-Hyundai dealerships, all of which are located within the United States. Credit application processing, purchasing, funding and ongoing servicing of receivables are processed on a centralized basis from HMFC's Fountain Valley headquarters.

     The principal offices of HMFC are located at 10550 Talbert Avenue, Fountain Valley, California 92708. Its telephone number is (714) 965-3000.

Origination

     HMFC purchases motor vehicle retail installment sales contracts directly from vehicle dealers who regularly originate and sell such contracts to HMFC and other finance sources. Contracts are purchased by HMFC in accordance with its established underwriting procedures and guidelines. Contracts originated by a vehicle dealer are acquired by HMFC in accordance with an agreement between HMFC and each such dealer which obligates such dealer to repurchase the contract for the outstanding principal balance in the event of breach by such dealer of certain representations and warranties made therein. The representations and warranties typically relate to the origination of the contract and the security interest in the related financed vehicle and do not relate to the creditworthiness of the obligor under the contract.

     Dealer sales and marketing is done by a team of regional dealer finance managers ("Dealer Finance Managers") covering the entire network of approximately 620 authorized Hyundai dealers. Dealer Finance Managers make dealer visits to provide current rate sheets, communicate credit criteria and guidelines, advise of current promotional financing programs, resolve any customer service problems the dealers may have, and communicate back to HMFC any information they might learn about competitors' finance programs.

     While financing is primarily offered on new Hyundai vehicles, approximately 10% of written contracts are for new non-Hyundai and used vehicles sold through vehicle dealers. Used vehicle sales include any make or model sold by such dealers.

Underwriting Procedures

     The underwriting procedures of HMFC are intended to assess the applicant's ability to repay the amounts due on the contract and the adequacy of the financed vehicle as collateral. Each application for a contract must list the applicant's expenses, income, credit and employment history, and other personal information. HMFC obtains and reviews a credit report on each applicant from an independent credit bureau, reviews the applicant's current and past credit relationships with HMFC as well as other creditors and, where necessary, verifies the employment and income of an applicant.

     Applications are transmitted by facsimile to HMFC from dealerships. The applications are automatically imaged into the loan processing system and loan data entered. In addition, HMFC receives a significant portion of applications directly entered into the loan processing system by dealers.

     Once entered, the application file is forwarded electronically to a credit analyst for underwriting and approval. The system pulls one of the three major credit bureaus (Experian, EquiFax or Trans Union), based on zip code to evaluate the potential debtor. If necessary a second credit bureau is accessed. Applications are then classified as either (a) clean (approved as submitted),
(b) conditional (approved but on modified terms such as a shorter term or higher down payment), or (c) declined.

     For applications directly entered by dealers, the system can automatically approve or decline those falling below or above certain credit standards.

     If an application is approved, the credit analyst typically calls the dealer to notify him or her of the approval, and faxes the details and asks if the contract is expected to be funded. If not, the analyst uses this opportunity to inquire as to the reason for the non-acceptance in order to provide HMFC with some competitive feedback. If the approval is accepted, the dealer processes the contract through its back office, adds in the dealer fees, creates a document package, and sends the package via overnight mail to the funding department.

     The funding department reviews the document package for completeness and verifies all calculations in the package, including dealer fees, interest rates, compliance with statutory usury laws, and other terms of the contract. It contacts the dealer to resolve any incomplete or incorrect information and, once completed, authorizes funds to be paid to the dealer.

     The credit scoring system segregates applicants into tiers based upon Fair Isaac Companies Scoring derived from external credit bureau reports as opposed to a company-derived internal credit score. The score assigns a level A through D rating based on the credit evaluation.

Servicing and Collections

     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the issuer and will, consistent with the applicable sale and servicing agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.

     In addition, the servicer will covenant that, except as otherwise contemplated in the applicable sale and servicing agreement (including the provisions in the immediately preceding paragraph) and except as permitted by the servicer's credit and collection policies:

     1. it will not release any financed vehicle from the security interest granted in the related receivable;

     2. it will do nothing to materially impair the rights of the noteholders in the receivables;

     3. except as required by law, it will not alter the APR of any receivable; and

     4.   it will not alter the amount financed under a receivable.

     The servicer shall inform the indenture trustee promptly upon the discovery of any breach by the servicer of the above obligations that would materially and adversely affect the interests of the noteholders in any receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the servicer so elects, the last day of the first Collection Period following the discovery), the servicer is required to purchase any receivable materially and adversely affected by the breach (an "Administrative Receivable") from the issuer at a price equal to the Administrative Purchase Payment for that receivable. The "Administrative Purchase Payment" for an Administrative Receivable will be equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable's APR as of the last day of the Collection Period that receivable is repurchased.

     Upon the purchase of any Administrative Receivable, the servicer will for all purposes of the applicable sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Advances (as defined in "Description of the Transaction Agreements--Advances" in this prospectus) made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the noteholders or the issuer for any uncured breach by the servicer.

     If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted by applicable law.

     The applicable prospectus supplement may include a description of more specific servicing requirements than the requirements set forth above.

Collection and Repossession Procedures

     The customer billing process is initiated by the mailing of invoices on a monthly basis. Due dates are spread throughout the month and invoices are sent approximately 20 days in advance of the due date.

     All payments are directed to a lockbox account although occasionally payments are mailed directly to HMFC, and some payments remitted as a result of the collection process are sent directly to HMFC's general account. It should be noted that payments over $2,000 are generally prepayments, which are sent directly to HMFC to reconcile the amount of the prepayment with the pay-off amount, and provide necessary title processing.

     A nightly interface is run between the lockbox account and HMFC's servicing system for the application of payments. This reconciliation results in a daily listing of unapplied payments that fail to match and automatically post to a specific account. These exceptions are researched and resolved by the payment processing department. As part of the payment processing step, daily cash reconciliations are run between (a) the cash received at the lockbox, the local deposit account and via certain other channels, (b) the cash applied in the servicing system, and (c) the cash recognized in the accounting systems, which includes any suspense activity.

     HMFC measures delinquency by the number of days elapsed from the date a payment is due under the contract (the "Payment Due Date"). Collection activities with respect to delinquent contracts generally begin 5 to 15 days after the Payment Due Date.

     HMFC's collectors are assigned to specific delinquencies and attempt to contact the delinquent obligor by telephone or by letter based on the term of delinquency and the history of the account. Delinquencies and credit losses can fluctuate due to seasonal factors. Historically, delinquencies increase in November and December, which may continue into January and February of the following year.

     Repossession procedures will typically begin no later than when a contract becomes 75 days delinquent but may occur sooner if conditions warrant. Repossession is carried out pursuant to specific procedures adopted by HMFC.

     The collection process is divided into primary and secondary collection teams. The primary collection team starts at 5 days delinquent (or earlier in the case of the first payment default) and continues through 29 days.

     The primary collection team is divided into a group dedicated to outbound calls using a predictive dialer, and a separate group for inbound calls. Individual names cycle through the predictive dialer continuously until the contact is made. All contacts with a customer are made according to collection laws and follow a rigid five-step process:

     (1)  Standard opening statement, identifying the call as coming from HMFC;

     (2) Verification of the information on the account (e.g., customer's demographic information);

     (3) Determination of the reason for delinquency (why the payment was not received by HMFC on or before the due date);

     (4)  Agreement or arrangements to bring the account current; and

     (5)  Educate the customer to avoid a recurring delinquent situation.

     Once contact is made, the customer is cycled back into the system and, if payment is not received by the date promised, the customer is called again until such time as either the payment is received, or the account exceeds 24 days past due.

     The secondary collection team continues the collection effort, beginning at 30 days past due and continuing until it is brought current, repossessed, paid off or charged off at 120 days past due.

     The secondary collection team employs more experienced collectors. The secondary collectors have what is called "ownership" of particular accounts so that the customer is contacted by the same secondary collector each time until the delinquency is cured.

     During the time the account is handled by the secondary collection team, the first goal is to stop the account from rolling to 30 days, as it is difficult for many debtors to recover from two consecutive delinquent payments. The collector follows the same five-step process as the primary contact, but the collector will no longer accept the payment by check in the regular mail. At this point in the process, arrangements for payments include Western Union, Pay by Phone, EasyPay and ACH. Should the account exceed 30 days past due, the secondary collector shifts to a more urgent message, "payment is due today". Often accounts reach this level of delinquency due to difficulties in contacting the customer by phone. Accordingly, the collector will also try to get the customer to call in by sending system generated letters. Around 45 days of delinquency, the secondary collector examines the account history to assess whether the situation can be corrected or whether the customer is unlikely to be able to work their way out and catch up on multiple past due payments.

     Once the account has reached 60 days past due, the team leader is responsible for establishing if the customer has "the will to pay" and the "means". These criteria are critical to the decision to repossess a vehicle. The repossession process is outsourced, but the management process (including, but not limited to, skip tracing and continued attempts to collect/resolve the delinquency) remains with HMFC personnel. Voluntary repossession usually consists of having the automobile returned to a dealer. For involuntary repossessions, an account is contracted out to a repossession vendor, which seizes the vehicle, tows it to its facility where an assessment is made of the condition, and upon HMFC's instruction, and as permitted by applicable law, transports it to an auction site chosen by HMFC for disposal. HMFC then makes sure the automobile is ready for sale or contracts with a remarketing company to sell the vehicle at auction under terms determined by HMFC. If the vehicle cannot be auctioned at an acceptable price, a decision on how to proceed is made by HMFC; the legal staff handles the legal aspects of the process.

     In situations where the automobile cannot be located, the account is transferred to the recovery department for further skip tracing activity. The recovery department also handles bankruptcies, other legal issues and deficiency recoveries. Deficiency recovery activity is also sent to outside agencies for collection work.

     The current policy of HMFC is to charge off a contract in the month during which the contract becomes 120 days delinquent or, if the financed vehicle securing the delinquent contracts is repossessed, to charge off the contract on the earlier to occur of the last day of the month during which the contract becomes 120 days delinquent or the date on which the financed vehicle is sold and the deficiency is determined (in which case the amount of deficiency is charged off).

     Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of HMFC to the extent practicable and legally permitted. See "Material Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds" in this prospectus.

Extensions

     HMFC follows specific procedures with respect to extensions or deferments of contracts. Generally, an extension requires the demonstration of temporary financial difficulties based on extraordinary circumstances and only with the approval of a senior collections or management employee. A contract may be extended for at most one month per extension, and there may not be more than six entensions during the life of the contract.

Insurance

     Each applicant for a contract is required to obtain insurance with respect to the to the financed vehicle, and information on such insurance must be provided by the Hyundai dealer originating the contract before the contract is purchased by HMFC. The issuer will be entitled to proceeds from any insurance policies relating to the financed vehicles to the extent received by HMFC. There is no formal follow-up for written evidence of insurance or for evidence of continued coverage. HMFC does not maintain a back-up or blanket insurance policy which would take effect if the insurance coverage maintained by a financed vehicle's owner is terminated, nor does HMFC purchase insurance for the account of a financed vehicle owner upon such a termination. HMFC self-insures for total loss and significant partial loss physical damage, and reserves an appropriate amount. Self-insurance in this manner is viewed by HMFC to be a more economical procedure than monitoring the maintenance of third party insurance. However, HMFC will not be obligated to make payments to the issuer with respect to any loss as to which third party insurance has not been maintained. These losses are not expected to be material.

Lockbox Arrangements; Collection Account

     The obligors with respect to all motor vehicle retail installment sales contracts serviced by the servicer, including the receivables, are directed to remit their payments under their respective contracts directly to a post office box maintained on behalf of the servicer by Citibank, N.A. All such collections received in the post office box are to be deposited in a lockbox account maintained by the servicer at Citibank, N.A. The servicer shall, no later than the second Business Day after the receipt of such collections in the lockbox account, direct Citibank, N.A. to remit such collections to the collection account maintained in the name of the indenture trustee with the account bank (the "Collection Account"). Payments received directly at the office of the servicer are to be deposited in the applicable Collection Account within two (2) Business Days after receipt.

     The servicer will be required to transfer all collections received into the Collection Account to the applicable distribution account (to the extent practicable) on the Business Day immediately preceding each distribution date.

     The Collection Account will be established by the servicer in accordance with the terms of the applicable sale and servicing agreement.

Set-Off

     Pursuant to the terms of the applicable receivables purchase agreement, HMFC will provide an undertaking to the depositor whereby HMFC will pay to the depositor an amount equal to the amount of any reduction in or cancellation of any payment due under a contract as a result of any exercise or purported exercise of any right of set-off or other similar right, not arising from the financial inability of the obligor to pay, by any obligor against the amount due thereunder with respect to any receivable sold to the depositor. The depositor will transfer its right to enforce such undertaking by HMFC to the issuer under the applicable sale and servicing agreement.

                             PREFUNDING ARRANGEMENT

     To the extent provided in the applicable prospectus supplement for a series of notes, the related sale and servicing agreement or indenture may provide for a prefunding arrangement which will be limited to a period not to exceed twelve months. Under the prefunding arrangement, the related issuer commits to purchase additional receivables from the depositor following the date on which the issuer is established and the related notes are issued. With respect to a series of notes, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions in the related sale and servicing agreement, including all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is used in connection with the issuance of a series of notes, an account, known as the prefunding account, will be established in the name of the indenture trustee for the benefit of the noteholders. A portion of the net proceeds received from the sale of the notes will be deposited into the prefunding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the depositor to HMFC for the subsequent receivables will be released from the prefunding account and paid to the depositor. If funds remain in the prefunding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement. Information regarding the subsequent receivables will be included under Item 5 in a Current Report filed by the issuer on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), with respect to each addition of subsequent receivables.


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


     The use of a prefunding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of notes. Prefunding arrangements allow for a more even accumulation of the receivables by the depositor and HMFC and the issuance of a larger principal amount of notes than would be the case without a prefunding arrangement.

     Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the issuer property may vary from those of the receivables initially transferred to the issuer.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the notes of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle retail installment sale contracts included in the issuer property of an issuer will be paid or distributed to the related noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuer property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by HMFC or otherwise, the actual weighted average life of the receivables included in the issuer property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the notes may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuer property of the issuer when either the outstanding balance of the related notes or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the level specified in the applicable prospectus supplement. See "Description of the Transaction Agreements--Termination" in this prospectus.

     The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor's ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

     HMFC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuer property of any issuer in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuer property of the related issuer.

                 POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

     For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

     For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a seven-digit decimal indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the issuer property as of the applicable subsequent cut-off date. The Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder's note by the Pool Factor for that month.

     For transactions in which the servicer will compute a Note Factor, the Note Factor will be a seven-digit decimal indicating the outstanding principal balance of the notes at the end of the month as a fraction of the original principal balance of the notes as of the Closing Date. The Note Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal balance of the notes or a class of notes, as applicable. The amount of a noteholder's pro rata share of the outstanding principal balance of the notes or a class of notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder's note by the Note Factor for that month.

     With respect to each issuer, the noteholders of record will receive monthly reports from the owner trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance and/or the Note Balance, the Pool Factor and/or the Note Factor, and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company ("DTC") (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the owner trustee or indenture trustee, as applicable. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See "Description of the Notes--Statements to Noteholders" in this prospectus.

                                 USE OF PROCEEDS

     The net proceeds from the sale of notes of a given series will be applied by the depositor (1) to purchase the receivables from HMFC pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a prefunding account or a collateral account, and (3) to pay other expenses in connection with the issuance of the notes. Any remaining amounts will be added to the depositor's general funds and may be dividended or paid as a return of capital to HMFC, as the sole equity holder of the depositor. In addition, HMFC or its affiliates may apply all or any portion of the net proceeds of an offering to the repayment of debt.

                          DESCRIPTION OF THE DEPOSITOR

     The depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose, bankruptcy remote subsidiary of HMFC, was formed as a corporation under the laws of the State of Delaware on August 14, 2001. The depositor was organized solely for the limited purpose of purchasing portfolios of secured motor vehicle retail installment sale contracts from HMFC and entering into securitization programs with respect to such assets. The depositor's certificate of incorporation limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the depositor are located at 10550 Talbert Avenue, Fountain Valley, California 92708 and its telephone number is (714) 594-1579.

                            DESCRIPTION OF THE NOTES

     A series of notes may include one or more classes of notes. Each issuer will issue the notes for a particular series to the holders of record of the notes. The following summary, together with the summary contained under

"The Notes" in the applicable prospectus supplement, describes all of the material terms of the offered notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the other transaction documents and the applicable prospectus supplement.

The Notes

     With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

     Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See "Description of the Notes--Definitive Notes" in this prospectus.

     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal thereon.

     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a prefunding period or as a result of the depositor's, servicer's or another entity's exercising of its option to purchase the receivables.

     Further, if the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under "Description of the Transaction Agreements--Termination" in this prospectus, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

     To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

     If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

     If specified in the applicable prospectus supplement, the issuer may issue notes from time to time and use the proceeds of such issuance to make principal payments with respect to other classes of notes of that series.

Ratings of the Notes

     It will be a condition to the issuance of each class of notes specified as being offered by the applicable prospectus supplement that each class of notes be rated in one of the four highest generic rating categories established for the notes by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

     If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in the applicable prospectus supplement (the "Revolving Period"). During the Revolving Period, all collections of principal otherwise allocated to the notes may be:

     o used by the issuer to acquire additional receivables which satisfy the criteria described under "Description of the Receivables--The Receivables Pools" in this prospectus and the criteria set forth in the applicable prospectus supplement;

     o held in an account and invested in Eligible Investments for later distribution to noteholders;

     o applied to those notes of the related series as then are in amortization, if any; or

     o otherwise applied as specified in the applicable prospectus supplement.

     An "Amortization Period" is the period during which an amount of principal is payable to holders of a series of notes which, during the Revolving Period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an Amortization Period all or a portion of principal collections on the receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

     Each issuer which has a Revolving Period may also issue to the depositor a certificate evidencing a retained interest in the issuer not represented by the notes issued by that issuer. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuer property fluctuates and the amount of notes of the related series of notes outstanding is reduced.

Series of Notes

     Each issuer will issue only one series of notes; however, each series may contain one or more classes of notes. The terms of each class of notes will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

     Unless specified otherwise in the applicable prospectus supplement, the notes will be available only in book-entry form. Investors in the notes may hold their notes through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or other name as may be requested by an authorized representative of DTC. One fully-registered definitive note will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

     The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

     Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     Initial Settlement. All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Participants. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the notes to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

     o borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

     Because of time zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent notes settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

     The Depository Trust Company. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants' accounts. This eliminates the need for physical movement of definitive notes. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The
DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

     Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser, or "beneficial owner", of each note is in turn to be recorded on the DTC direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued. See
"--Definitive Notes" in this prospectus.

     To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co., or other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the transaction documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

     Redemption notices will be sent to DTC. If less than all of the notes within a class are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a DTC participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Redemption proceeds and payments on the notes will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit DTC participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of the payments to DTC participants will be the responsibility of DTC and disbursements of the payments to the beneficial owners will be the responsibility of participants.

     Clearstream Banking, Luxembourg. Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes. Clearstream,

Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

     Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for such book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by

Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding notes through Clearstream, Euroclear or DTC will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons (as defined below), unless:

     o each clearing system, bank or other financial institution that holds customers' notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

     o that beneficial owner, unless otherwise able to establish an exemption from withholding, takes one of the following steps to obtain an exemption or reduced withholding tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global notes that are non-U.S. Persons generally can, if such non-U.S. Person does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuer's or depositor's equity, obtain a complete exemption from the withholding tax by providing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing a properly completed Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States and that are eligible for the benefits of such tax treaty can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing a properly completed Form W-8BEN.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can generally obtain a complete exemption from the withholding tax by providing a properly completed Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note files by submitting the appropriate form to the person through whom it holds the note, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will generally remain in effect until a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI, will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     The term "U.S. Person" means:

     o    a citizen or resident of the United States;

     o a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

     o an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

     o a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or a trust that has validly elected to be treated as a U.S. Person.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global notes who are not U.S. Persons. Beneficial owners of notes are advised to consult their own tax advisers for specific tax advice regarding withholding and certification matters in light of their specific circumstances and in connection with the disposition of the notes.

Definitive Notes

     Unless otherwise specified in the applicable prospectus supplement, the notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

     o the depositor, the administrator, the owner trustee or the indenture trustee, as applicable, advises the owner trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, and the depositor, the trustee or indenture trustee or the administrator are unable to locate a qualified successor; or

     o after a default under the applicable transaction documents, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, advise the owner trustee and the indenture trustee through DTC and its participating members in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the owner trustee or the indenture trustee will be required to notify all owners of beneficial interests in a global note, through DTC participants, of the availability through DTC of notes in definitive registered form. Upon surrender by DTC of the definitive global notes representing the notes and instructions for re-registration, the owner trustee or the indenture trustee will reissue the notes in definitive registered form, and thereafter the owner trustee or the indenture trustee, as applicable, will recognize the holders of the definitive registered notes as noteholders.

     Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

     Notes in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


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


Access to Noteholder Lists

     If definitive notes are issued in the limited circumstances set forth above, or if the owner trustee or the indenture trustee is not the registrar for the notes, the issuer will furnish or cause to be furnished to the owner trustee or the indenture trustee, as applicable, a list of the names and addresses of the noteholders:

     o    as of each Record Date, within five days of that Record Date; and

     o within 30 days after receipt by the issuer of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

     Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

     Unless otherwise specified in the applicable prospectus supplement, with respect to each series of notes, on each payment date the owner trustee or indenture trustee will include with each payment or distribution to each noteholder a statement setting forth for that payment date and the related Collection Period the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:

     o the amount of the distribution on or with respect to each class of the notes allocable to principal;

     o the amount of the distribution on or with respect to each class of the notes allocable to interest;

     o    the aggregate distribution amount for that payment date;

     o the payments to any credit enhancement provider with respect to any credit or liquidity enhancement on that payment date;

     o the aggregate servicing fee paid to the servicer with respect to that Collection Period;

     o    the amount of collections on the receivables for that Collection
          Period;

     o the amount of funds available for payment of the aggregate amount payable or distributable on the notes, the amount of any principal or interest shortfall with respect to each class of notes and the amount required from any applicable credit enhancement provider to pay any shortfall;

     o    the Pool Factor and/or the Note Factor;

     o    the Pool Balance and/or the Note Balance; and

     o    the amount remaining of any credit enhancement.

     Unless definitive notes are issued, DTC (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable.

     Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by applicable law, the owner trustee or indenture trustee will furnish any required tax information with respect to the notes to each person who on any Record Date during the calendar year was a registered noteholder. See "Material United States Federal Income Tax Consequences" in this prospectus.

                    DESCRIPTION OF THE TRANSACTION AGREEMENTS

     The following summary describes the material terms of:

     o each "purchase agreement" or "transfer agreement" or "receivables purchase agreement" pursuant to which the depositor will purchase receivables from HMFC (collectively, the "transfer agreements");

     o each "contribution agreement" and "servicing agreement" or each "sale and servicing agreement", pursuant to which an issuer will purchase receivables from the depositor and the servicer will agree to service those receivables (collectively, the "sale and servicing agreements" ); and

     o each "administration agreement", if any, pursuant to which HMFC or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

     Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable receivables purchase agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Sale of the Receivables

     Sale by HMFC. Prior to the issuance of a series of notes by the related issuer, pursuant to the relevant transfer agreement, HMFC will sell and assign to the depositor, without recourse except for breaches of representations and warranties, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Prior to such sale and assignment, HMFC may have acquired all or a portion of the transferred receivables from Hyundai dealers or another originator.

     Sale by the Depositor. Prior to the issuance of a series of notes by the related issuer, the depositor will sell and assign to that issuer, without recourse, pursuant to the relevant sale and servicing agreements, the depositor's entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuer will, concurrently with the sale and assignment of the receivables to the issuer, execute, authenticate and deliver the notes representing the related notes. The net proceeds received from the sale of the related notes will be applied to the purchase of the receivables from the depositor and to make the required initial deposit into the reserve account.

     Representations and Warranties of HMFC and the Depositor. Pursuant to each transfer agreement, HMFC will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuer and owner trustee or the indenture trustee, as applicable, for the benefit of holders of notes, that:

     o the information provided in the schedule of receivables is true and correct in all material respects;

     o at the time of origination of each receivable, the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with HMFC's normal requirements;

     o as of the applicable Closing Date, each of those receivables is or will be secured by a first priority perfected security interest in favor of HMFC in the financed vehicle;


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


     o to the best of its knowledge, as of the applicable Closing Date, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; and

     o each receivable, at the time it was originated, complied and, as of the applicable Closing Date, complies in all material respects with applicable federal and state laws, including consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

     As of the last day of the second (or, if the depositor so elects, the first) Collection Period following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the noteholders in any receivable, the depositor, unless the breach is cured, will repurchase that receivable (a "Warranty Receivable") from the issuer and, pursuant to the applicable receivables purchase agreement, HMFC will purchase that Warranty Receivable from the depositor, at a price equal to the Warranty Purchase Payment for that receivable. The "Warranty Purchase Payment" for a Warranty Receivable will be equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable's APR as of the last day of the Collection Period that receivable is repurchased.

     This repurchase obligation will constitute the sole remedy available to the noteholders or the issuer for any uncured breach by the depositor. The obligation of the depositor to repurchase a receivable will not be conditioned on performance by HMFC of its obligation to purchase that receivable from the depositor pursuant to the applicable receivables purchase agreement.

     Pursuant to the applicable sale and servicing agreement, the depositor and the issuer will designate the servicer as custodian to maintain possession as the issuer's agent of the related motor vehicle retail installment sale contracts and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and the servicer's own portfolio of motor vehicle retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the receivables will not be physically segregated from other motor vehicle retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuer as long as HMFC is servicing the receivables. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of the receivables by HMFC to the depositor and by the depositor to the issuer will be filed, and the respective accounting records and computer files of HMFC and the depositor will reflect that sale and assignment. Because the receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the issuer, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the issuer's interest in the receivables could be defeated. In addition, in some cases, the issuer's security interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated

Collections

     The servicer will deposit all payments on receivables received from obligors and all proceeds of receivables collected during the Collection Period into the Collection Account not later than two Business Days after receipt. However, if each condition to making monthly deposits as may be required by the applicable sale and servicing agreement (including the satisfaction of specified ratings criteria by the servicer and the absence of any servicer default) is satisfied, the servicer may retain these amounts until the Business Day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the applicable sale and servicing agreement, pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of receivables to be purchased from the issuer, if any, to the Collection Account on the Business Day immediately preceding the related payment date.

     If the servicer were unable to remit the funds as described above, noteholders might incur a loss. The servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of issuer to secure timely remittances of collections on the related receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to receivables required to be repurchased by the depositor or the servicer, as applicable.

     Collections on or in respect of a receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or other similar fees or charges will be applied in accordance with the applicable sale and servicing agreement.

Note Distribution Account

     On or prior to the applicable Closing Date, the indenture trustee will establish and maintain initially with itself an account into which amounts transferred from the Collection Account and the reserve account for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). The Note Distribution Account will be maintained at an Eligible Institution.

The Collection Account and Eligible Investments

     With respect to each issuer, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the Collection Account, in the name of the related owner trustee or indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. Funds in the Collection Account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable notes and which are consistent with the rating of those notes. Eligible Investments made with respect to the Collection Account will mature no later than the next following payment date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

     The Collection Account and any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of notes, funds in any related reserve account or any other Issuer Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

     Unless otherwise specified in the applicable prospectus supplement, each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any Collection Period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the Collection Account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the Collection Account within two Business Days after receipt. The monthly remittance condition will be satisfied if (i)(A) the short-term debt of HMFC is rated in the highest rating category of, or is otherwise acceptable to, each rating agency rating the notes and (B) no servicer termination event has occurred or (ii)(A) HMFC obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure the timely remittance of collections to the Collection Account and (B) the indenture trustee and the owner trustee are provided with confirmation from each rating agency rating the notes to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any class of notes. Pending deposit into the Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.


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


Payments and Distributions on the Notes

     With respect to each series of notes, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of notes entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of notes of the series will be set forth in the applicable prospectus supplement.

     With respect to each issuer, on each payment date, collections on the related receivables will be withdrawn from the related Collection Account and will be paid and distributed to the related noteholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the noteholders on that payment date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of notes of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of notes of that series.

Credit and Cash Flow Enhancement

     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of notes of a given series will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of notes may include any one or more of the following: subordination of one or more classes of notes to one or more other classes of notes, a reserve account, an insurance policy, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the notes, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments or any other credit or cash flow support as may be described in the applicable prospectus supplement, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities and Exchange Act of 1933, as amended (the "Securities Act"), unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit or cash flow enhancement for a series of notes may cover one or more other series of notes.

     The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes or series.

Servicer Reports

     The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under "Description of the Notes--Statements to Noteholders" in this prospectus, as described in the transaction documents for a series and the related prospectus supplement.


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


Purchase of Receivables by the Servicer

     To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the noteholders or any other party.

Servicing Fee

     The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Eligible Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Advances

     If and to the extent specified in the applicable prospectus supplement, the servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors during the related Collection Period that remained unpaid at the end of such Collection Period. We refer to such a payment herein as an "Advance". The servicer shall not make an Advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any receivable shall be repaid from subsequent payments on, or liquidation proceeds or other payments with respect to, such receivable. In the event that the servicer does not make an Advance, any payment deficiency on the notes resulting therefrom will be funded by the application of available credit enhancement.

Evidence as to Compliance

     Each sale and servicing agreement will provide for the delivery to each of the rating agencies, the owner trustee, the indenture trustee and, if applicable, the related credit enhancement provider of an annual certificate, signed by an officer of the servicer, stating that the servicer has performed in all material respects its obligations under that sale and servicing agreement throughout the year. If there has been a material default in the servicer's performance of any obligation under the applicable sale and servicing agreement during that year, the report will describe the nature and status of that default.

Material Matters Regarding the Servicer

     The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. No such resignation will become effective until a successor servicer has assumed the servicer's servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets or assignment. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.


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


     Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

     Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making Advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the noteholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding Advances, if any, made with respect to the related receivables pool to the extent funds are available therefore in accordance with the applicable priority of payments.

Defaults by the Servicer

     Unless otherwise specified in the applicable prospectus supplement, a default by the servicer under any sale and servicing agreement will include the following (each, a "servicer default"):

     o any failure by the servicer to deliver or cause to be delivered any required payment to the related trustee or indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery of that failure by the servicer or after the receipt by the servicer of notice of that failure;

     o any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the applicable sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after written notice of that failure is given to the servicer by (a) the related indenture trustee or (b) the holders of the notes representing more than 50% of the Controlling Class;

     o any representation or warranty of the servicer made in the applicable sale and servicing agreement, any other transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the applicable sale and servicing agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and that failure continues unremedied for 60 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the owner trustee, indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class; and

     o the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer.

     Each applicable prospectus supplement may set forth servicer defaults that are in addition to or different from the servicer defaults set forth above.

     Upon the occurrence of any servicer default, the sole remedy available to the related issuer and noteholders will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer default, the servicer or its trustee-in-bankruptcy might have the power to prevent that removal.

Rights Upon Default by the Servicer

     Matters relating to the termination of the related servicer's rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.


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


Amendment

     The parties to each of the transfer agreements and the sale and servicing agreements may amend any of the agreements, without the consent of the related noteholders and certificateholders, to cure any ambiguity, to correct or supplement any provisions in the agreements or to add any provisions to or change or eliminate any of the provisions of the agreements or modify the rights of the noteholders or the certificateholders; provided that the action will not adversely affect the interests of any noteholder or certificateholder, as evidenced by an opinion of counsel. The transfer agreements and the sale and servicing agreements may also be amended by the parties thereto with the consent of the holders of the notes evidencing at least a majority of the principal amount of the notes, and the holders of the certificates evidencing at least a majority of the certificate balance, to add any provisions to or change or eliminate any of the provisions of the agreements or modify the rights of the noteholders or the certificateholders; provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on related receivables or distributions that are required to be made for the benefit of noteholders or the certificateholders or (ii) reduce the percentage of the notes or the certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates.

Termination

     To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuer property of an issuer on any payment date as of which the related Pool Balance, has declined to the percentage of the Original Pool Balance specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer's customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each note issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity's purchase of the receivables.

     As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with occurrence of the event specified in the preceding paragraph.

Duties of the Owner Trustee and the Indenture Trustee

     The owner trustee will make no representations as to the validity or sufficiency of the applicable trust agreement, the notes or of any receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The owner trustee will not independently verify the receivables. If no servicer default has occurred, the owner trustee is required to perform only those duties specifically required of it under the applicable trust agreement. In addition to making distributions to the depositor, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the applicable trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable trust agreement. The applicable trust agreement may say that the owner trustee will not be responsible for knowing about any event unless an officer of the owner trustee has actual knowledge of the event or has received written notice of the event.

     The indenture trustee will make no representations as to the validity or sufficiency of the applicable indenture, the notes (other than authentication of the notes) or of any receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the receivables. If no event of default or servicer default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the applicable indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the applicable indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable indenture. The applicable indenture may say that the indenture trustee will not be responsible for knowing about any event unless an officer of the indenture trustee has actual knowledge of the event or has received written notice of the event.

     The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture or to make any investigation of matters arising under the applicable indenture or to institute, conduct or defend any litigation under the applicable indenture or in relation to the indenture or that litigation at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee


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


reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No noteholder will have any right under the applicable indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable, to remit payment. A noteholder's right to institute any proceeding with respect to the indenture trustee is conditioned upon the noteholder providing the indenture trustee with written notice of the event of default and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class, voting together as a single class, having made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the applicable indenture. No proceeding shall commence unless the noteholders have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

The Owner Trustee and the Indenture Trustee

     Each of the owner trustee and the indenture trustee, if applicable, for any series of notes will be identified in the prospectus supplement for that series. The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees.

     For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the owner trustee or the servicer and the indenture trustee, in each case acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the issuer. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the applicable sale and servicing agreement and the applicable trust agreement or the indenture trustee by the applicable indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

     The owner trustee and the indenture trustee may resign at any time, in which event the servicer will be obligated to appoint a successor owner trustee or indenture trustee, as applicable. The servicer may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as trustee under the applicable trust agreement or the applicable indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the servicer will be obligated to appoint a successor owner trustee or indenture trustee, as applicable. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.

     The servicer will be obligated to pay the fees of the owner trustee and the indenture trustee in connection with their duties under the applicable trust agreement and the applicable indenture, respectively. The owner trustee and the indenture trustee will be entitled to indemnification by HMFC and the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the owner trustee or the indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the applicable trust agreement or the applicable indenture, as the case may be). The depositor will be obligated to indemnify the owner trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

     HMFC, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

     HMFC or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will agree, to the extent provided in such administration agreement, to provide the notices and to perform other administrative obligations required to be performed under the indenture or trust agreement, as applicable, and the other transaction documents. The administrator shall not be paid a separate fee for the performance of its duties as administrator.


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


                          DESCRIPTION OF THE INDENTURE

     The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

     The issuer and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the applicable prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

     Unless otherwise specified in the applicable prospectus supplement, with respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

     o change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;

     o impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

     o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;

     o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuer, any other obligor on the notes, the depositor or an affiliate of any of them;

     o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the series;

     o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend the indenture or the other related agreements;

     o affect the calculation of the amount of interest on or principal of any note payable on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

     o permit the creation of any lien ranking prior to or pari passu with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or


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


     o to the extent provided in the applicable prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the applicable prospectus supplement.

     The related issuer and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

Events of Default Under the Indenture; Rights Upon Event of Default

     With respect to the notes of a given series, an "event of default" under the related indenture may consist of:

     o a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and that default continues for a period of thirty-five days;

     o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

     o any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 30 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class;

     o any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 30 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class;

     o the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuer; and

     o the occurrence of certain events which do or will make it unlawful for the issuer to perform or comply with any of its obligations under or in respect of the notes or the trust agreement.

     However, the amount of principal required to be paid to noteholders under the related indenture will be limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay any principal on any class of notes will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes. The failure to pay interest to holders of a subordinated class of notes (unless it is the Controlling Class of notes) on a particular payment date will generally not constitute an event of default. In addition, as described below, following the occurrence of an event of default and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuer, and the indenture trustee may sell the assets of the issuer only after meeting requirements specified in the related indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

     If an event of default should occur and be continuing with respect to a class of notes, the indenture trustee or holders of a majority in principal amount of the Controlling Class of notes then outstanding may declare the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class of notes then outstanding (or relevant class or classes of notes).

     If the class of notes are due and payable following an event of default on those notes, the indenture trustee may:

     o institute proceedings to collect amounts due or foreclose on the issuer property;

     o    exercise remedies as a secured party;

     o    sell the assets of the issuer; or

     o elect to have the issuer maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

     The indenture trustee is prohibited from selling the assets of the issuer following an event of default (other than a default in the payment of any principal on the most senior class of notes or a default for thirty-five days or more in the payment of any interest on the most senior class of notes), unless:

     o    the holders of the notes then outstanding consent to the sale; or

     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes at the date of the sale; or

     o the indenture trustee determines that the proceeds from the sale of the issuer estate will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the most senior class of notes then outstanding.

     Subject to the provisions of the related indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority of the principal amount of the most senior notes then outstanding will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of at least 51% of the aggregate principal amount of the most senior notes then outstanding may, in some cases, waive a default, except a default in the deposit of collections or other required amounts, any required payment from amounts held in the trust accounts in respect of amounts due on the notes, payment of principal or interest or a default in respect of a covenant or provision of the related indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes.

     No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:

     1. the holder of a note or notes previously has given to the indenture trustee written notice of a continuing event of default;

     2. the event of default arises from the servicer's failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the most senior notes then outstanding have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

     3. the holder or holders of notes have offered the indenture trustee reasonable indemnity;

     4. the indenture trustee has for 60 days failed to institute a proceeding; and

     5. no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the most senior notes then outstanding.


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


     In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the issuer, neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the related indenture.

     Each applicable prospectus supplement may set forth indenture events of defaults that are in addition to or different from the events of default set forth above.

     With respect to each series of notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

     Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that each issuer will not, among other things:

     o except as expressly permitted by the related indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

     o claim any offset from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

     o    dissolve or liquidate in whole or in part;

     o consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;
          (ii) that entity expressly assumes the trustee's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture; (iii) no event of default shall have occurred and be continuing immediately after the merger or consolidation; (iv) each rating agency delivers a letter to the indenture trustee to the effect that the consolidation or merger will not result in a qualification, reduction or withdrawal of its then current rating on any class of notes; (v) that issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder; (vi) the parties take any action necessary to maintain the lien and security interest created by the indenture; and
          (vii) the indenture trustee has received an officer's certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the indenture and all conditions precedent provided in the indenture have been complied with;

     o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

     o incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

     The issuer may not engage in any activity other than as specified in the applicable indenture.

Annual Compliance Statement


     Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

     The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the related indenture, the amount, interest rate and maturity date of specified indebtedness owing by the issuer to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the related notes or the issuer property and that has not been previously disclosed.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

Notices

     Noteholders will be notified in writing by the indenture trustee of any event of default, servicer default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer (as defined in the applicable transfer and servicing agreements) obtaining actual knowledge of such events.

     If notes are issued other than in book-entry form, those notices will be mailed to the addresses of the related noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Such notices will be deemed to have been given on the date of that publication or mailing.

Governing Law

     The related indenture and the related notes will be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

The Indenture Trustee

     The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuer may resign at any time, in which event the servicer will be obligated to appoint a successor trustee for such issuer. The servicer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the servicer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, unless otherwise specified in the applicable prospectus supplement, a majority of the noteholders, voting together as a single class, may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

     Additional matters relating to the indenture trustee are described under "Description of the Transaction Agreements--The Owner Trustee and the Indenture Trustee" in this prospectus.


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


                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

     The transfer of the receivables by HMFC to the depositor, and by the depositor to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuer and the indenture trustee in the receivables.

     Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuer or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC financing statements reflecting the transfer and assignment of the receivables by HMFC to the depositor and by the depositor to the issuer will be filed to perfect that interest and give notice of the issuer's ownership interest in, and the indenture trustee's security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or "chattel paper") for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer's and the indenture trustee's interests in the receivables, which could cause investors to suffer losses on their notes.

     Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to:

     o all the terms of the contracts related to or evidencing the receivable; and

     o any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the depositor is not obligated to give the obligors notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

     Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party's lien on the vehicle's certificate of title. In certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. HMFC will warrant to the depositor that the originating vehicle dealer has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuer or that all steps will be taken to obtain such security interest and other such assignments. If, because of clerical errors or otherwise, the notation of the security interest on the certificate of title relating to a financed vehicle is not effected or maintained, the issuer may not have a first priority security interest in that financed vehicle.


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


     If the originating vehicle dealer did not take the steps necessary to cause its security interest to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case HMFC, and subsequently, the depositor, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

     Perfection of Security Interests in Financed Vehicles. HMFC will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuer. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuer, except where applicable law requires, will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, HMFC will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the receivables purchase agreements or sale and servicing agreements relating to each issuer are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuer.

     In the absence of fraud, forgery or neglect by the financed vehicle owner or the servicer or administrative error by state recording officials, notation of the lien of HMFC generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which HMFC has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

     Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, HMFC would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts, HMFC takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.

     Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. With respect to each issuer, HMFC will represent and warrant to the depositor in each receivables purchase agreement and the depositor will represent and warrant in each sale and servicing agreement that, as of the initial issuance of the notes of the related series, each security interest is prior to all other present liens. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any noteholders in respect of a given issuer if a lien arises or confiscation occurs that would not give rise to the depositor's or the servicer's, as the case may be, repurchase obligation under any sale and servicing agreement or HMFC's repurchase obligation under any receivables purchase agreement.

Repossession

     In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

     In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the repossession of the vehicle and be given a time period within which the obligor may cure the default and resume performance of the contract prior to liquidation. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of the related contract.

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due on the contract. In most states, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale (except where state law may require crediting the account with the fair market value of the vehicle) of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment.

     The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     On rare occasions, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Gramm-Leach-Bliley Act, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies and other similar laws. Many states have adopted "lemon laws" which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer's warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables described above.

     With respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles ("FTC Rule") requires all sellers of used vehicles to prepare, complete and display a "Buyers' Guide" which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

     The so-called "holder-in-due-course" rule of the Federal Trade Commission (the "HDC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

     Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor's and servicer's representations and warranties under the sale and servicing agreement and a breach of HMFC's warranties under the receivables purchase agreement and would, if the breach materially and adversely affects the interests of the noteholders in such receivable, create an obligation of the depositor or the servicer, as the case may be, and HMFC, respectively, to repurchase the receivable unless the breach is cured. HMFC will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

     Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

     General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor's organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the "Bankruptcy Code") or any similar applicable state law.

     The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to HMFC should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of HMFC's insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by HMFC under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of HMFC. These steps include the creation of the depositor as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations, including restrictions on the nature of the depositor's business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

     HMFC and the depositor believe that subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of HMFC will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements, there will be no commingling of the assets of HMFC with those of the depositor and neither HMFC nor the depositor will hold itself out as having agreed to pay, or to be liable for, the debts of the other) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of HMFC in the event of a petition for relief under the Bankruptcy Code with respect to HMFC.

     However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of HMFC.


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


Repurchase Obligation

     HMFC will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation or warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, HMFC will be required under the applicable transaction documents to repurchase the affected receivables. HMFC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of HMFC's representations or warranties.

Soldiers' and Sailors' Civil Relief Act of 1940

     The Soldiers' and Sailors' Civil Relief Act of 1940 and similar laws of many states may provide relief, including reduction of the interest rate, to members of the military on active duty, including reservists, who have entered into an obligation, such as a receivable with respect to a vehicle, before entering into active military service. No information can be provided as to the number of receivables that may be affected by these laws. The response of the United States to the terrorist attacks on September 11, 2001, and the war in Iraq, have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the obligor's period of active duty status. Thus, if that receivable goes into default, there may be delays, losses and additional costs occasioned by the inability to unilaterally exercise the lender's rights with respect to the receivable and to recover the related vehicle in a timely fashion.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, leaving the creditor as a general unsecured creditor for the remainder of the term of the loan. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions set forth below, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below or in the applicable prospectus supplement.

     The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their particular circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

     o    banks;

     o    financial institutions;

     o    broker-dealers;


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


     o    life insurance companies;

     o    tax-exempt organizations;

     o persons that hold the notes as a position in a "straddle" or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment;

     o United States Holders (defined below) that have a "functional currency" other than the U.S. dollar; and

     o    investors in pass-through entities.

     This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof, and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code. The tax consequences to a partner of a partnership holding the notes generally depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to such tax consequences.

     PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, IN ADDITION TO THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     Upon the issuance of each series of notes, except for any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, Special Tax Counsel will advise that, in their opinion, the notes will be treated as debt for federal income tax purposes. This opinion is based in part on the fact that the depositor and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. The following discussion assumes that the notes will be treated as debt for federal income tax purposes. To the extent the federal income tax consequences relating to the ownership and disposition of a specific series of notes is different from that set forth below, these additional federal income tax consequences will be described in the applicable prospectus supplement.

United States Holders

     For purposes of this discussion, "United States Holder" means a beneficial owner of notes who or that is:

     o an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under
          Section 7701(b) of the Code;

     o a corporation or partnership, or an entity taxable as a corporation or partnership, created or organized in or under the laws of the United States or a political subdivision thereof;

     o an estate, the income of which is subject to United States federal income tax regardless of its source; or

     o a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, that has validly elected to be treated as a United States person.

     Stated Interest. Except to the extent indicated in the applicable prospectus supplement, each issuer will take the position that the possibility that payments of stated interest on the notes would be deferred pursuant to the terms of the notes is remote, and the following discussion assumes that such position is respected. Payments of stated interest on the notes (other than Short-Term Notes (as defined below)) generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes. If the possibility of interest deferral on all or certain classes of notes is determined to be not remote as of the issue date, or if interest with respect to a class of notes is not timely paid, then all stated interest on such notes, or interest accruing on such notes after the date on which interest is not timely paid, as the case may be, should be treated as original issue discount ("OID") which would be required to be accrued annually into taxable income by all holders regardless of whether they use the accrual or cash method of accounting.

     Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement and as discussed below with respect to Short-Term Notes, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note's stated redemption price at maturity is the aggregate of all payments required to be made on the note except "qualified stated interest." Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at an interest rate or rates that satisfy requirements under the Treasury Regulations. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a note were treated as being issued with OID, a United States Holder would be required to include OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment on a note (other than qualified stated interest) would be treated as an amount already included in income to the extent of the accrued OID that has not been allocated to prior payments, or as a repayment of principal. Even if a note has OID that is subject to the de minimis exception, a United States Holder must include such OID in income (which will be treated as gain from a taxable disposition subject to the rules discussed below in "--Disposition of Notes") proportionately as principal payments are made on that note.

     If payments under the notes may be accelerated by reason of prepayments of other obligations securing such notes, Section 1272(a)(6) of the Code may apply to such notes, in which case the issuer will, in computing OID with respect to the notes, determine the amount of OID to be included in income annually by United States Holders under an income accrual method using an assumption as to the expected prepayments on the notes. If the notes are issued with OID and the issuer determines that Section 1272(a)(6) of the Code applies to the notes, additional discussion will be provided as to the computation of OID accruals in the applicable prospectus supplement.

     Notes that have a fixed maturity date of not more than one year from the issue date ("Short-Term Notes") will be treated as "short-term obligations" that are subject to special rules under the Code. No interest on a Short-Term Note will be considered "qualified stated interest" and all payments on such note in excess of such note's issue price will be treated as OID. United States Holders that use an accrual method of accounting for United States federal income tax purposes and certain other United States Holders, including certain pass-through entities, generally are required to accrue such OID on a straight-line basis. However, United States Holders accruing OID on Short-Term Notes may irrevocably elect (on an obligation-by-obligation basis) to accrue OID under a constant yield method based on daily compounding. A United States Holder that uses the cash method of accounting and is not otherwise required under the rules applicable to short-term obligations to accrue interest in respect of a Short-Term Note, may recognize OID when payments thereof are actually or constructively received. However, such taxpayers may elect to accrue OID (on a straight-line basis unless an election is made to accrue on a constant yield basis as described above), and this election will apply to all short-term obligations acquired by the taxpayer on or after the first day of the taxable year to which such election applies, unless revoked with the consent of the IRS. If a United States Holder is not required, and does not elect, to accrue OID with respect to its short-term obligations, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, the OID accrued on a constant yield method based on daily compounding) through the date of sale, exchange, redemption, retirement or other taxable disposition. In addition, United States Holders that are not required, and do not elect, to accrue OID on a Short-Term Note are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount equal to the deferred income with respect to such note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred income is recognized.

          Amortizable Bond Premium. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with amortizable bond premium. If a United States Holder purchases a note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess. Generally, a United States Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (ignoring any issuer option to redeem the notes at 100% of the principal amount). If the notes are subject to call provisions at the issuer's option, a United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If such holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the note. A United States Holder who elects to amortize bond premium must reduce the holder's tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. If the notes are subject to Section 1272(a)(6) of the Code, it is unclear whether a Prepayment Assumption should be taken into account in determining the term of the notes. United States Holders should note that the Treasury Regulations on amortizing bond premium do not apply to notes that are subject to Section 1272(a)(6) of the Code and should consult their own tax advisors regarding the amortization of any such bond premium.

     Disposition of Notes. If a United States Holder sells a note or otherwise disposes of a note in a taxable transaction, such holder will recognize gain or loss in an amount equal to the difference between the amount realized for the note and such holder's adjusted tax basis in the note. The adjusted tax basis of the note will equal such holder's cost for the note, increased by any OID previously included by such holder in income from the note and decreased by any bond premium previously amortized and any payments previously received by such holder on the note other than qualified stated interest. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued OID not previously included in income. Capital gain or loss will be long-term if the note was held by the United States Holder for more than one year. The deductibility of capital losses by a United States Holder is subject to limitations.

     Information Reporting and Backup Withholding. Each issuer, its paying agent, or in certain circumstances, an intermediary, generally will be required to report annually to the IRS, and to each United States Holder of record, the amount of interest (and OID) relating to the notes, and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts. Each United States Holder will be required to provide to the issuer, its paying agent or, in certain circumstances, an intermediary, IRS Form W-9 or other similar form signed under penalties of perjury and containing such holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt United States Holder fails to provide the required certification, backup withholding at the currently applicable rate will apply to amounts otherwise payable to such holder. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS. United States Holders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Non-United States Holders

     A Non-United States Holder is a beneficial owner of the notes who or that is not a United States Holder.

     Interest. Interest (including OID, if any) paid to a Non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

     o such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuer's or depositor's equity;

     o such holder is not a controlled foreign corporation that is related to the issuer or depositor through stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

     o either (1) the Non-United States Holder certifies in a statement provided to the issuer or its paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to the issuer or its paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides the issuer or its paying agent with a copy of such statement or (3) the Non-United States Holder holds its notes directly through a "qualified intermediary" and certain conditions are satisfied.

     Even if the above conditions are not met, a Non-United States Holder may be entitled to an exemption from withholding tax if the interest is effectively connected to a United States trade or business as described below, or to a reduction in, or an exemption from, withholding tax on interest under a tax treaty between the United States and the Non-United States Holder's country of residence. To claim a reduction or exemption under a tax treaty, a Non-United States Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. In some cases, a Non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

     The certification requirements described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

     o    the certification described above be provided by the partners and

     o    the partnership provide certain information.

Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements applicable to their specific situation.

     Sale or Other Taxable Disposition of the Notes. A Non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note so long as (i) the gain is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States (or if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such Non-United States Holder) and (ii) in the case of a Non-United States Holder who is an individual, such Non-United States Holder is not present in the United States for 183 days or more in the taxable year of the disposition or certain other conditions are met.

     United States Trade or Business. If interest or gain from a disposition of the notes is effectively connected with a Non-United States Holder's conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States "permanent establishment" to which the interest or gain is generally attributable, the Non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

     Backup Withholding and Information Reporting. Backup withholding will likely not apply to payments of principal or interest made by the issuer or its paying agents, in their capacities as such, to a Non-United States Holder of a note if the holder is exempt from withholding tax on interest as described above. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a


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


disposition by a Non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

     o    a United States person;

     o a controlled foreign corporation for United States federal income tax purposes;

     o a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

     o a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

     Payment of the proceeds from a disposition by a Non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

     Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the issuer or its agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder's United States federal income tax liability and any excess may be refundable, provided the required information is furnished timely to the IRS.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion of material United States federal income tax consequences does not address any state or local tax matters. Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences to them of purchasing, holding and disposing of notes.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specific types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "benefit plan") from engaging in specified transactions, such as direct or indirect sales or exchanges or extensions of credit, with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons and/or the fiduciaries of the benefit plan.

Exemptions Available to Debt Instruments

     In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. 2510.3-101 (the "Plan Assets Regulation"), the assets of the issuer would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the issuer and none of the exceptions contained in the Plan Assets Regulation applied. An equity interest is defined under the Plan


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


Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although there is little guidance on the subject, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. For additional information regarding the equity or debt treatment of notes, see "ERISA Considerations" in the applicable prospectus supplement.

     Even if the notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if HMFC, the servicer, the depositor, the issuer, the owner trustee, the indenture trustee, any swap counterparty, any insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type of plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

     Additionally, the acquisition or holding of notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code, could give rise to liabilities under federal, state or local law which may be substantially similar to liabilities imposed by
Section 406 of ERISA or Section 4975 of the Code.

     By acquiring a note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such note by the purchaser or transferee, throughout the period that it holds such note is, and will be, covered by a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to
Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a note will be deemed to covenant that it will not sell , pledge or otherwise transfer such note in violation of the foregoing.

Underwriter Exemption

     The notes may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. These underwriter exemptions provide relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter exemptions. The receivables covered by the underwriter exemptions include motor vehicle retail installment sale contracts securing the notes offered by this prospectus.

     The underwriter exemptions will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter exemptions to apply to the acquisition of the notes by a benefit plan are the following:

          (1) The acquisition of notes by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm's-length transaction with an unrelated party.

          (2) The notes acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor's, Moody's or Fitch.


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


          (3) The sum of all payments made to the underwriter in connection with the distribution of the notes represents not more than reasonable compensation for underwriting the notes. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services.

          (4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the "restricted group", other than the underwriter. The restricted group consists of the underwriter, any trustee, the depositor, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle retail installment sale contracts constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuer as of the date of initial issuance of the notes and any affiliate of these parties.

          (5) The benefit plan investing in the notes is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

          (6) The issuer satisfies the following requirements:

               (a) the corpus of the issuer consists solely of assets of the type which have been included in other investment pools;

               (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan's acquisition of the notes; and

               (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan's acquisition of the notes.

          (7) The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

          (8) The acquisition of additional receivables during the prefunding period must satisfy the following requirements:

               (a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

               (b) the additional receivables do not result in a lower credit rating;

               (c) the characteristics of the additional receivables are substantially similar to those of the motor vehicle retail installment sale contracts described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the depositor;

               (d) the prefunded amount must not exceed 25% of the original aggregate note balance of the offered notes; and

               (e) the prefunding period must end the earlier of:

               (x) three months or ninety days after the Closing Date for that transaction;

               (y) the date on which an event of default occurs; or

               (z) the date the amount in the prefunding account is less than the minimum dollar amount specified in the indenture, if any.

     Some transactions are not covered by the underwriter exemptions or any other exemption. The underwriter exemptions do not exempt the acquisition and holding of securities by benefit plans sponsored by the depositor, the underwriters, the owner trustee, the indenture trustee, the servicer, any insurer, any swap counterparty or any "obligor" (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the issuer, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

     o a benefit plan's investment in the notes does not exceed 25% of all of the notes outstanding at the time of the acquisition;

     o immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

     o in the case of the acquisition of notes in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

     The underwriter exemptions will also apply to transactions in connection with the servicing, management and operation of the issuer, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

     Each purchaser that is purchasing the notes in reliance on an underwriter exemption will be deemed to represent that it qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. In addition, each prospective purchaser of notes in reliance on an underwriter exemption should consider the possibility that the rating of a note may change during the period that note is held. If the rating were to decline below BBB- (or the equivalent rating), the note could no longer be transferred to a benefit plan in reliance on the exemption. If the ratings decline below one of the four highest generic rating categories from Standard & Poor's, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the notes with the assets of a benefit plan, or
(b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

     If you are a benefit plan fiduciary considering the purchase of notes, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an underwriter exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes are an appropriate investment for a benefit plan under ERISA and the Code.

     The sale of notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.


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


                                  UNDERWRITING

     Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the related issuer to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

     In the underwriting agreement with respect to any given series of notes, each applicable underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the applicable prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each applicable prospectus supplement will either:

     o set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes; or

     o specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes, the public offering prices and concessions may be changed.

     Each underwriting agreement will provide that HMFC and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in Eligible Investments acquired from the underwriters or from HMFC, the depositor or any of their affiliates.

     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the note so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

     Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.


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                           FORWARD-LOOKING STATEMENTS

     This prospectus includes words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of HMFC, the servicer or the depositor. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the depositor nor any other person has an obligation to update or revise any such forward-looking statement.

                              RATING OF THE NOTES

     Any class of offered notes will initially be:

     o rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

     o identified in the applicable prospectus supplement as being in one of the rating agency's four highest rating categories, which are referred to as "investment grade".

     The note ratings of the offered notes should be evaluated independently from similar ratings on other types of notes. A notes rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of notes other than to say that principal will be returned no later than the final maturity date for that class of notes. There is no assurance that the ratings initially assigned to any offered notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any notes is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.

                             REPORTS TO NOTEHOLDERS

     Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of HMFC to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

                       WHERE YOU CAN FIND MORE INFORMATION

     Hyundai ABS Funding Corporation, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at www.sec.gov at which users can view


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and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Hyundai ABS Funding Corporation, 10550 Talbert Avenue, Fountain Valley, California 92708 or calling us at: (714)594-1579.

                                  LEGAL MATTERS

     Relevant legal matters relating to the issuance of the notes of any series will be passed upon for the depositor by Latham & Watkins LLP.


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

                                    GLOSSARY

         "APR" means the annual percentage rate of a receivable.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware, Minnesota or New York are authorized or obligated by law, executive order or government decree to be closed.

         "Closing Date" means, with respect to any series of notes, the date of initial issuance of that series of notes.

         "Collection Period" means, unless otherwise set forth in the applicable prospectus supplement, a fiscal month of the servicer immediately preceding the month in which the related payment date occurs; however, the initial Collection Period will begin and end on the dates specified in the applicable prospectus supplement.

         "Controlling Class" means, with respect to any issuer, the class or classes of notes designated as the initial "controlling class" in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement.

         "Defaulted Receivable" has the meaning set forth in the applicable prospectus supplement.

         "Eligible Institution" has the meaning set forth in the applicable prospectus supplement.

         "Eligible Investments" has the meaning set forth in the applicable prospectus supplement.

         "financed vehicle" means a vehicle financed by the receivables.

         "financial institution" means any securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

         "Fitch" means Fitch, Inc.

         "Issuer Accounts" means the Collection Account and any other accounts to be established with respect to an issuer, including any note distribution account, prefunding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

         "issuer property" means, to the extent specified in the applicable prospectus supplement, the property of each issuer, which will include all right, title and interest of the issuer in and to:

     o the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

     o  the security interests in the financed vehicles;

     o rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

     o any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

     o  any other property securing the receivables;

     o  certain rights under dealer agreements;

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


     o  rights of the issuer under the applicable transaction documents;

     o the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

     o  any other property specified in the applicable prospectus supplement;
        and

     o  all proceeds of the foregoing.

         "Liquidated Receivable" has the meaning set forth in the applicable prospectus supplement.

         "Moody's" means Moody's Investors Service, Inc.

         "Note Balance" means, with respect to any issuer as of any date of determination, the aggregate outstanding principal amount of the related notes.

         "Note Factor" means, with respect to any class of notes issued by an issuer, a seven-digit decimal which the servicer may compute each month indicating the Note Balance of that class of notes at the end of the month as a fraction of the original outstanding principal balance of that class of notes.

         "Original Pool Balance" means, with respect to any issuer, the aggregate outstanding principal balance of the related receivables as of the applicable cut-off date.

         "payment date" means, with respect to any series of notes, the day on which a principal or interest payment is to be made on those notes
(or if that day is not a Business Day on the next succeeding Business Day).

         "Pool Balance" means, with respect to any issuer as of any date of determination, the aggregate outstanding principal balance of the related receivables.

         "Pool Factor" means, with respect to any issuer, a seven-digit decimal which the servicer may compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cut-off date.

         "Prepayment Assumption" means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

         "Record Date" means, unless otherwise specified in any prospectus supplement or any transaction document, with respect to any payment date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs and (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date.

         "SEC" means the Securities and Exchange Commission.

         "Special Tax Counsel" means Latham & Watkins LLP, as special tax counsel to the depositor.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                                      INDEX

Term                                                                 Page
-------------------------------------------------------------------------
administration agreement.............................................27
Administrative Purchase Payment......................................11
Administrative Receivable............................................11
Advance..............................................................31
Amortization Period..................................................18
APR..................................................................57
Bankruptcy Code......................................................44
benefit plan.........................................................50
Business Day.........................................................57
Clearstream, Luxembourg..............................................22
Closing Date.........................................................57
Code.................................................................38
Collection Account...................................................14
Collection Period....................................................57
Controlling Class....................................................57
Dealer Finance Managers..............................................10
Defaulted Receivable.................................................57
disqualified persons.................................................50
DTC..................................................................16
Eligible Institution.................................................57
Eligible Investments.................................................57
ERISA................................................................50
event of default.....................................................36
Exchange Act.........................................................14
financed vehicle.....................................................57
financial institution................................................57
Fitch................................................................57
FTC Rule.............................................................43
HDC Rule.............................................................43
HMA..................................................................10
HMC..................................................................10
HMFC..................................................................7
IRS..................................................................45
Issuer Accounts......................................................57
issuer property......................................................57
Liquidated Receivable................................................58
Moody's..............................................................58
Non-United States Holder.............................................48
Note Balance.........................................................58
Note Distribution Account............................................29
Note Factor..........................................................58
OID..................................................................47
Original Pool Balance................................................58
parties in interest..................................................50 payment date.........................................................58
Payment Due Date.....................................................12
Plan Assets Regulation...............................................51
Pool Balance.........................................................58
Pool Factor..........................................................58
Prepayment Assumption................................................58
prohibited transaction...............................................50
PTCE.................................................................51


qualified stated interest............................................47 receivables pool......................................................8
Record Date..........................................................58
restricted group.....................................................52
Revolving Period.....................................................18
sale and servicing agreements........................................27
SEC..................................................................58
Securities Act.......................................................30
servicer default.....................................................32
Short-Term Notes.....................................................47
Simple Interest Method................................................9
Simple Interest Receivables...........................................9
Special Tax Counsel..................................................59
Standard & Poor's....................................................59
TIN..................................................................24
transfer agreements..................................................26
U.S. Person..........................................................24
UCC..................................................................28
United States Holder.................................................46
Warranty Purchase Payment............................................28
Warranty Receivable..................................................28


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Expenses in connection with the offering of the notes being registered hereby are estimated as follows:

          Securities and Exchange Commission Registration Fee   $[_______]
          Rating Agency Fees                                    $[_______]
          Accounting Fees and Expenses                          $[_______]
          Printing Expenses                                     $[_______]
          Legal Fees and Expenses                               $[_______]
          Blue Sky Fees and Expenses                            $[_______]
          Trustees' Fees and Expenses                           $[_______]
          Miscellaneous                                         $[_______]
                                                                ----------
             Total                                              $[_______]
                                                                ==========

Item 15. Indemnification of Directors and Officers

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation, By-laws and the Delaware General Corporation Law (the "DGCL"), the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Section 145 of the DGCL provides, under certain circumstances, for the indemnification of registrant's directors, officers, employees and agents (collectively, "Corporate Persons") against liabilities which they may incur in such capacities. In addition, Article VI of registrant's By-laws provides that Corporate Persons shall not be liable for any actions taken in such capacities, provided the following is true: (1) such Corporate Person acted (a) in good faith, (b) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (c) in a manner such Corporate Person reasonably believed was in the best interests of registrant, or (2) such Corporate Person's breach of or failure to act in accordance with such standards of conduct did not constitute willful misconduct or recklessness. Furthermore, any Corporate Person shall be deemed to have complied with such standards of conduct if they rely in good faith, with respect to any information contained therein, upon (1) the registrant's records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (a) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented,
(b) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (c) a committee of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee merits confidence, or (d) the board, if such Corporate Person is not a director and reasonably believes that the board merits confidence. The above description is qualified in its entirety by reference to Article VI of the registrant's By-laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (4) for any transaction from which the director derives an improper personal benefit. The registrant's Certificate of Incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits:

Exhibit No.                     Description
-----------   ------------------------------------------------------------------
     1.1      Form of Underwriting Agreement*
     3.1      Articles of Incorporation of Hyundai ABS Funding Corporation*
     3.2      Bylaws of Hyundai ABS Funding Corporation*
     4.1      Form of Indenture between the Issuer and the Indenture Trustee
              (including forms of Notes)*
     5.1      Opinion of Latham & Watkins LLP with respect to legality*
     8.1      Opinion of Latham & Watkins LLP with respect to
              United States federal income tax matters*
    10.1      Form of Sale and Servicing Agreement among Hyundai ABS Funding
              Corporation, the Servicer, the Issuer and the Indenture Trustee*
    10.2      Form of Receivables Purchase Agreement between Hyundai ABS Funding
              Corporation and HMFC*
    10.3      Form of Administration Agreement among Issuer,
              Administrator and Indenture Trustee*
    23.1      Consent of Latham & Watkins LLP (included in
              Exhibits 5.1 and 8.1)*
    24.1      Powers of Attorney*
    25.1      Statement of Eligibility and Qualification of the Indenture
              Trustee on Form T-1* **
    99.2      Form of Trust Agreement of the Issuer*

----------
*    Previously filed.

**   Filed pursuant to Section 305(b)(2) of the Trust Indenture Act of
     1939.

     (b) Financial Statement Schedules:

     Not applicable.

Item 17. Undertakings

     (a) As to Rule 415:

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the notes registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the notes offered therein, and the offering of such notes at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the notes being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the notes offered herein, and the offering of such notes at that time shall be deemed to be the initial bona fide offering thereof.

     (c) As to the Equity Offerings of Nonreporting Registrants:

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (d) As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the notes being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

     (f) As to Rule 430A:

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant Hyundai ABS Funding Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Registration Statement No. 333-108545 to be signed on its behalf by the undersigned, thereunto duly authorized in Fountain Valley, California, on October 23, 2003.

                                        HYUNDAI ABS FUNDING CORPORATION
                                        a Delaware corporation


                                        By: /s/ Jae Kook Choi
                                            ------------------------------------
                                        Name: Jae Kook Choi
                                        Title: President and Director


                                        By: /s/ David A. Hoeller
                                            ------------------------------------
                                        Name: David A. Hoeller
                                        Title: Vice President, Secretary and
                                               Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement No. 333-108545 has been signed on October 23, 2003, by the following persons in the capacities indicated.

         Signature                                    Title
------------------------------   -----------------------------------------------


/s/ Jae Kook Choi                Director and President of Hyundai ABS Funding
------------------------------   Corporation (Principal Executive Officer)
Jae Kook Choi


/s/ David A. Hoeller             Director, Vice President and Secretary of Hyundai
------------------------------   ABS Funding Corporation (Principal Financial and
David A. Hoeller                 Accounting Officer)


              *                  Director of Hyundai ABS Funding Corporation
------------------------------
Robert J. Gammon

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement No. 333-108545 on behalf of the above indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.


/s/ David A. Hoeller
------------------------------
David A. Hoeller
Attorney-in-fact

                                    EXHIBITS

Exhibit No.                            Description
-----------   ---------------------------------------------------------------------
     1.1      Form of Underwriting Agreement*
     3.1      Articles of Incorporation of Hyundai ABS Funding Corporation*
     3.2      Bylaws of Hyundai ABS Funding Corporation*
     4.1      Form of Indenture between the Issuer and the Indenture Trustee
              (including forms of Notes)*
     5.1      Opinion of Latham & Watkins LLP with respect to legality*
     8.1      Opinion of Latham & Watkins LLP with respect to United States federal income tax matters*
    10.1      Form of Sale and Servicing Agreement among Hyundai ABS Funding
              Corporation, the Servicer, the Issuer and the Indenture Trustee*
    10.2      Form of Receivables Purchase Agreement between Hyundai ABS
              Funding Corporation and HMFC*
    10.3      Form of Administration Agreement among Issuer, Administrator and Indenture Trustee*
    23.1      Consent of Latham & Watkins LLP (included in Exhibits
              5.1 and 8.1)*
    24.1      Powers of Attorney*
    25.1      Statement of Eligibility and Qualification of the Indenture
              Trustee on Form T-1* **
    99.2      Form of Trust Agreement of the Issuer*

----------
*    Previously filed.

**   Filed pursuant to Section 305(b)(2) of the Trust Indenture Act of
     1939.

                         STATEMENT OF DIFFERENCES
                         ------------------------
The section symbol shall be expressed as................................ 'SS'